FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206361-02

Dated February 16, 2016	JPMBB 2016-C1

Free Writing Prospectus Structural and Collateral Term Sheet
JPMBB 2016-C1
$1,021,912,765 (Approximate Mortgage Pool Balance)

$880,122,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

Commercial Mortgage Pass-Through Certificates Series 2016-C1

JPMorgan Chase Bank, National Association Barclays Bank PLC Starwood Mortgage Funding II LLC Redwood Commercial Mortgage Corporation Mortgage Loan Sellers
J.P. Morgan Co-Lead Manager and Joint Bookrunner		Barclays Co-Lead Manager and Joint Bookrunner

Drexel Hamilton		Academy Securities
Co-Managers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated February 16, 2016	JPMBB 2016-C1

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Barclays Capital Inc. (“Barclays”), Drexel Hamilton, LLC (“Drexel”) or Academy Securities, Inc. (“Academy Securities”) (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-206361) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

Capitalized terms used in this material but not defined herein shall have the meanings ascribed to them in the Preliminary Prospectus (as defined below).

THE INFORMATION HEREIN IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE INVESTOR HAS OTHERWISE TAKEN ALL ACTIONS THE INVESTOR MUST TAKE TO BECOME COMMITTED TO PURCHASE THE OFFERED CERTIFICATES, AND THE INVESTOR HAS THEREFORE ENTERED INTO A CONTRACT OF SALE. ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS PRIOR TO THE TIME OF SALE, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

IN ADDITION, THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$29,181,000	30.000%	2.80	04/16 – 10/20	43.0%	14.1%
A-2	Aaa(sf) / AAAsf / AAA(sf)	$95,864,000	30.000%	4.83	10/20 – 02/21	43.0%	14.1%
A-3	Aaa(sf) / AAAsf / AAA(sf)	$44,513,000	30.000%	6.83	01/23 – 01/23	43.0%	14.1%
A-4	Aaa(sf) / AAAsf / AAA(sf)	$175,000,000	30.000%	9.70	10/25 – 12/25	43.0%	14.1%
A-5	Aaa(sf) / AAAsf / AAA(sf)	$317,480,000	30.000%	9.81	12/25 – 01/26	43.0%	14.1%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$53,301,000	30.000%	7.17	10/20 – 10/25	43.0%	14.1%
X-A(6)	Aa1(sf) / AAAsf / AAA(sf)	$774,099,000	N/A	N/A	N/A	N/A	N/A
X-B(6)	A3(sf) / AA-sf / AAA(sf)	$58,760,000	N/A	N/A	N/A	N/A	N/A
X-C(6)	NR / A-sf / AAA(sf)	$47,263,000	N/A	N/A	N/A	N/A	N/A
A-S	Aa3(sf) / AAAsf / AAA(sf)	$58,760,000	24.250%	9.83	01/26 – 01/26	46.5%	13.1%
B	A3(sf) / AA-sf / AA-(sf)	$58,760,000	18.500%	9.88	01/26 – 02/26	50.0%	12.1%
C	NR / A-sf / A-(sf)	$47,263,000	13.875%	9.92	02/26 – 02/26	52.9%	11.5%

Privately Offered Certificates(11)

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D(6)	NR / BBB-sf / BBB-(sf)	$56,206,000	N/A	N/A	N/A	N/A	N/A
D-1(7)(8)(9)	NR / BBBsf / BBB(sf)	$34,490,000	10.500%	9.92	02/26 – 02/26	55.0%	11.1%
D-2(7)(8)(9)	NR / BBB-sf / BBB-(sf)	$21,716,000	8.375%	9.92	02/26 – 02/26	56.3%	10.8%
D(7)(8)(9)(10)	NR / BBB-sf / BBB-(sf)	$56,206,000	8.375%	9.92	02/26 – 02/26	56.3%	10.8%
E	NR / BB-sf / BB-(sf)	$29,380,000	5.500%	9.92	02/26 – 02/26	58.0%	10.5%
F	NR / B-sf / B-(sf)	$11,496,000	4.375%	9.92	02/26 – 02/26	58.7%	10.4%
NR	NR / NR / NR	$44,708,765	0.000%	9.92	02/26 – 02/26	61.4%	9.9%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.

(2)	The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.

(3)	Assumes 0% CPR / 0% CDR and a March 15, 2016 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated February 16, 2016 (the “Preliminary Prospectus”).

(4)	The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (other than the Class D Certificates) senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the Class D Certificates). The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)	The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the Class D Certificates) divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates (other than the Class D Certificates) senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B, Class X-C and Class X-D Notional Amounts are defined in the Preliminary Prospectus.

(7)	On the Closing Date, the issuing entity will issue the Class D-1 and Class D-2 Trust Components, which will have outstanding certificate balances on the closing date equal to the initial Certificate Balances of the Class D-1 and Class D-2 Certificates, respectively. Subject to certain conditions, the Class D-1 and Class D-2 Certificates may be exchanged for Class D Certificates, and Class D Certificates may be exchanged for the Class D-1 and Class D-2 Certificates. For additional details, see “Description of the Certificates—General” in the Preliminary Prospectus.

(8)	A holder of Class D-1 and Class D-2 Certificates (the “Exchangeable Certificates”) may exchange such Classes of Certificates (on an aggregate basis) for a related amount of Class D Certificates, and Class D Certificates may be exchanged for a ratable portion of each class of Exchangeable Certificates.

(9)	The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange. The initial Certificate Balance of the Class D Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. See “Exchangeable Certificates and the Class D Certificates” below.

(10)	Although the Class D Certificates are listed below the Class D-1 and Class D-2 Trust Components in the chart, the Class D Certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of the Class D-1 and Class D-2 Trust Components. For purposes of determining the Approximate Initial Credit Support, Certificate Principal to Value Ratio and Underwritten NOI Debt Yield for Class D Certificates, the calculation is based on the aggregate initial Certificate Balance of the Class D-1 and Class D-2 Trust Components as if they were a single class.

(11)	The Class X-D, Class D-1, Class D-2, Class D, Class E, Class F and Class NR Certificates are not being offered by the Preliminary Prospectus and this Term Sheet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Summary of Transaction Terms

Securities Offered:	$880,122,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC and Barclays Capital Inc.

Co-Manager:	Drexel Hamilton, LLC and Academy Securities Inc.

Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association (“JPMCB”) (43.2%), Barclays Bank PLC (“Barclays”) (41.4%), Starwood Mortgage Funding II LLC (“SMF II”) (8.4%) and Redwood Commercial Mortgage Corporation (“RCMC”) (7.1%).

Master Servicer:	Wells Fargo Bank, National Association.

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”).

Directing Certificateholder:	Eightfold Real Estate Capital, L.P. or its affiliate.

Trustee:	Wilmington Trust, National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Operating Advisor:	Pentalpha Surveillance LLC.

Asset Representations Reviewer:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

Pricing Date:	On or about February 19, 2016.

Closing Date:	On or about March 15, 2016.

Cut-off Date:	With respect to each mortgage loan, the related due date in March 2016.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in April 2016.

Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in April 2016.

Assumed Final Distribution Date:	The Distribution Date in February 2026, which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in March 2049.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.

Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C, Class A-S, Class B and Class C Certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-D, Class D-1, Class D-2, Class D, Class E, Class F and Class NR Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than (or, in the case of clause (ii) below, less than or equal to) the greater of (i) 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, or (ii) if the mortgage loan identified on Annex A-1 as “U-Haul Portfolio – AREC 11” is an asset of the trust fund, the product of (x) a percentage that is calculated by dividing (A) the sum of the outstanding principal balance of the mortgage loan identified on Annex A-1 as “U-Haul Portfolio – AREC 11” on any date of determination and 1% of the aggregate principal balance of the mortgage loans as of the cut-off date by (B) the aggregate principal balance of the mortgage loans as of the Cut-off Date and (y) the aggregate principal balance of the mortgage loans as of the Cut-off Date.

Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A, Class X-B and Class X-C Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A, Class X-B and Class X-C Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Blackrock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit Group Limited and Thomson Reuters Corporation.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$1,021,912,765
Number of Mortgage Loans:	50
Number of Mortgaged Properties:	110
Average Cut-off Date Balance per Mortgage Loan:	$20,438,255
Weighted Average Current Mortgage Rate:	4.76514%
10 Largest Mortgage Loans as % of IPB:	58.9%
Weighted Average Remaining Term to Maturity(1):	110 months
Weighted Average Seasoning:	2 months

Credit Statistics
Weighted Average UW NCF DSCR(2):	1.65x
Weighted Average UW NOI Debt Yield(2)(3):	9.9%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(3)(4):	61.4%
Weighted Average Maturity Date LTV(1)(2)(4):	56.1%

Other Statistics
% of Mortgage Loans with Additional Debt:	7.6%
% of Mortgaged Properties with Single Tenants:	4.1%

Amortization
Weighted Average Original Amortization Term(5):	350 months
Weighted Average Remaining Amortization Term(5):	350 months
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	43.3%
% of Mortgage Loans with Interest-Only:	36.9%
% of Mortgage Loans with Amortizing Balloon:	14.4%
% of Mortgage Loans with Amortizing Balloon followed by ARD-Structure:	5.4%

Cash Management(6)
% of Mortgage Loans with In-Place, CMA Lockboxes:	39.8%
% of Mortgage Loans with Springing Lockboxes:	38.8%
% of Mortgage Loans with In-Place, Hard Lockboxes:	13.7%
% of Mortgage Loans with In-Place, Soft Lockboxes:	4.3%
% of Mortgage Loans with No Lockbox:	3.4%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	87.5%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	41.7%
% of Mortgage Loans Requiring Monthly CapEx Reserves(7):	71.7%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	45.0%

(1)	In the case of Loan No. 6, with an anticipated repayment date, as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 2, 3, 4, 5 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).

(3)	In the case of Loan No. 11, UW NOI Debt Yield and Cut-off Date LTV are calculated based on the principal balance of the mortgage loan as of the Cut-off Date less a $2.0 million performance reserve, which was escrowed with the lender at origination of the mortgage loan. Without taking into account the $2.0 million performance reserve, the weighted average UW NOI Debt Yield and weighted average Cut-off Date LTV are 9.8% and 61.6%, respectively. Refer to the individual description of Loan No. 11 in this Term Sheet, as well as “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protection and Certain Involuntary Prepayments” in the Preliminary Prospectus for additional details.

(4)	In the case of Loan Nos. 4 and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. In the case of Loan No. 5, the Cut-off Date LTV and the Maturity Date LTV were calculated using the aggregate appraised value of the Resort and the Golf Property (each as defined in this Term Sheet) only, and exclude an appraised value of $1.75 million for the Tennis Court Parcel (as defined in this Term Sheet). On February 11, 2016, the borrower released the Tennis Court Parcel, without a prepayment of the mortgage loan in accordance with the mortgage loan documents. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	Excludes 8 mortgage loans that are interest-only for the entire term.

(6)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.

(7)	CapEx Reserves include FF&E reserves for hotel properties.

(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by mixed use, retail, industrial and office properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB(1)	14	16	$441,615,006	43.2%
Barclays(2)	22	74	422,684,996	41.4
SMF II	7	13	85,379,222	8.4
RCMC	7	7	72,233,542	7.1
Total:	50	110	$1,021,912,765	100.0%
(1)	In the case of Loan No. 3, the whole loan was co-originated by JPMCB and German American Capital Corporation.

(2)	In the case of Loan No. 2, the whole loan was co-originated by Barclays and Citigroup Global Markets Realty Corp.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF / Rooms / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)(3)
1	215 Park Avenue South	Barclays	1	$95,000,000	9.3%	324,422	Office	2.14x	10.0%	39.6%	39.6%
2	5 Penn Plaza	Barclays	1	$78,000,000	7.6%	650,329	Office	1.64x	8.7%	48.1%	48.1%
3	32 Avenue of the Americas	JPMCB	1	$72,500,000	7.1%	1,163,051	Office	1.88x	9.8%	55.2%	55.2%
4	7700 Parmer	JPMCB	1	$70,000,000	6.8%	911,579	Office	1.84x	9.5%	65.0%	65.0%
5	Naples Grande Beach Resort	JPMCB	1	$70,000,000	6.8%	474	Hotel	1.63x	10.4%	62.6%	54.1%
6	U-Haul Portfolio - AREC 11	Barclays	27	$54,890,113	5.4%	7,328	Self Storage	1.67x	11.1%	59.3%	43.2%
7	Marriott - Troy, MI	Barclays	1	$48,438,324	4.7%	350	Hotel	1.71x	11.5%	67.9%	63.1%
8	Wolf Creek Apartments	JPMCB	1	$44,000,000	4.3%	1,392	Multifamily	1.22x	8.2%	67.5%	63.3%
9	The 9	JPMCB	1	$37,000,000	3.6%	Various	Mixed Use	1.24x	8.7%	66.7%	57.6%
10	Simply Self Storage Midwest Portfolio	SMF II	6	$31,605,000	3.1%	3,866	Self Storage	1.31x	8.3%	71.0%	59.6%

	Top 3 Total/Weighted Average		3	$245,500,000	24.0%			1.90x	9.5%	46.9%	46.9%
	Top 5 Total/Weighted Average		5	$385,500,000	37.7%			1.84x	9.7%	53.0%	51.5%
	Top 10 Total/Weighted Average		41	$601,433,437	58.9%			1.71x	9.7%	57.7%	53.3%

(1)	In the case of Loan Nos. 2, 3, 4, 5 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).

(2)	In the case of Loan Nos. 4 and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. In the case of Loan No. 5, the Cut-off Date LTV and the Maturity Date LTV are calculated using the aggregate appraised value of the Resort and the Golf Property only, and exclude an appraised value of $1.75 million for the Tennis Court Parcel. On February 11, 2016, the borrower released the Tennis Court Parcel without a prepayment of the mortgage loan in accordance with the mortgage loan documents. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(3)	In the case of Loan No. 6, with an anticipated repayment date, Maturity Date LTV is determined as of the related anticipated repayment date.

Pari Passu Companion Loan Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
2	5 Penn Plaza	$78,000,000	$182,000,000	$260,000,000	CGCMT 2016-GC36	KeyBank	Wells Fargo	CGCMT 2016-GC36
3	32 Avenue of the Americas	$72,500,000	$352,500,000	$425,000,000	JPMBB 2015-C33	Wells Fargo	Torchlight	JPMBB 2015-C33
4	7700 Parmer	$70,000,000	$107,000,000	$177,000,000	JPMCC 2015-JP1	Wells Fargo	Midland	JPMCC 2015-JP1
5	Naples Grande Beach Resort	$70,000,000	$95,000,000	$165,000,000	JPMBB 2016-C1	Wells Fargo	Midland	JPMBB 2016-C1
9	The 9	$37,000,000	$40,000,000	$77,000,000	JPMCC 2015-JP1	Wells Fargo	Midland	JPMCC 2015-JP1

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Collateral Characteristics

Mortgaged Properties by Type(1)

						Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI Debt Yield(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(2)(4)(5)
Office	CBD	3	$183,000,000	17.9%	86.6%	1.92x	9.6%	44.0%	43.7%
	Suburban	4	110,174,582	10.8	91.6%	1.64x	9.6%	65.3%	64.4%
	Data Center	1	72,500,000	7.1	99.6%	1.88x	9.8%	55.2%	55.2%
	Medical	1	6,617,474	0.6	79.6%	1.40x	11.0%	74.4%	61.0%
	Subtotal:	9	$372,292,056	36.4%	90.5%	1.82x	9.6%	53.0%	52.4%

Hotel	Full Service	2	$118,438,324	11.6%	70.6%	1.66x	10.8%	64.8%	57.8%
	Limited Service	6	76,478,449	7.5	80.9%	1.74x	11.4%	64.7%	55.3%
	Subtotal:	8	$194,916,773	19.1%	74.7%	1.69x	11.1%	64.7%	56.8%

Multifamily	Student	3	$69,925,000	6.8%	95.3%	1.29x	8.6%	68.8%	62.8%
	Garden	15	68,578,632	6.7	93.4%	1.47x	9.7%	71.3%	64.5%
	Mid-Rise	2	12,000,000	1.2	97.2%	1.43x	9.5%	57.3%	49.2%
	Subtotal:	20	$150,503,632	14.7%	94.6%	1.38x	9.2%	69.0%	62.5%

Retail	Anchored	4	$36,950,000	3.6%	96.7%	1.98x	10.5%	68.8%	65.1%
	Shadow Anchored	4	31,843,299	3.1	98.1%	1.67x	9.9%	67.5%	62.4%
	Freestanding	17	25,012,000	2.4	100.0%	2.05x	10.0%	59.2%	59.2%
	Unanchored	5	16,243,542	1.6	95.3%	1.28x	8.7%	70.2%	59.2%
	Subtotal:	30	$110,048,841	10.8%	97.6%	1.80x	10.0%	66.4%	62.1%

Self Storage	Self Storage	34	$89,995,113	8.8%	85.9%	1.54x	10.1%	63.6%	49.6%
	Subtotal:	34	$89,995,113	8.8%	85.9%	1.54x	10.1%	63.6%	49.6%

Mixed Use	Hotel/Multifamily/Parking	1	$37,000,000	3.6%	80.1%	1.24x	8.7%	66.7%	57.6%
	Office/Retail	2	19,900,000	1.9	93.5%	1.41x	9.6%	66.9%	57.5%
	Retail/Office/Multifamily	1	18,650,000	1.8	99.2%	1.25x	8.6%	66.0%	58.5%
	Multifamily/Office	1	5,500,000	0.5	100.0%	1.60x	10.9%	67.9%	58.9%
	Subtotal:	5	$81,050,000	7.9%	89.1%	1.31x	9.0%	66.7%	57.9%

Industrial	Flex	3	$15,791,995	1.5%	97.6%	1.39x	10.0%	71.7%	60.9%
	Warehouse	1	7,314,355	0.7	100.0%	1.35x	9.3%	66.5%	54.6%
	Subtotal:	4	$23,106,350	2.3%	98.4%	1.37x	9.8%	70.0%	58.9%

	Total / Weighted Average	110	$1,021,912,765	100.0%	88.5%	1.65x	9.9%	61.4%	56.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 2, 3, 4, 5 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).

(3)	In the case of Loan No. 11, UW NOI Debt Yield and Cut-off Date LTV are calculated based on the principal balance of the mortgage loan as of the Cut-off Date less a $2.0 million performance reserve, which was escrowed with the lender at origination of the mortgage loan. Without taking into account the $2.0 million performance reserve, the weighted average UW NOI Debt Yield and weighted average Cut-off Date LTV are 9.8% and 61.6%, respectively. Refer to the individual description of Loan No. 11 in this Term Sheet, as well as “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protection and Certain Involuntary Prepayments” in the Preliminary Prospectus for additional details.

(4)	In the case of Loan Nos. 4 and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. In the case of Loan No. 5, the Cut-off Date LTV and the Maturity Date LTV are calculated using the aggregate appraised value of the Resort and the Golf Property only, and exclude an appraised value of $1.75 million for the Tennis Court Parcel. On February 11, 2016, the borrower released the Tennis Court Parcel without a prepayment of the mortgage loan in accordance with the mortgage loan documents. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	In the case of Loan No. 6, with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI Debt Yield(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(2)(4)(5)
New York	7	$258,521,449	25.3%	89.9%	1.89x	9.6%	47.8%	47.3%
Florida	9	150,706,589	14.7	81.0%	1.56x	10.0%	64.6%	57.5%
Texas	12	110,645,008	10.8	94.1%	1.68x	9.6%	66.4%	62.4%
Michigan	3	67,940,766	6.6	79.3%	1.62x	10.8%	69.6%	63.1%
North Carolina	5	59,391,845	5.8	95.0%	1.30x	8.6%	68.2%	62.8%
Ohio	3	40,948,102	4.0	81.6%	1.29x	9.0%	66.8%	57.4%
California	5	37,140,396	3.6	93.7%	1.71x	11.6%	57.1%	46.3%
Washington	2	29,722,226	2.9	86.1%	1.50x	9.7%	63.7%	53.0%
Nevada	3	29,290,000	2.9	98.0%	1.78x	9.8%	65.3%	62.3%
Georgia	6	27,425,995	2.7	98.1%	2.02x	10.2%	64.5%	61.8%
Kentucky	1	26,681,000	2.6	95.0%	1.57x	10.1%	74.8%	68.6%
Oregon	1	25,125,000	2.5	80.7%	1.64x	10.6%	63.8%	61.0%
Mississippi	3	18,722,503	1.8	89.4%	1.41x	9.4%	71.1%	61.4%
Kansas	1	16,109,000	1.6	94.1%	1.38x	9.0%	69.6%	63.8%
Illinois	15	15,360,389	1.5	93.2%	1.54x	9.9%	63.2%	53.4%
Maryland	2	14,317,474	1.4	88.9%	1.44x	10.5%	67.7%	58.4%
Arizona	3	13,294,406	1.3	91.4%	1.44x	9.8%	67.9%	58.6%
Oklahoma	4	12,857,093	1.3	82.2%	1.35x	8.6%	69.7%	57.7%
Tennessee	2	12,395,161	1.2	80.1%	1.96x	12.5%	60.3%	48.3%
Louisiana	5	11,601,000	1.1	95.2%	1.53x	9.3%	69.1%	61.1%
Virginia	2	11,521,953	1.1	90.8%	1.45x	10.0%	69.4%	60.3%
Massachusetts	2	10,330,526	1.0	92.6%	1.52x	11.5%	66.8%	59.7%
New Mexico	2	3,767,183	0.4	80.9%	1.53x	10.5%	63.2%	53.3%
Connecticut	1	3,717,558	0.4	82.2%	1.67x	11.1%	59.3%	43.2%
Pennsylvania	2	3,383,227	0.3	84.0%	1.67x	11.1%	59.3%	43.2%
Wisconsin	2	2,946,354	0.3	94.4%	1.82x	10.7%	59.3%	49.3%
Indiana	1	2,045,904	0.2	38.6%	1.67x	11.1%	59.3%	43.2%
Idaho	1	1,921,154	0.2	89.7%	1.67x	11.1%	59.3%	43.2%
South Carolina	2	1,653,032	0.2	83.9%	1.82x	10.7%	59.3%	49.7%
Alabama	2	1,467,402	0.1	89.1%	1.84x	10.6%	59.3%	50.5%
Minnesota	1	963,072	0.1	91.2%	1.67x	11.1%	59.3%	43.2%
Total / Weighted Average:	110	$1,021,912,765	100.0%	88.5%	1.65x	9.9%	61.4%	56.1%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 2, 3, 4, 5 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).

(3)	In the case of Loan No. 11, UW NOI Debt Yield and Cut-off Date LTV are calculated based on the principal balance of the mortgage loan as of the Cut-off Date less a $2.0 million performance reserve, which was escrowed with the lender at origination of the mortgage loan. Without taking into account the $2.0 million performance reserve, the weighted average UW NOI Debt Yield and weighted average Cut-off Date LTV are 9.8% and 61.6%, respectively. Refer to the individual description of Loan No. 11 in this Term Sheet, as well as “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protection and Certain Involuntary Prepayments” in the Preliminary Prospectus for additional details.

(4)	In the case of Loan Nos. 4 and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. In the case of Loan No. 5, the Cut-off Date LTV and the Maturity Date LTV are calculated using the aggregate appraised value of the Resort and the Golf Property only, and exclude an appraised value of $1.75 million for the Tennis Court Parcel. On February 11, 2016, the borrower released the Tennis Court Parcel without a prepayment of the mortgage loan in accordance with the mortgage loan documents. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	In the case of Loan No. 6, with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(4)
$2,360,000	-	$9,999,999	25	$155,184,060	15.2%	4.91085%	111	1.53x	10.4%	66.8%	57.5%
$10,000,000	-	$19,999,999	10	139,755,042	13.7	4.79477%	113	1.61x	9.9%	67.3%	60.6%
$20,000,000	-	$24,999,999	1	20,722,226	2.0	5.01000%	119	1.58x	10.2%	68.4%	56.3%
$25,000,000	-	$49,999,999	8	265,861,324	26.0	4.90023%	95	1.47x	9.5%	67.4%	62.2%
$50,000,000	-	$95,000,000	6	440,390,113	43.1	4.61132%	118	1.82x	9.9%	53.8%	50.5%
Total / Weighted Average:			50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(4)
4.15000%	-	4.40000%	5	$179,140,113	17.5%	4.22217%	112	2.02x	10.6%	49.0%	43.8%
4.40001%	-	4.60000%	3	103,012,000	10.1	4.58796%	117	1.85x	9.6%	64.3%	63.5%
4.60001%	-	4.80000%	11	130,432,415	12.8	4.68556%	118	1.46x	10.0%	67.9%	61.2%
4.80001%	-	5.53000%	31	609,328,238	59.6	4.97176%	107	1.55x	9.7%	63.2%	57.4%
Total / Weighted Average:			50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(4)
60	5	$100,998,146	9.9%	5.06826%	58	1.82x	11.2%	66.1%	62.8%
84	2	47,500,000	4.6	4.90274%	82	1.24x	8.3%	67.3%	63.1%
120	43	873,414,620	85.5	4.72261%	118	1.66x	9.8%	60.6%	54.9%
Total / Weighted Average:	50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
Range of Remaining Term to Maturity/ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(4)
55	-	60	5	$100,998,146	9.9%	5.06826%	58	1.82x	11.2%	66.1%	62.8%
61	-	119	45	920,914,620	90.1	4.73190%	116	1.64x	9.7%	60.9%	55.4%
Total / Weighted Average:			50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

(1)	In the case of Loan No. 6, which has an anticipated repayment date, Remaining Loan Term, Original Term to Maturity/ARD in Months, Remaining Term to Maturity/ARD in Months and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 2, 3, 4, 5 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(3)	In the case of Loan No. 11, UW NOI Debt Yield and Cut-off Date LTV are calculated based on the principal balance of the mortgage loan as of the Cut-off Date less a $2.0 million performance reserve, which was escrowed with the lender at origination of the mortgage loan. Without taking into account the $2.0 million performance reserve, the weighted average UW NOI Debt Yield and weighted average Cut-off Date LTV are 9.8% and 61.6%, respectively. Refer to the individual description of Loan No. 11 in this Term Sheet, as well as “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protection and Certain Involuntary Prepayments” in the Preliminary Prospectus for additional details.
(4)	In the case of Loan Nos. 4 and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. In the case of Loan No. 5, the Cut-off Date LTV and the Maturity Date LTV are calculated using the aggregate appraised value of the Resort and the Golf Property only, and exclude an appraised value of $1.75 million for the Tennis Court Parcel. On February 11, 2016, the borrower released the Tennis Court Parcel without a prepayment of the mortgage loan in accordance with the mortgage loan documents. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(4)
Interest Only	8	$377,462,000	36.9%	4.59208%	114	1.93x	9.7%	52.7%	52.7%
240	1	5,360,176	0.5	4.78700%	117	1.90x	14.9%	49.6%	31.2%
300	3	95,733,412	9.4	4.54789%	118	1.49x	10.1%	62.7%	49.3%
360	38	543,357,177	53.2	4.92342%	106	1.49x	9.9%	67.4%	59.9%
Total / Weighted Average:	50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(4)
Interest Only			8	$377,462,000	36.9%	4.59208%	114	1.93x	9.7%	52.7%	52.7%
237	-	240	1	5,360,176	0.5	4.78700%	117	1.90x	14.9%	49.6%	31.2%
241	-	300	3	95,733,412	9.4	4.54789%	118	1.49x	10.1%	62.7%	49.3%
301	-	360	38	543,357,177	53.2	4.92342%	106	1.49x	9.9%	67.4%	59.9%
Total / Weighted Average:			50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(4)
IO-Balloon	28	$442,155,000	43.3%	4.86282%	111	1.42x	9.4%	67.4%	60.2%
Interest Only	8	377,462,000	36.9	4.59208%	114	1.93x	9.7%	52.7%	52.7%
Balloon	13	147,405,653	14.4	5.11346%	95	1.64x	11.2%	67.0%	57.4%
ARD-Balloon	1	54,890,113	5.4	4.23300%	119	1.67x	11.1%	59.3%	43.2%
Total / Weighted Average:	50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(4)
1.17x	-	1.35x	14	$222,138,191	21.7%	4.85580%	111	1.26x	8.6%	67.9%	60.3%
1.36x	-	1.45x	9	80,736,474	7.9	4.87636%	117	1.40x	9.6%	72.2%	63.5%
1.46x	-	1.55x	6	42,598,454	4.2	5.07650%	107	1.49x	10.5%	65.5%	58.4%
1.56x	-	1.65x	6	226,028,226	22.1	4.90069%	111	1.62x	9.8%	59.8%	54.8%
1.66x	-	1.80x	3	106,328,437	10.4	4.77936%	92	1.69x	11.3%	63.5%	52.7%
1.81x	-	2.00x	7	194,845,978	19.1	4.73018%	117	1.87x	10.2%	60.2%	58.3%
2.01x	-	2.62x	5	149,237,006	14.6	4.31136%	110	2.16x	10.3%	47.4%	46.7%
Total / Weighted Average:			50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%
(1)	In the case of Loan No. 6, which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 2, 3, 4, 5 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(3)	In the case of Loan No. 11, UW NOI Debt Yield and Cut-off Date LTV are calculated based on the principal balance of the mortgage loan as of the Cut-off Date less a $2.0 million performance reserve, which was escrowed with the lender at origination of the mortgage loan. Without taking into account the $2.0 million performance reserve, the weighted average UW NOI Debt Yield and weighted average Cut-off Date LTV are 9.8% and 61.6%, respectively. Refer to the individual description of Loan No. 11 in this Term Sheet, as well as “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protection and Certain Involuntary Prepayments” in the Preliminary Prospectus for additional details.
(4)	In the case of Loan Nos. 4 and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. In the case of Loan No. 5, the Cut-off Date LTV and the Maturity Date LTV are calculated using the aggregate appraised value of the Resort and the Golf Property only, and exclude an appraised value of $1.75 million for the Tennis Court Parcel. On February 11, 2016, the borrower released the Tennis Court Parcel without a prepayment of the mortgage loan in accordance with the mortgage loan documents. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Collateral Characteristics

LTV Ratios as of the Cut-off Date(2)(3)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(4)
39.6%	-	59.9%	9	$353,752,048	34.6%	4.54504%	118	1.86x	10.0%	50.2%	46.9%
60.0%	-	64.9%	9	158,888,638	15.5	4.92876%	104	1.72x	10.6%	62.5%	56.3%
65.0%	-	69.9%	15	335,824,769	32.9	4.87971%	101	1.54x	9.7%	67.0%	62.0%
70.0%	-	75.0%	17	173,447,311	17.0	4.84234%	118	1.39x	9.4%	72.8%	63.1%
Total / Weighted Average:			50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

LTV Ratios as of the Maturity Date/ARD(1)(2)(4)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(4)
31.2%	-	44.9%	4	$159,240,048	15.6%	4.25472%	119	1.96x	10.6%	47.1%	40.7%
45.0%	-	49.9%	4	106,975,006	10.5	4.79654%	118	1.68x	9.4%	50.1%	48.1%
50.0%	-	54.9%	4	93,952,987	9.2	4.94561%	118	1.58x	10.3%	62.7%	53.9%
55.0%	-	59.9%	13	253,114,105	24.8	4.89702%	117	1.60x	9.5%	63.6%	57.3%
60.0%	-	64.9%	18	251,949,620	24.7	4.97535%	90	1.53x	9.9%	68.4%	62.8%
65.0%	-	68.6%	7	156,681,000	15.3	4.60316%	113	1.66x	9.6%	68.3%	66.0%
Total / Weighted Average:			50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(4)
Defeasance	36	$617,894,644	60.5%	4.73213%	109	1.71x	10.1%	59.7%	53.7%
Yield Maintenance	13	392,118,121	38.4	4.81143%	112	1.57x	9.5%	64.1%	60.0%
Defeasance or Yield Maintenance	1	11,900,000	1.2	4.95400%	118	1.46x	9.9%	62.0%	53.6%
Total / Weighted Average:	50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(4)
Refinance	25	$547,124,624	53.5%	4.75339%	118	1.70x	9.8%	57.6%	52.8%
Acquisition	21	390,648,029	38.2	4.89801%	101	1.54x	9.6%	67.3%	62.4%
Recapitalization	4	84,140,113	8.2	4.22462%	104	1.89x	11.2%	59.6%	48.5%
Total / Weighted Average:	50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%
(1)	In the case of Loan No. 6, which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 2, 3, 4, 5 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(3)	In the case of Loan No. 11, UW NOI Debt Yield and Cut-off Date LTV are calculated based on the principal balance of the mortgage loan as of the Cut-off Date less a $2.0 million performance reserve, which was escrowed with the lender at origination of the mortgage loan. Without taking into account the $2.0 million performance reserve, the weighted average UW NOI Debt Yield and weighted average Cut-off Date LTV are 9.8% and 61.6%, respectively. Refer to the individual description of Loan No. 11 in this Term Sheet, as well as “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protection and Certain Involuntary Prepayments” in the Preliminary Prospectus for additional details.
(4)	In the case of Loan Nos. 4 and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. In the case of Loan No. 5, the Cut-off Date LTV and the Maturity Date LTV are calculated using the aggregate appraised value of the Resort and the Golf Property only, and exclude an appraised value of $1.75 million for the Tennis Court Parcel. On February 11, 2016, the borrower released the Tennis Court Parcel without a prepayment of the mortgage loan in accordance with the mortgage loan documents. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Collateral Characteristics

Previous Securitization History(1)

No.	Loan Name	Location	Property Type	Previous Securitization
1	215 Park Avenue South	New York, NY	Office	JPMCC 2006-LDP6
2	5 Penn Plaza	New York, NY	Office	JPMCC 2007-LD11
3	32 Avenue of the Americas	New York, NY	Office	BSCMS 2007-PW16; BSCMS 2007-PW17
5	Naples Grande Beach Resort(2)	Naples, FL	Hotel	WBCMT 2006-WL7A
6	U-Haul Portfolio - AREC 11	Various	Self Storage	MSC 2005-HQ6
7	Marriott - Troy, MI	Troy, MI	Hotel	BSCMS 2005-PWR8
8	Wolf Creek Apartments(3)	Raleigh, NC	Multifamily	CGCMT 2006-C4; JPMCC 2012-C8
10.02	Bart Conner Drive	Norman, OK	Self Storage	MSC 2006-IQ12
10.06	Veterans Boulevard	Ardmore, OK	Self Storage	MSC 2006-IQ12
11	Aventura View	Aventura, FL	Office	GECMC 2006-C1
12	Cypress Pointe Apartments	Louisville, KY	Multifamily	WBCMT 2006-C24
13	Hilton Garden Inn Lake Oswego	Lake Oswego, OR	Hotel	MLCFC 2007-9
15	Hampton Inn & Suites By Hilton - Lynnwood	Lynnwood, WA	Hotel	BSCMS 2006-PW12
18	Rhodes Ranch	Las Vegas, NV	Retail	CSFB 2005-C2
19	Casa De Fuentes Apartments	Overland Park, KS	Multifamily	WBCMT 2006-C24
22	Summit at Town Lake	Woodstock, GA	Retail	WFCG 2015-BXRP
26	Hilton Garden Inn Chattanooga	Chattanooga, TN	Hotel	LBUBS 2006-C3
29	Shoppes at Sherbrooke	Lake Worth, FL	Retail	WFCG 2015-BXRP
31	Rancho Pavilion	Las Vegas, NV	Mixed Use	JPMCC 2005-LDP5
37	Shoppes at St. Lucie West	Port Saint Lucie, FL	Retail	GECMC 2006-C1
39	The Summit Building	Silver Spring, MD	Office	JPMCC 2006-CB14
40	Peachtree Square Industrial Park	Atlanta, GA	Industrial	LBUBS 2006-C3
41	The River House	Binghamton, NY	Mixed Use	FNA 2013-M1
42	Holiday Inn Express & Suites - Woodland, CA	Woodland, CA	Hotel	CSMC 2006-C2
48	Fall Haven Apartments	Ithaca, NY	Multifamily	FNA 2012-M14
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.
(2)	Proceeds from the Naples Grande Whole Loan were used to pay off previously existing bank debt with an original principal balance of $125.0 million held by Wells Fargo. Prior to this, the property served as collateral for the Boca Resorts Hotel Pool loan, which was securitized in the WBCMT 2006-WL7A transaction and repaid in full in 2013.
(3)	The collateral was previously operated as two distinct properties under separate ownerships. The previously existing debt for Wolf Creek I was securitized in the CGCMT 2006-C4 transaction and the previously existing debt for Wolf Creek II was securitized in the JPMCC 2012-C8 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(3)	Maturity Date LTV(3)
7	Marriott - Troy, MI	Troy, MI	$48,438,324	4.7%	$44,975,226	46.9%	60	59	1.71x	11.5%	67.9%	63.1%
13	Hilton Garden Inn Lake Oswego	Lake Oswego, OR	25,125,000	2.5	24,022,926	25.1	60	58	1.64x	10.6%	63.8%	61.0%
22	Summit at Town Lake	Woodstock, GA	11,000,000	1.1	11,000,000	11.5	60	55	2.36x	10.6%	65.9%	65.9%
29	Shoppes at Sherbrooke	Lake Worth, FL	8,250,000	0.8	8,250,000	8.6	60	55	2.62x	11.8%	60.7%	60.7%
30	Longmeadow Professional Park	Longmeadow, MA	8,184,822	0.8	7,617,393	7.9	60	59	1.48x	11.6%	68.8%	64.0%
Total / Weighted Average:			$100,998,146	9.9%	$95,865,546	100.0%	60	58	1.82x	11.2%	66.1%	62.8%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.
(3)	In the case of Loan No. 13, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Class A-3(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
8	Wolf Creek Apartments	Raleigh, NC	$44,000,000	4.3%	$41,264,493	92.7%	84	82	1.22x	8.2%	67.5%	63.3%
46	Bargain Storage Black Canyon	Phoenix, AZ	3,500,000	0.3	3,248,644	7.3	84	82	1.45x	10.0%	64.7%	60.0%
Total/Weighted Average:			$47,500,000	4.6%	$44,513,137	100.0%	84	82	1.24x	8.3%	67.3%	63.1%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Collateral Characteristics

■ Accrual:	Each Class of Certificates (other than the Class R and Class Z Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z Certificates.

■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R and Class Z Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C and Class X-D Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B and Class C Certificates, the Class D-1 and Class D-2 Trust Components, Class E, Class F and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class E, Class F and Class NR Certificates and the Class D-1 and Class D-2 Trust Components on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class B Certificates for that Distribution Date.

The pass-through rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class C Certificates for that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D-1 and Class D-2 Trust Components for that Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Class D Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of the Exchangeable Certificates that have been converted in an exchange for such Class D Certificates.

On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Collateral Characteristics

Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero, seventh to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B and Class C Certificates, the Class D-1 and Class D-2 Trust Components, and the Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then to the Class A-S, Class B and Class C Certificates, the Class D-1 and Class D-2 Trust Components, and the Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B and Class C Certificates, the Class D-1 and Class D-2 Trust Components, and the Class E, Class F and Class NR Certificates have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related companion loan) to such Classes on or prior to such date).

The Class X-A, Class X-B, Class X-C and Class X-D Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class B Certificates, the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class C Certificates and the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D-1 and Class D-2 Trust Components.

■ Yield Maintenance / Fixed Penalty Allocation:

For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata among four groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of (a) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class X-A Certificates (“YM Group A”), (b) the Class B and Class X-B Certificates (“YM Group B”), (c) the Class C and Class X-C Certificates (“YM Group C”) and (d) the Class D-1 and Class D-2 Trust Components and Class X-D Certificates (“YM Group D”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Preliminary Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

YM		Principal Paid to Class		(Pass-Through Rate on Class – Discount Rate)
Charge	X	Total Principal Paid	x	(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class E, Class F, Class NR, Class Z or Class R Certificates. Once the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C Certificates and the Class D-1 and Class D-2 Trust Components have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-C Certificates, regardless of whether the notional amount of such Class of Certificates has been reduced to zero.

■ Realized Losses:

Realized losses on the mortgage loans will be allocated first to the Class NR, Class F and Class E Certificates, Class D-2 and Class D-1 Trust Components and the Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero. The notional amount of the Class X-A, Class X-B, Class X-C and Class X-D Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-C and Class X-D Certificates, respectively.

Realized losses on each whole loan will be allocated, pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective Stated Principal Balances.

■ Interest Shortfalls:

A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R and Class Z Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Master Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related mortgaged property, plus the amount of any escrows and letters of credit.

With respect to the 5 Penn Plaza mortgage loan, the 32 Avenue of the Americas mortgage loan, the 7700 Parmer mortgage loan and The 9 mortgage loan, any Appraisal Reduction will be similarly determined pursuant to the related pooling and servicing agreement under which it is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan (defined below)) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class.

With respect to each Whole Loan, the Appraisal Reduction Amount is notionally allocated, pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective Stated Principal Balances.

■ Appraisal Reduced Interest:

Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction Amounts to such mortgage loan.

■ Master Servicer Advances:

The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan. The Master Servicer will not make any principal or interest advances with respect to any companion loan.

■ Whole Loans:

Five mortgage loans are each evidenced by one note and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of the Whole Loans, referred to as the “5 Penn Plaza Whole Loan”, the “32 Avenue of the Americas Whole Loan”, the “Naples Grande Whole Loan”, the “7700 Parmer Whole Loan” and “The 9 Whole Loan”, one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). The Naples Grande Pari Passu Companion Loans are referred to as “Serviced Companion Loans”.

The 5 Penn Plaza Whole Loan is expected to be serviced pursuant to the CGCMT 2016-GC36 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The 5 Penn Plaza Whole Loan” in the Preliminary Prospectus.

The 32 Avenue of the Americas Whole Loan is being serviced pursuant to the JPMBB 2015-C33 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The 32 Avenue of the Americas Whole Loan” in the Preliminary Prospectus.

The 7700 Parmer Whole Loan and The 9 Whole Loan are being serviced pursuant to the JPMCC 2015-JP1 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The 7700 Parmer Whole Loan” and “—The 9 Whole Loan” in the Preliminary Prospectus.

The Naples Grande Whole Loan (the “Serviced Whole Loan”) will be serviced under the pooling and servicing agreement for the JPMBB 2016-C1 transaction (the “Pooling and Servicing Agreement”).

■ Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■ Sale of Defaulted Loans and REO Properties:

The  Special  Servicer  is required to solicit offers for any defaulted loan or REO property (excluding the 5 Penn Plaza mortgage loan, the 32 Avenue of the Americas mortgage loan, the 7700 Parmer mortgage loan and The 9 mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of the Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu nature of any Pari Passu Companion Loans), on a net present value basis.

The Special Servicer is required to accept the highest offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Par Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loan, any such sale of the related defaulted loan must also

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

In connection with such sale and fair value determination, within 30 days of a defaulted loan becoming a specially serviced loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive an offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted loan or REO property at the Purchase Price. If the Special Servicer does not purchase the defaulted loan or REO property at the Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Companion Loan (but only with respect to the related Serviced Whole Loan) or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related Intercreditor Agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to the Serviced Whole Loan, the holder of the related Pari Passu Companion Loans, as a collective whole (taking into account the pari passu nature of any Companion Loan), so long as such lower offer was not made by the Special Servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to the 5 Penn Plaza Whole Loan, the 32 Avenue of the Americas Whole Loan, the 7700 Parmer Whole Loan and The 9 Whole Loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related Pari Passu Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related Whole Loan, including the related mortgage loan included in the JPMBB 2016-C1 trust and the related Pari Passu Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Control Eligible Certificates:	Classes E, F and NR.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan other than an Excluded Loan, unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan. With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or with respect to a borrower, a Mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other Person controlling or controlled by or under common control with such borrower, Mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other Person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, Mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Naples Grande Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to the 5 Penn Plaza mortgage loan, the 32 Avenue of the Americas mortgage loan, the 7700 Parmer mortgage loan and The 9 mortgage loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable pooling and servicing agreement.

■ Directing Certificateholder:	Eightfold Real Estate Capital, L.P. or its affiliate is expected to be appointed the initial directing certificateholder.

■ Controlling Class:

The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class NR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class among the Control Eligible

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Certificates that has an aggregate principal balance greater than zero without regard to any Appraisal Reduction Amounts.
■ Control Termination Event:

A “Control Termination Event” will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance of such Class as of the Closing Date or (ii) a holder of the Class E Certificates becomes the majority Controlling Class Certificateholder and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur (i) when, without regard to the application of any Appraisal Reduction Amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) a holder of the Class E Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction Amount is warranted, and if so warranted, the Special Servicer is required to recalculate the Appraisal Reduction Amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. The Operating Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced loans. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to the specially serviced loans. The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the 5 Penn Plaza Whole Loan, the 32 Avenue of the Americas Whole Loan, the 7700 Parmer Whole Loan and The 9 Whole Loan or any related REO property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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However, Pentalpha Surveillance LLC will be the operating advisor under the CGCMT 2016-GC36 pooling and servicing agreement and, in such capacity, will have certain obligations and consultation rights with respect to the 5 Penn Plaza Whole Loan that are substantially similar to those of the Operating Advisor under the Pooling and Servicing Agreement. Pentalpha Surveillance LLC is also the operating advisor under the JPMBB 2015-C33 pooling and servicing agreement and, in such capacity, will have certain obligations and consultation rights with respect to the 32 Avenue of the Americas Whole Loan that are substantially similar to those of the Operating Advisor under the Pooling and Servicing Agreement. In addition, Pentalpha Surveillance LLC is the operating advisor under the JPMCC 2015-JP1 pooling and servicing agreement, and, in such capacity, will have certain obligations and consultation rights with respect to the 7700 Parmer Whole Loan and The 9 Whole Loan that are substantially similar to those of the Operating Advisor under the Pooling and Servicing agreement.

The Operating Advisor will be responsible for:

•	after the occurrence and during the continuance of a Control Termination Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

•	after the occurrence and during the continuance of a Control Termination Event, preparing an annual report addressing the Operating Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and/or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement. As used above, “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with reasonable consideration to (and as limited by) the Operating Advisor’s review of any assessment of compliance report, attestation report, asset status report and other information delivered to the Operating Advisor by the Special Servicer with respect to the specially serviced loans (other than any communications between the Directing Certificateholder and the Special Servicer that would be privileged information). The annual report will be based on the Operating Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement, including knowledge obtained in connection with the Operating Advisor’s review of each asset status report prepared by the Special Servicer.

•	prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan to the Operating Advisor after such calculations have been finalized. The Operating Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction Amount calculations and/or net present value calculations.

•	after the occurrence and during the continuance of a Control Termination Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction Amount or net present value calculations performed by the Special Servicer. In the event the Operating Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Operating Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. If there is any disagreement with respect to such calculations that the Operating Advisor and the Special Servicer are unable to resolve, the Certificate Administrator will determine which calculation is to apply.

In addition, the Operating Advisor is required to promptly review all information available to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Privileged Persons on the Certificate Administrator’s website related to specially serviced loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Operating Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction Amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■ Replacement of Operating Advisor:	The Operating Advisor may be terminated or removed under certain circumstances and a replacement Operating Advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an institution (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by Moody’s, Fitch and KBRA (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of Moody’s, Fitch and KBRA has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of its obligations hereunder or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; and (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least 5 years of experience in collateral analysis and loss projections and (y) has at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

■ Asset Representations Reviewer:	The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans, (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Characteristics

the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certifiateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not pass, then no further votes will occur until an additional Mortgage Loan becomes a Delinquent Loan, an additional Asset Review Trigger occurs, and Certificateholders representing 5% of the Voting Rights again elect to cause a vote of all the Certificateholders.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.

■ Appointment and Replacement of Special Servicer:	The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it is a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder or the controlling class representative on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning Special Servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Operating Advisor may also recommend the replacement of the Special Servicer as described above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Collateral Characteristics

■ Replacement of Special Servicer by Vote of Certificateholders:	After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of the Naples Grande Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to the 5 Penn Plaza Whole Loan, the 32 Avenue of the Americas Whole Loan, the 7700 Parmer Whole Loan and The 9 Whole Loan, the JPMBB 2016-C1 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable pooling and servicing agreement as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control event under such pooling and servicing agreement. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:	Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a Mortgage Loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the Special Servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Special Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Special Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Collateral Characteristics

Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Special Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Special Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Special Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Special Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Master Servicer or the Special Servicer, as applicable, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:	The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – JPMBB 2016-C1

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:	The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fees” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess of (i) any and all

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Collateral Characteristics

Modification Fees with respect to a mortgage loan or Serviced Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan or Serviced Whole Loan.

A “Workout Fee” will generally be payable with respect to each corrected loan (as more specifically described in the Preliminary Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan to be $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds (exclusive of default interest); provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the 5 Penn Plaza Whole Loan, the 32 Avenue of the Americas Whole Loan, the 7700 Parmer Whole Loan and The 9 Whole Loan under the related pooling and servicing agreement.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the stated maturity date as a result of the related mortgage loan being refinanced or otherwise repaid in full.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Characteristics

■ Deal Website:	The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

	■	special notices

	■	summaries of asset status reports

	■	appraisals in connection with Appraisal Reductions plus any second appraisals ordered

	■	an “Investor Q&A Forum”

	■	a voluntary investor registry

	■	SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

215 Park Avenue South

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

215 Park Avenue South

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

215 Park Avenue South

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

215 Park Avenue South

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$95,000,000	Title(1):	Fee
Cut-off Date Principal Balance:	$95,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	9.3%	Net Rentable Area (SF):	324,422
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	Dever Properties LLC	Year Built / Renovated:	1914 / 2014
Sponsor:	Dever Properties N.V., Inc.	Occupancy(2)(3):	76.5%
Interest Rate:	4.22000%	Occupancy Date:	1/28/2016
Note Date:	1/29/2016	Number of Tenants(2)(3):	32
Maturity Date:	2/6/2026	2012 NOI(3):	$9,476,690
Interest-only Period:	120 months	2013 NOI(3):	$9,575,979
Original Term:	120 months	2014 NOI(3)(4):	$9,913,012
Original Amortization:	None	2015 NOI(3)(4):	$10,797,265
Amortization Type:	Interest Only	UW Economic Occupancy(2)(3):	76.9%
Call Protection:	L(25),Def(90),O(5)	UW Revenues(2)(3):	$16,416,873
Lockbox:	Springing	UW Expenses(3):	$6,909,079
Additional Debt:	N/A	UW NOI(3):	$9,507,793
Additional Debt Balance:	N/A	UW NCF(3):	$8,702,533
Additional Debt Type:	N/A	Appraised Value / Per SF:	$240,000,000 / $740
		Appraisal Date:	12/31/2015

Escrows and Reserves(5)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$293
Taxes:	$510,695	$253,609	N/A	Maturity Date Loan / SF:	$293
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	39.6%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	39.6%
TI/LC:	$654,091	$0	N/A	UW NCF DSCR(3):	2.14x
Other:	$429,915	$0	N/A	UW NOI Debt Yield(3):	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$95,000,000	100.0%	Return of Equity	$52,876,064	55.7%
Payoff Existing Debt	38,207,868	40.2
Closing Costs	2,321,366	2.4
Reserves	1,594,701	1.7
Total Sources	$95,000,000	100.0%	Total Uses	$95,000,000	100.0%

(1)	The 215 Park Avenue South loan is also secured by a pledge of a leasehold mortgage. Please refer to “Pledge of Leasehold Mortgage” below for additional details.

(2)	Occupancy, Number of Tenants, UW Economic Occupancy and UW Revenues include three tenants that have lease commencement dates in late January 2016, representing 6,840 square feet and approximately $478,012 of underwritten rent, and exclude six tenants, representing 56,207 square feet and approximately $2.2 million of in-place base rent, which have near term lease expirations and were underwritten as vacant. Inclusive of the six tenants with near term lease expirations that were underwritten as vacant, the property is 93.8% leased to 38 tenants as of January 28, 2016. Additionally, UW Revenues also include underwritten contractual rent increases of $444,634 through November 2016.

(3)	The 215 Park Avenue South property is master leased by the borrower to a third party, which has further subleased its interest to the tenants leasing space at the property. Occupancy, Number of Tenants and property-level financial information relate solely to the subtenants. For additional details, please refer to “Master Lease” and “Master Lease Waterfall” below.

(4)	The increase from 2014 NOI to 2015 NOI is primarily driven by the expiration of a rent abatement granted in conjunction with a new lease signed by Global Strategy Group in April 2014.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 215 Park Avenue South loan has an outstanding principal balance as of the Cut-off Date of $95.0 million and is secured by a first mortgage lien on a 20-story, 324,422 square foot, Class B office building located in New York, New York. The loan has a 10-year term and is interest-only for the full term of the loan. The previously existing debt was securitized in the JPMCC 2006-LDP6 transaction.

The Borrower. The borrowing entity for the 215 Park Avenue South loan is Dever Properties LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

215 Park Avenue South

The Loan Sponsor. The loan sponsor is Dever Properties N.V., Inc. a Netherlands Antilles corporation, whose controlling principals, Ali Harandi and Taleb Rashidmanesh, have owned the 215 Park Avenue South property for over 30 years. The borrower is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the loan documents and the environmental indemnity.

The Property. 215 Park Avenue South is a 20-story, 324,422 square foot, Class B office building located on the corner of East 18th Street and Park Avenue South in the Union Square neighborhood of Manhattan, New York. The property was built in 1914 and comprises 313,422 square feet of office space and 11,000 square feet of ground-level retail space situated on a 14,273 square foot parcel of land. The property received approximately $2.2 million in elevator upgrades in 2014 and is currently undergoing a $1.2 million lobby renovation that is expected to be completed in June 2016.

From 2010 through 2015, physical occupancy at the 215 Park Avenue South property averaged approximately 97.6%. As of January 28, 2016, the property was 76.5% occupied by 31 office tenants and one retail tenant. Six office tenants at the property, representing approximately 17.3% of the net rentable area, have near term lease expirations and were excluded from occupancy and income figures for underwriting purposes. The largest office tenant, Rakuten LinkShare Corporation (“Rakuten LinkShare”), leases 10.2% of the net rentable area through June 2017, comprising the entirety of the eighth and ninth floors, and has been a tenant at the property since January 1999. Rakuten LinkShare is an affiliate marketing and technology firm that uses proprietary platforms to facilitate and manage relationships between corporate advertisers and online content publishers. Clients of the firm include Walmart, Macy’s, Lancôme and Sephora. Rakuten LinkShare is an affiliate of Japan-based Rakuten, Inc. (TOKYO: 4755), a global firm that provides a variety of consumer and business-focused services including e-commerce, e-reading, travel, banking, securities, credit card, e-money, portal and media, online marketing and a professional sports network. Founded in 1997, Rakuten, Inc. is headquartered in Tokyo, with over 10,000 employees and partner staff throughout Asia, Western Europe, and the Americas. As of December 31, 2014, Rakuten, Inc. reported assets of approximately ¥3.7 trillion ($35.0 billion) and revenues of ¥598.6 billion ($5.7 billion). The second largest office tenant, Perkins & Will, Inc. (“Perkins & Will”), leases 10.2% of the net rentable area through December 2019, comprising the entirety of the fourth and sixth floors, and has been a tenant at the property since July 2006. Perkins & Will is an interdisciplinary, research-based architecture and design firm established in 1935 and focused on local, regional and global work in a variety of practice areas. The firm’s 1,800 professionals are spread across 24 offices throughout North America, Europe, the Middle East and Asia. Notable projects include the New York City Police Academy, the San Francisco Ferry Building and the U.S. Coast Guard Headquarters, among others. In 2015, Fast Company magazine ranked Perkins & Will among “The World’s Top 10 Most Innovative Companies in Architecture”. The third largest office tenant at the property, Global Strategy Group, occupies 6.9% of the net rentable area through January 2025, comprising portions of the fourteenth floor and the entire fifteenth floor. Global Strategy Group is a public relations firm that works with clients across the business, politics and philanthropy sectors to influence public opinion, build and protect reputations, navigate crises, and manage legislative and regulatory landscapes. Clients of the firm include Goldman, Sachs & Co., Facebook, Inc., the Bill & Melinda Gates Foundation and the Rockefeller Foundation, among others. The 11,000 square foot ground-level retail space is leased to CVS, Inc. through May 2019 with one five-year extension option remaining. CVS, Inc. has occupied its space since May 1999. No other tenant accounts for more than 5.6% of the net rentable area or 6.7% of the underwritten base rent.

The property is located in Manhattan’s Union Square neighborhood and features 175.0 feet of frontage on the south side of East 18th Street and 78.5 feet of frontage on the east side of Park Avenue South. Union Square’s attractions include Whole Foods Market, Regal Cinemas, Union Square Café, Nordstrom Rack, Union Square Greenmarket, the Strand Bookstore, Trader Joe’s, Union Square Park, Paragon Sports and the seasonal Union Square Holiday Market, among others. The property also benefits from its close proximity to the Union Square subway station, approximately one block south, which is serviced by the 4, 5, 6, L, N, Q and R subway lines.

According to the appraisal, the property is located in the Madison/Union Square office submarket of Manhattan. As of the third quarter of 2015, the submarket comprised approximately 32.0 million square feet of office space with an overall vacancy rate of 6.7% and average Class B office rents of $70.07 per square foot. This compares to 9.1% and $61.27 per square foot respectively, as of the third quarter of 2014. The appraisal identified six directly competitive properties built between 1908 and 1928 and ranging in size from approximately 225,000 to 451,000 square feet. The comparable properties reported occupancies ranging from 81.7% to 100.0% with a weighted average of 93.2%. Asking rents for the comparable properties range from $62.00 to $85.00 per square foot. The weighted average in-place office rental rate at 215 Park Avenue South is $51.48 per square foot, which is below the appraisal concluded market rent of $64.00 per square foot for floors 2-12 and $68.00 per square foot for floors 13-20. Additionally, ground-level retail space is leased to CVS, Inc. at a rental rate of $133.29 per square foot, which is below the appraisal concluded retail market rent of $200.00 per square foot. Since the beginning of 2014, 16 new or renewal office leases have been executed totaling 99,790 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

215 Park Avenue South

Historical and Current Occupancy(1)(2)
2012	2013	2014	2015	Current(3)
99.7%	97.5%	99.0%	93.2%	76.5%
(1)	The property is master leased by the borrower to a third party, which has further subleased its interest to the tenants leasing space at the property. The information presented in the Historical and Current Occupancy table above relates solely to the subtenants. For additional details, please refer to “Master Lease” and “Master Lease Waterfall” below.

(2)	Historical Occupancies are as of December 31 of each respective year.

(3)	Current Occupancy is as of January 28, 2016 and includes three tenants that have lease commencement dates in late January 2016, representing 6,840 square feet or 2.1% of the net rentable area, and exclude six tenants, representing 56,207 square feet or 17.3% of the net rentable area, which have near term lease expirations and were underwritten as vacant. Inclusive of the six tenants with near term lease expirations that were underwritten as vacant, Current Occupancy, as of January 28, 2016, is 93.8%.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Rakuten LinkShare Corporation	NA / NA / NA	33,000	10.2%	$53.24	12.0%	6/30/2017
Perkins & Will, Inc.(3)	NA / NA / NA	33,000	10.2%	$49.95	11.3%	12/31/2019
Global Strategy Group	NA / NA / NA	22,245	6.9%	$60.83	9.3%	1/31/2025
Stone Source, LLC	NA / NA / NA	18,170	5.6%	$53.53	6.7%	12/31/2019
Lippe Taylor	NA / NA / NA	16,612	5.1%	$59.07	6.7%	4/30/2019
The Criterion Collection	NA / NA / NA	16,500	5.1%	$60.42	6.8%	12/31/2020
Kimball International	NA / NA / NA	16,500	5.1%	$44.16	5.0%	11/30/2016
Marin Software, Inc.	NA / NA / NA	11,861	3.7%	$61.05	5.0%	2/28/2018
CVS, Inc.	Baa1 / BBB+ / NA	11,000	3.4%	$133.29	10.0%	5/31/2019
Cash Edge Inc.(4)	NA / NA / NA	10,567	3.3%	$53.24	3.9%	5/31/2017

(1)	Based on the underwritten rent roll. The property is master leased by the borrower to a third party, which has further subleased its interest to the entities listed in the “Tenant” field. For additional details, please refer to “Master Lease” and “Master Lease Waterfall” below.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Perkins & Will, Inc. subleases 4,971 square feet to IW Group, Inc. through the end of its lease term at an initial annual base rent of $52.00 per square foot.

(4)	Cash Edge Inc. currently subleases its space to Trading Screen Inc. through the end of its lease term. Trading Screen Inc. executed a direct lease for the space, which is set to commence on June 1, 2017, with a four-year term at an initial annual base rent of $66.99 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

215 Park Avenue South

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	76,235	23.5%	NAP	NAP	76,235	23.5%	NAP	NAP
2016 & MTM(3)	5	26,821	8.3	$1,099,135	7.5%	103,056	31.8%	$1,099,135	7.5%
2017(4)	9	60,422	18.6	3,322,906	22.8	163,478	50.4%	$4,422,040	30.3%
2018	1	11,861	3.7	724,101	5.0	175,339	54.0%	$5,146,141	35.3%
2019	11	94,489	29.1	6,144,016	42.1	269,828	83.2%	$11,290,157	77.3%
2020	3	20,581	6.3	1,221,235	8.4	290,409	89.5%	$12,511,392	85.7%
2021	1	2,600	0.8	173,355	1.2	293,009	90.3%	$12,684,747	86.9%
2022	0	0	0.0	0	0.0	293,009	90.3%	$12,684,747	86.9%
2023	0	0	0.0	0	0.0	293,009	90.3%	$12,684,747	86.9%
2024	0	0	0.0	0	0.0	293,009	90.3%	$12,684,747	86.9%
2025	2	31,413	9.7	1,914,183	13.1	324,422	100.0%	$14,598,930	100.0%
2026	0	0	0.0	0	0.0	324,422	100.0%	$14,598,930	100.0%
2027 & Beyond	0	0	0.0	0	0.0	324,422	100.0%	$14,598,930	100.0%
Total	32	324,422	100.0%	$14,598,930	100.0%

(1)	Based on the underwritten rent roll. The property is master leased by the borrower to a third party, which has further subleased its interest to the tenants leasing space at the property. The information presented in the Lease Rollover Schedule above relates solely to the subtenants. For additional details, please refer to “Master Lease” and “Master Lease Waterfall” below.

(2)	Includes six office tenants, comprising 56,207 square feet and $2.2 million of in-place base rent, which have near term lease expirations and were excluded from occupancy and income figures for underwriting purposes.

(3)	Net Rentable Area Expiring includes 3,633 square feet used as a management office.

(4)	Includes Trading Screen Inc., which subleases 10,567 square feet or approximately 3.3% of the net rentable area from Cash Edge Inc. through the end of its lease term on May 31, 2017 and executed a direct lease for the space to commence immediately thereafter with a lease expiration date of May 31, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

215 Park Avenue South

Operating History and Underwritten Net Cash Flow(1)
	2012	2013	2014	2015	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$13,320,791	$14,332,850	$14,296,597	$15,570,054	$14,598,930	$45.00	68.5%
Vacant Income	0	0	0	0	4,919,516	15.16	23.1
Gross Potential Rent	$13,320,791	$14,332,850	$14,296,597	$15,570,054	$19,518,446	$60.16	91.6%
Total Reimbursements	2,056,486	2,529,694	1,985,190	2,011,559	1,770,670	5.46	8.3
Other Rental Income(5)	16,320	35,943	246,723	13,000	13,000	0.04	0.1
Net Rental Income	$15,393,597	$16,898,487	$16,528,510	$17,594,612	$21,302,116	$65.66	100.0%
(Vacancy/Credit Loss)(6)	(268,422)	(95,484)	(95,484)	0	(4,919,516)	(15.16)	(23.1)
Other Income(7)	13,009	49,589	16,476	34,273	34,273	0.11	0.2
Effective Gross Income	$15,138,184	$16,852,592	$16,449,502	$17,628,885	$16,416,873	$50.60	77.1%

Total Expenses(8)	$5,661,494	$7,276,613	$6,536,490	$6,831,620	$6,909,079	$21.30	42.1%

Net Operating Income	$9,476,690	$9,575,979	$9,913,012	$10,797,265	$9,507,793	$29.31	57.9%

Total TI/LC, Capex/RR	0	0	0	0	805,261	2.48	4.9

Net Cash Flow	$9,476,690	$9,575,979	$9,913,012	$10,797,265	$8,702,533	$26.82	53.0%

(1)	The property is master leased by the borrower to a third party, which has further subleased its interest to the tenants leasing space at the property. Rents in Place relate solely to the subtenants and flow to the borrower in accordance with the master lease waterfall. For additional details, please refer to “Master Lease” and “Master Lease Waterfall” below.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Historical Rents in Place are presented net of any applicable rent abatements afforded to tenants in accordance with their respective leases. At origination, the borrower deposited into escrow $429,915 for free rent obligations related to five tenants.

(4)	Underwritten Rents in Place consist of in-place rents as of January 28, 2016, including (i) three tenants that have lease commencement dates in late January 2016, representing 6,840 square feet and approximately $478,012 of underwritten rent, and (ii) underwritten contractual rent increases of $444,634 through November 2016, and excluding six tenants, representing 56,207 square feet and approximately $2.2 million of in-place base rent, which have near term lease expirations and were underwritten as vacant.

(5)	Other Rental Income consists primarily of holdover rents paid by tenants remaining in occupancy for a period of time following lease expiration.

(6)	2012 Vacancy/Credit Loss consists of bad debt expenses primarily related to two prior tenants. 2013 and 2014 Vacancy/Credit Loss consists of bad debt expenses related to a different prior tenant.

(7)	Other Income is comprised of lease buy-out income, late charge income and other miscellaneous rental income (i.e. quarterly royalty income and security deposit interest).

(8)	2013 Total Expenses are higher than other historical periods primarily due to a one-time real estate tax audit adjustment.

Property Management. The 215 Park Avenue South property is managed by SL Green Leasing, Inc. (the “Property Manager”), an affiliate of the Master Lease Tenant (as defined below) pursuant to an agreement between the Property Manager and the Master Lease Tenant. In the event that the Master Lease is no longer in effect, the borrower is required to enter into a management agreement with a qualified property manager as reasonably approved by lender, among other conditions.

Master Lease. The 215 Park Avenue South property is subject to a lease (the “Master Lease”) between 215 Park Avenue South Associates, L.P. (the “Master Lease Tenant”), an affiliate of the Property Manager, SL Green Leasing, Inc. and the borrower, as landlord (the “Master Lease Landlord”) that expires in October 2033. The Master Lease requires any sublease entered into by the Master Lease Tenant to include a provision pursuant to which the subtenant will continue to perform its obligations under the sublease, attorn to the Master Lease Landlord, and acknowledge that the sublease constitutes a direct lease with the borrower in the event that the Master Lease is ever terminated. Base rent owed by the Master Lease Tenant to the Master Lease Landlord under the Master Lease is detailed in the following schedule:

Master Lease Base Rent Schedule(1)
Period			Annual Base Rent	Monthly Base Rent
January 1, 2012	to	December 31, 2016	$5,827,000	$485,583
January 1, 2017	to	December 31, 2021	$6,371,500	$530,958
January 1, 2022	to	October 15, 2023	$6,970,450	$580,871
October 16, 2023	to	October 15, 2028	$10,000,000	$833,333
October 16, 2028	to	October 15, 2033	$11,000,000	$916,667
(1)	Based on the Master Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

215 Park Avenue South

Master Lease Waterfall. While the Master Lease includes a property cash flow waterfall (described below), all property net cash flow is expected to be retained by the borrower/Master Lease Landlord as there is a substantial amount of deferred base rent (approximately $86.7 million, as of October 2015) owed under the Master Lease (covered by clause (iv) below) which precludes the Master Lease Tenant from sharing in property net cash flow while such deferred base rent remains outstanding. All net cash flow from the property is required to be paid by the Master Lease Tenant to the Master Lease Landlord, to be applied in the following order of priority: (i) first, $400,000 toward the then-current monthly installment of the base rent, (the “Required Master Lease Payment”), (ii) second, $166,666 toward the then-current payment of fixed monthly interest under the Leasehold Mortgage (as defined below) which is pledged as security for the 215 Park Avenue South mortgage loan, (iii) third, toward the balance remaining of the then-current monthly installment of base rent, (iv) fourth, toward any deferred base rent and any outstanding interest thereon, (v) fifth, to accrued, unpaid interest on any Cash Flow Loan (as defined below) and then to the payment of principal amount thereof and (vi) sixth, an amount equal to 50.0% of any remaining net cash flow to the Master Lease Landlord. The remaining 50.0% of property net cash flow under subclause (vi) will be applied in the following order of priority: (a) first, toward accrued and unpaid interest on the Leasehold Mortgage, (b) second, toward reduction of principal of the Leasehold Mortgage and (c) third, provided that the Leasehold Mortgage is paid in full or otherwise satisfied or cancelled, paid to the Master Lease Tenant. The Master Lease Tenant’s failure to satisfy the Required Master Lease Payment constitutes an event of default under the Master Lease. However, unless there is sufficient property net cash flow to satisfy any of subclauses (ii) through (vi), the Master Lease Tenant’s failure to satisfy any of subclauses (ii) through (vi) does not constitute an event of default under the Master Lease.

Pledge of Leasehold Mortgage. Valencia Investments Overseas, Ltd. (“Valencia”), an affiliate of the 215 Park Avenue South mortgage loan borrower, is the current holder of two notes with an aggregate outstanding principal balance of approximately $17.0 million plus accrued unpaid interest thereon owed by the Master Lease Tenant and secured by a leasehold mortgage encumbering the Master Lease Tenant’s interest in the Master Lease (the “Leasehold Mortgage”). Valencia has guaranteed the mortgage loan borrower’s obligations under the 215 Park Avenue South mortgage loan on a non-recourse basis, and such guarantee is secured by a pledge of Valencia’s mortgage interest under the Leasehold Mortgage. Upon Valencia’s failure to perform under its guarantee, the mortgage loan lender has a right to foreclose upon Valencia’s interest under the Leasehold Mortgage.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $654,091 for outstanding tenant improvements and leasing commissions related to six existing tenants, $510,695 for real estate taxes and $429,915 for free rent related to five existing tenants.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $253,609.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as, among other conditions, (i) no event of default has occurred and is continuing and (ii) the property is insured under either (a) the Master Lease Tenant’s insurance policies existing as of the origination date or (b) a blanket insurance policy of the borrower in accordance with the loan documents.

Lockbox / Cash Management. The loan is structured with a springing lockbox. Upon the occurrence and during the continuance of a Triggering Event (as defined below) and at all times after the third occurrence (no cure rights after the third occurrence) of a Triggering Event, the borrower is required to (i) establish a lockbox account and (ii) send a tenant direction letter to the Master Lease Tenant (or if the Master Lease is not then in effect, to each tenant then occupying the space) instructing them to deposit all rents and payments into the lockbox account controlled by the lender. During the continuance of a Triggering Event and at all times after the third occurrence of a Triggering Event, all funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent there is (i) a Low DSCR Period (as defined below) continuing, (ii) an event of default or (iii) a bankruptcy event, all excess cash flow after payment of the mortgage debt service, required reserves and customary expenses will be held as additional collateral for the mortgage loan. The lender has a first priority security interest in the cash management account.

A “Triggering Event” means the occurrence of (i) an event of default or (ii) the debt service coverage ratio as calculated in the loan documents based on the trailing 12-month period being less than 1.20x.

A “Low DSCR Period” means any period commencing on the last day of any two consecutive calendar quarters that the debt service coverage ratio as calculated in the loan documents based on the trailing 12-month period is less than 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

215 Park Avenue South

Permitted Mezzanine Debt. The loan agreement permits future mezzanine financing secured by the ownership interests in the borrower upon satisfaction of certain terms and conditions which include, but are not limited to: (i) the combined loan-to-value ratio does not exceed 39.6%, (ii) the debt service coverage ratio, as calculated in the loan documents and including the mezzanine loan, is not less than 2.14x, (iii) the net operating income debt yield, as calculated in the loan documents and including the mezzanine loan, is not less than 9.99%, (iv) an acceptable intercreditor agreement has been executed, (v) confirmation from applicable rating agencies that the mezzanine loan will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current rating of the securities and (vi) no event of default is continuing.

Permitted Unsecured Subordinated Debt. The loan agreement permits future unsecured debt financing made by a Partner (as defined below); provided, that any future unsecured debt (i) will be subordinate to the mortgage loan, (ii) will be unsecured, (iii) will be repayable only out of excess cash flow, (iv) will not be assignable, (v) the proceeds of which will be solely for the purpose of funding approved leasing expenses and approved capital expenditures at the property and (vi) the proceeds of which will be used to fund a Cash Flow Loan (as defined below) under the Master Lease to the extent that in the lender’s reasonable judgment, projected cash flow from the property is insufficient to pay such approved leasing expenses and/or approved capital expenditures.

“Partner” means any partner, member, shareholder or other holder of direct or indirect ownership interests in the borrower.

Under the Master Lease, if the borrower/Master Lease Landlord elects to advance funds in order to pay or perform any obligation that the Master Lease Tenant is unable to pay or perform due to insufficient cash flow, such amounts advanced will be deemed a “Cash Flow Loan”, which will mature on the expiration of the Master Lease and bear interest at the rate of 12.00000%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

5 Penn Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

5 Penn Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

5 Penn Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

5 Penn Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$78,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$78,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	7.6%	Net Rentable Area (SF):	650,329
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	5 Penn Plaza LLC	Year Built / Renovated:	1917 / 2015
Sponsors(2):	Various	Occupancy(4):	97.2%
Interest Rate:	4.86153%	Occupancy Date:	11/1/2015
Note Date:	1/6/2016	Number of Tenants:	34
Maturity Date:	1/6/2026	2012 NOI(5):	$17,422,377
Interest-only Period:	120 months	2013 NOI(5):	$19,006,288
Original Term:	120 months	2014 NOI:	$18,482,303
Original Amortization:	None	2015 NOI(6)(7):	$19,552,867
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection(3):	L(26),Def(91),O(3)	UW Revenues:	$38,272,463
Lockbox:	CMA	UW Expenses:	$15,542,394
Additional Debt:	Yes	UW NOI(7):	$22,730,069
Additional Debt Balance:	$182,000,000 / $40,000,000	UW NCF:	$21,073,984
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraised Value / Per SF:	$540,000,000 / $830
		Appraisal Date:	11/1/2015

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$400
Taxes:	$1,168,977	$584,489	N/A	Maturity Date Loan / SF:	$400
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	48.1%
Replacement Reserves:	$0	$10,839	N/A	Maturity Date LTV:	48.1%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.64x
Other:	$23,524,035	$0	N/A	UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$260,000,000	86.7%	Payoff Existing Debt(9)	$213,091,475	71.0%
Mezzanine Loan	40,000,000	13.3	Return of Equity	55,450,831	18.5
			Upfront Reserves	24,693,012	8.2
			Closing Costs	3,899,961	1.3
			Mezzanine Loan Upfront Reserves(10)	2,864,722	1.0
Total Sources	$300,000,000	100.0%	Total Uses	$300,000,000	100.0%

(1)	The 5 Penn Plaza loan is part of a loan evidenced by three pari passu notes with an aggregate original principal balance of $260.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $260.0 million 5 Penn Plaza Whole Loan.

(2)	For a full description of the Sponsors, please refer to “The Loan Sponsors” below.

(3)	The lockout period will be at least 26 payments beginning with and including the first payment date of February 6, 2016. Defeasance of the full $260.0 million 5 Penn Plaza Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) three years from the note date.

(4)	Occupancy includes TD Bank, which has executed a lease but will not take occupancy or commence paying rent until June 2016. In connection with the origination of the 5 Penn Plaza Whole Loan, the lenders escrowed $726,630 for gap rent related to TD Bank.

(5)	The increase in 2013 NOI from 2012 NOI is due in part to lease expansions by Sirius XM Radio in the second half of 2012, representing an additional 42,472 square feet and approximately $1.8 million of in-place base rent.

(6)	2015 NOI represents actual property performance from January 2015 through September 2015 and the borrower’s budget from October 2015 through December 2015.

(7)	The increase in UW NOI from 2015 NOI is primarily due to (i) the expiration of the free rent period offered under the terms of CVS’ lease resulting in a total increase of approximately $1.2 million, (ii) TD Bank executing a lease to occupy one of the ground floor retail spaces which was previously rented at a lower rental rate, (iii) contractual rent increases of $736,509 through January 2017 and (iv) the present value of rent steps for TD Bank and CVS totaling $544,562.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(9)	Payoff Existing Debt of $213,091,475 consists of $203,000,000 used to pay off the principal balance of the prior CMBS loan and $10,091,475 in defeasance costs.

(10)	In connection with the funding of the mezzanine loan, the mezzanine borrower delivered the following escrows to the mezzanine lender: (i) $2,666,666 to be used solely for any amounts due from the guarantor under the mezzanine loan recourse carveout guaranty and/or the mezzanine loan environmental indemnity and (ii) $198,056 in a contingency reserve, which amount represents 31 days of interest due under the mezzanine loan documents, to be used to pay debt service and/or reserve deposits on the mezzanine loan in the event of any late payment under the mezzanine loan documents. See “Additional Debt” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

5 Penn Plaza

The Loan. The 5 Penn Plaza loan is secured by a first mortgage lien on a 26-story, 650,329 square foot, LEED Gold-certified Class A- office building located in New York, New York. The whole loan was co-originated by Barclays and Citigroup Global Markets Realty Corp. and has an outstanding principal balance as of the Cut-off Date of $260.0 million (the “5 Penn Plaza Whole Loan”), and is comprised of three pari passu notes, Note A-1, Note A-2 and Note A-3. Note A-3, with an outstanding principal balance as of the Cut-off Date of $78.0 million (the “Mortgage Loan”), is being contributed to the JPMBB 2016-C1 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $115.0 million and is expected to be contributed to the CGCMT 2016-GC36 trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $67.0 million and is expected to be contributed to a future securitization trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the CGCMT 2016-GC36 trust. The trustee of the CGCMT 2016-GC36 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder for that securitization), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the 5 Penn Plaza Whole Loan; provided however, that the holders of the Mortgage Loan and Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions.

The 5 Penn Plaza Whole Loan has a 10-year term and is interest-only for the full term of the loan. The previously existing debt was securitized in the JPMCC 2007-LD11 transaction.

The Borrower. The borrowing entity for the 5 Penn Plaza loan is 5 Penn Plaza LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsors. The loan sponsors are Stephen D. Haymes and The Stephen D. Haymes Revocable Trust. Stephen D. Haymes is a partner of Haymes Investment Company, a family-owned and operated real estate enterprise established by his father, Morice Haymes, in 1925. Haymes Investment Company is headquartered at the 5 Penn Plaza property. Stephen D. Haymes has been involved in the real estate industry for over 40 years and has owned and operated more than 3 million square feet of office buildings, 500,000 square feet of shopping centers and 5,000 units in residential buildings. Stephen D. Haymes also owns interests in other Manhattan properties, including the nearby 330 West 34th Street. Steven D. Haymes filed chapter 11 bankruptcy on March 15, 2001, advised by a matrimonial law firm during his divorce settlement. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus for additional details.

The Property. The 5 Penn Plaza property consists of a 26-story, 650,329 square foot, LEED Gold-certified Class A- office building on a 23,601 square foot parcel of land with ground floor retail located on Eighth Avenue between West 33rd and West 34th Streets in Midtown Manhattan. The 5 Penn Plaza property contains 17,180 square feet of ground floor retail space and the remaining building space consists of 621,951 square feet of office space and 11,198 square feet of miscellaneous non-revenue, concourse and sub-concourse space. The 5 Penn Plaza property was built in 1917 and is currently undergoing a projected $10.6 million renovation of its lobby, elevators and façade. The typical floor plate (on floors three through 23) at the 5 Penn Plaza property is approximately 28,642 square feet. Since 2012, physical occupancy at the property has averaged approximately 98.8% and as of November 1, 2015, the property was 97.2% occupied by 34 tenants. The office space at the property is approximately 98.0% occupied and the ground floor retail space at the property is approximately 79.0% occupied. Two of the three ground floor retail spaces are leased to TD Bank and CVS with leases extending through May 2026 and March 2030, respectively. The third ground floor retail space, which is 3,600 square feet, is currently being utilized as the temporary entranceway during the property’s lobby renovation. Following the expected completion of the lobby renovation in the first half of 2016, the third ground floor retail space will be available for leasing.

The largest tenant at the property by both underwritten rent and square feet, Sirius XM Radio (“Sirius”), leases 15.3% of the net rentable area through November 2029 with one option to extend its term for either one additional period of five years or one additional period of ten years with no termination options. Sirius has occupied space at the property since March 2006 and has expanded its space three times from 28,641 square feet in 2006 to 99,754 square feet as of the Cut-off Date. Sirius creates and broadcasts commercial-free music, premier sports, live events, news, comedy, and exclusive talk and entertainment. Sirius is available in vehicles from every major car company in the United States and smartphones and other connected devices, as well as online at SiriusXM. The second largest tenant at the property by both underwritten rent and square feet, Thomas Publishing Company (“Thomas”), leases 14.3% of the net rentable area through December 2025 with one five-year renewal option and no termination options. Thomas has occupied the space since April 2004. Thomas is a private, family-owned and operated company, which connects buyers and suppliers across all industrial sectors. For buyers, it offers up to date and comprehensive product and company information on the market today. For suppliers, Thomas offers proprietary technology and platforms designed to fill sales pipelines and increase exposure in the marketplace. The third largest tenant at the property by underwritten rent, CVS, leases 12,437 square feet of ground floor retail space through March 2030 with one 10-year renewal option and no termination options. CVS is a provider of prescriptions and related healthcare services in the United States and is investment grade rated by Moody’s and S&P.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

5 Penn Plaza

The 5 Penn Plaza property is located in Midtown Manhattan on Eighth Avenue between West 33rd and West 34th Streets across the street from Penn Station. Penn Station is one of the busiest transportation hubs in the United States, providing direct access to Amtrak, New Jersey Transit and the Long Island Railroad, as well as the 1, 2, 3, A, C and E subway lines. Additionally, PATH trains and the N, Q, R, B, D, F and M subway lines all stop two avenues east of the 5 Penn Plaza property at 33rd Street and Broadway.

According to the appraisal, the property is located within the Penn Station office submarket. According to a third party report, as of the third quarter of 2015, the Penn Station Class A submarket contained approximately 6.5 million square feet of office space with a 2.0% direct vacancy rate and average gross rental rate of $63.59 per square foot. The appraisal identified six directly comparable office properties built between 1921 and 1969 ranging in size from 306,000 to 980,000 square feet. The comparable office properties reported occupancies ranging from 73.9% to 100.0% with a weighted average of approximately 92.8%. Asking rents for the comparable office properties range from $64.00 to $85.00 per square foot. The appraisal concluded a gross market rent of $60.00 per square foot for floors two through nine, $63.00 per square foot for floors 10 through 18, $66.00 per square foot for floors 19 through 23 and $69.00 per square foot for floors 24 through 26 at the 5 Penn Plaza property. The appraisal concluded weighted average gross market rent for the office space at the 5 Penn Plaza property is $62.87 per square foot. The weighted average in-place office rent at the 5 Penn Plaza property is $42.86 per square foot, or 31.8% below the market office rent concluded to by the appraisal.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
99.9%	99.0%	99.0%	97.2%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of November 1, 2015 and includes TD Bank, which has executed a lease at the property but will not take occupancy or commence paying rent until June 2016. In connection with the origination of the 5 Penn Plaza Whole Loan, the lenders escrowed $726,630 for gap rent related to TD Bank.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Sirius XM Radio	NA / NA / NA	99,754	15.3%	$42.46	13.3%	11/30/2029
Thomas Publishing Company	NA / NA / NA	93,072	14.3%	$41.90	12.2%	12/31/2025
CVS (Retail)	Baa1 / BBB+ / NA	12,437	1.9%	$249.53	9.7%	3/31/2030
Visiting Nurse Service NY	NA / NA / NA	55,754	8.6%	$54.00	9.5%	9/30/2020
HQ Global Workplace(3)	NA / NA / NA	55,754	8.6%	$52.00	9.1%	Various
TD Bank (Retail)(4)	Aa1 / AA- / NA	3,882	0.6%	$449.23	5.5%	5/31/2026
Covenant House	NA / NA / NA	39,254	6.0%	$40.00	4.9%	3/31/2022
HNTB Corporation(5)	NA / NA / NA	36,844	5.7%	$38.75	4.5%	2/29/2016
Railworks Corporation	NA / NA / NA	26,561	4.1%	$50.89	4.2%	9/30/2025
Town Sports International	NA / NA / NA	27,877	4.3%	$40.00	3.5%	4/30/2017

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	HQ Global Workplace occupies the entire 19th and 23rd floor spaces at the 5 Penn Plaza property under two separate leases. The lease on the 23rd floor expires on February 28, 2019 and the lease on the 19th floor expires on August 31, 2020.

(4)	TD Bank has executed a lease but will not take occupancy or commence paying rent until June 2016. In connection with the origination of the 5 Penn Plaza Whole Loan, the lenders escrowed $726,630 for gap rent related to TD Bank.

(5)	HNTB Corporation currently leases (i) 27,877 square feet on the sixth floor at a rental rate equal to $35.16 per square foot, (ii) 7,800 square feet on the 24th floor at a rental rate equal to $53.52 per square foot and (iii) 1,167 square feet of concourse space at a rental rate equal to $25.71 per square foot. The tenant has vacated all of its space due to its upcoming lease expiration on February 29, 2016. The Doman Group, LLC and Browne George Ross LLP have both executed leases for the vacated 24th floor space at a weighted average rental rate equal to $66.52 per square foot resulting in a total increase in base rent of $103,120. According to the appraisal, the market rent for the sixth floor space (which is currently being marketed) is equal to $60.00 per square foot which would result in a total increase in base rent of $692,488 if a lease(s) were executed at that level.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

5 Penn Plaza

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	18,313	2.8%	NAP	NAP	18,313	2.8%	NAP	NAP
2016 & MTM	12	72,535	11.2	$3,020,545	9.5%	90,848	14.0%	$3,020,545	9.5%
2017	3	71,136	10.9	2,724,324	8.6	161,984	24.9%	$5,744,869	18.0%
2018	3	24,645	3.8	1,188,002	3.7	186,629	28.7%	$6,932,871	21.8%
2019	3	55,866	8.6	2,180,406	6.8	242,495	37.3%	$9,113,277	28.6%
2020	3	90,110	13.9	5,116,605	16.1	332,605	51.1%	$14,229,88	44.7%
2021	3	42,530	6.5	1,705,487	5.4	375,135	57.7%	$15,935,36	50.1%
2022	1	39,254	6.0	1,570,160	4.9	414,389	63.7%	$17,505,52	55.0%
2023	1	524	0.1	6,000	0.0	414,913	63.8%	$17,511,52	55.0%
2024	0	0	0.0	0	0.0	414,913	63.8%	$17,511,52	55.0%
2025	2	119,343	18.4	5,239,131	16.5	534,256	82.2%	$22,750,66	71.5%
2026	1	3,882	0.6	1,743,913	5.5	538,138	82.7%	$24,494,57	76.9%
2027 & Beyond	2	112,191	17.3	7,339,440	23.1	650,329	100.0%	$31,834,01	100.0%
Total	34	650,329	100.0%	$31,834,013	100.0%

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	2015(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$25,432,229	$27,243,371	$26,655,881	$28,643,579	$31,834,013	$48.95	85.7%
Vacant Income	0	0	0	0	1,851,975	2.85	5.0
Gross Potential Rent	$25,432,229	$27,243,371	$26,655,881	$28,643,579	$33,685,988	$51.80	90.7%
Total Reimbursements	1,241,799	2,059,774	2,461,092	2,591,608	3,452,319	5.31	9.3
Net Rental Income	$26,674,028	$29,303,145	$29,116,973	$31,235,187	$37,138,307	$57.11	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,856,915)	(2.86)	(5.0)
Other Income(5)	3,349,215	3,173,699	3,063,531	2,991,072	2,991,072	4.60	8.1
Effective Gross Income	$30,023,243	$32,476,844	$32,180,504	$34,226,259	$38,272,463	$58.85	103.1%

Total Expenses	$12,600,866	$13,470,556	$13,698,201	$14,673,392	$15,542,394	$23.90	40.6%

Net Operating Income	$17,422,377	$19,006,288	$18,482,303	$19,552,867	$22,730,069	$34.95	59.4%

Total TI/LC, Capex/RR	0	0	0	0	1,656,086	2.55	4.3

Net Cash Flow	$17,422,377	$19,006,288	$18,482,303	$19,552,867	$21,073,984	$32.41	55.1%

(1)	The 2015 column represents actual property performance from January 2015 through September 2015 and the borrower’s budget from October 2015 through December 2015.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	The increase in Rents in Place from 2012 to 2013 is due in part to lease expansions by Sirius XM Radio in the second half of 2012, representing an additional 42,472 square feet and approximately $1.8 million of in-place base rent.

(4)	The increase in Rents in Place from 2015 to Underwritten is due to (i) the expiration of the free rent period offered under the terms of CVS’ lease resulting in a total increase of approximately $1.2 million, (ii) TD Bank executing a lease to occupy one of the ground floor retail spaces which was previously rented at a lower rental rate, (iii) contractual rent increases of $736,509 through January 2017 and (iv) the present value of rent steps for TD Bank and CVS totaling $544,562.

(5)	Other Income is comprised of sub-metered electricity, condenser water, overtime heating, ventilating and air conditioning, cleaning, trash removal and tenant sundry charges.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

5 Penn Plaza

Property Management. The 5 Penn Plaza property is managed by CBRE, Inc. Under the 5 Penn Plaza loan documents, the 5 Penn Plaza property may not be managed by any party other than CBRE, Inc.; provided, however, that so long as no event of default under the 5 Penn Plaza loan documents exists, the borrower can replace CBRE, Inc. with a property manager upon notice to the lender, provided that the replacement property manager is reasonably approved by the lender in writing (which approval may be conditioned upon receipt of a rating agency confirmation) unless pre-approved as described below and the replacement manager meets certain criteria under the 5 Penn Plaza loan documents. The lender has pre-approved each of (i) Newmark Grubb Knight Frank, (ii) Jones Lang LaSalle, (iii) Cushman & Wakefield, Inc., (iv) Colliers International and (v) Jeffrey Management Corporation as a replacement property manager; provided that the applicable replacement manager has not had a material adverse change in reputation or financial condition since the origination of the 5 Penn Plaza loan. The lender has the right to (or require the borrower to) terminate the management agreement and replace the property manager if (a) the property manager becomes a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding, (b) there exists a Trigger Period (as defined below), (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $3,069,378 for outstanding tenant improvements and leasing commissions related to Sirius XM Radio and TD Bank, $1,306,250 for deferred maintenance, $1,168,977 for real estate taxes, $1,088,443 in a contingency reserve, which represents 31 days of interest due under the 5 Penn Plaza loan documents, to be used to pay debt service and/or reserve account deposits on the 5 Penn Plaza loan in the event of any late payment under the 5 Penn Plaza loan documents and $726,630 for gap rent related to TD Bank, as the tenant will not commence paying rent until June 2016.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $584,489.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the property is insured under a blanket insurance policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $10,839 (approximately $0.20 per square foot annually) for replacement reserves. The replacement reserves are not subject to a cap.

TI/LC Reserves - The requirement for the borrower to make deposits into the tenant improvement and leasing commission escrow is waived so long as no TI/LC Trigger Event (as defined below) has occurred and is continuing. In the event a TI/LC Trigger Event exists, on a monthly basis, the borrower is required to escrow $125,000 (approximately $2.31 per square foot annually) for tenant improvement and leasing commission reserves.

A “TI/LC Trigger Event” means the debt service coverage ratio as calculated in the loan documents based on the trailing 12-month period is less than 1.20x.

Guaranty Collateral Reserve - Additionally, the borrower was required to deposit into escrow approximately $17,333,334 (the “Guaranty Collateral”) to be used solely for any amounts due from the guarantors under the recourse carveout guaranty and/or the environmental indemnity under the 5 Penn Plaza loan documents (the “Guaranty Obligations”) prior to the enforcement of any judgment against the guarantor; provided that (x) if the mezzanine lender obtains a judgment against the guarantors in connection with the 5 Penn Plaza mezzanine loan documents and the mortgage lender does not have any competing claim against the guarantors, the mortgage lender may make up to approximately $7.3 million of the Guaranty Collateral available to the mezzanine lender to satisfy the claim and (y) the Guaranty Collateral is not general collateral for the 5 Penn Plaza loan but only collateral for the Guaranty Obligations.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters were required to be sent to all tenants upon the origination of the loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Trigger Period (as defined below). During a Trigger Period, all funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender. To the extent there is a Trigger Period continuing (other than a Trigger Period caused solely by clause (iii) of the definition of a Trigger Period), all excess cash flow after payment of the mortgage debt service, mezzanine debt service, required reserves and operating expenses will be held as additional collateral for the mortgage loan. The lender has a first priority security interest in the cash management account. If a Trigger Period is continuing solely because of clause (iii) of the definition of a Trigger Period or the mezzanine lender has provided the lender notice it is entitled to sums under the mezzanine loan documents, in addition to mezzanine loan debt service, then all excess cash flow will be provided to the mezzanine lender to be held and applied pursuant to the terms of the mezzanine loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

5 Penn Plaza

A “Trigger Period” means the occurrence of (i) an event of default, (ii) the debt service coverage ratio (inclusive of debt service for the mezzanine loan) as calculated in the loan documents based on the trailing 12-month period is less than 1.10x or (iii) a mezzanine loan event of default. Notwithstanding the foregoing, no Trigger Period will be deemed to exist solely with respect to clause (ii) of this definition during any period that the Collateral Cure Conditions (as defined below) are satisfied.

“Collateral Cure Conditions” exist if the borrower: (i) deposits cash into an account with the lender or delivers to the lender a letter of credit which, in either case, serves as additional collateral for the 5 Penn Plaza loan, in an amount equal to $2.6 million (the “Collateral Deposit Amount”) and on each one-year anniversary date thereafter, the borrower deposits additional cash collateral in the amount of the Collateral Deposit Amount or increases the amount of the letter of credit (as applicable) by an amount equal to the Collateral Deposit Amount and (ii) provides evidence to the lender that the mezzanine borrower has deposited $400,000 with the mezzanine lender (in the form of cash or a letter of credit) as and when required by the mezzanine loan documents.

Additional Debt. SM Core Credit Finance LLC provided a $40.0 million mezzanine loan to 461 Eighth Holdings LLC, a Delaware limited liability company, that is secured by the direct equity interests in the borrower and is coterminous with the 5 Penn Plaza Whole Loan. The mezzanine loan has a 5.75000% coupon and is interest-only for the full term of the loan. Including the mezzanine loan, the cumulative Cut-off Date LTV is 55.6%, the cumulative UW NCF DSCR is 1.39x and the cumulative UW NOI Debt Yield is 7.6%. The mortgage and mezzanine lenders have entered into an intercreditor agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

32 Avenue of the Americas

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

32 Avenue of the Americas

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

32 Avenue of the Americas

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

32 Avenue of the Americas

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$72,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$72,500,000	Property Type - Subtype:	Office – Data Center
% of Pool by IPB:	7.1%	Net Rentable Area (SF):	1,163,051
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	32 Sixth Avenue Company LLC	Year Built / Renovated:	1932 / 2002
Sponsor:	Rudin Management Co. Inc.	Occupancy:	99.6%
Interest Rate:	4.83200%	Occupancy Date:	8/12/2015
Note Date:	10/5/2015	Number of Tenants:	32
Maturity Date:	11/1/2025	2012 NOI(2):	$38,188,911
Interest-only Period:	120 months	2013 NOI(2):	$42,424,058
Original Term:	120 months	2014 NOI:	$39,628,360
Original Amortization:	None	TTM NOI (as of 9/2015)(3):	$40,711,382
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Grtr1%orYM(90),O(5)	UW Revenues:	$64,113,840
Lockbox:	CMA	UW Expenses:	$22,373,187
Additional Debt:	Yes	UW NOI(3):	$41,740,653
Additional Debt Balance:	$352,500,000	UW NCF:	$39,233,948
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$770,000,000 / $662
		Appraisal Date:	8/4/2015

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$365
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$365
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.2%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	55.2%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.88x
Other:	$5,705,123	$0	N/A	UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$425,000,000	100.0%	Payoff Existing Debt	$371,570,253	87.4%
			Return of Equity	44,337,521	10.4
			Upfront Reserves	5,705,123	1.3
			Closing Costs	3,387,104	0.8
Total Sources	$425,000,000	100.0%	Total Uses	$425,000,000	100.0%

(1)	The 32 Avenue of the Americas loan is part of a loan evidenced by five pari passu notes with an aggregate original principal balance of $425.0 million. The financial information presented in the chart above reflects the Cut-off Date balance of the $425.0 million 32 Avenue of the Americas Whole Loan.

(2)	The increase in 2013 NOI from 2012 NOI is primarily driven by contractual rent increases and a one-time lease termination fee for a portion of the space leased by MCI Communications Services, Inc. (“MCI”) of approximately $3.5 million.

(3)	The increase in UW NOI from TTM NOI is due to (i) rent averaging over the term of the related lease for six investment grade tenants accounting for approximately $3.1 million, including TelX, which accounts for approximately $2.3 million and (ii) other contractual rent increases of $1.3 million through August 2016.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

32 Avenue of the Americas

The Loan. The 32 Avenue of the Americas loan is secured by a first mortgage lien on a 28-story, 1,163,051 square foot office building located in New York, New York. The whole loan was co-originated by JPMCB and German American Capital Corporation and has an outstanding principal balance as of the Cut-off Date of $425.0 million (the “32 Avenue of the Americas Whole Loan”), and is comprised of five pari passu notes, Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5 (other than Note A-3, the “Companion Notes”). Note A-3, with an outstanding principal balance as of the Cut-off Date of $72.5 million, is being contributed to the JPMBB 2016-C1 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $125.0 million and was contributed to the JPMBB 2015-C33 trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $100.0 million and was contributed to the JPMCC 2015-JP1 trust. Note A-4 has an outstanding principal balance as of the Cut-off Date of $70.0 million and was contributed to the COMM 2015-LC23 trust. Note A-5 is held by German American Capital Corporation, has an outstanding principal balance as of the Cut-off Date of $57.5 million and is expected to be contributed to a future securitization trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C33 trust. The trustee of the JPMBB 2015-C33 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the 32 Avenue of the Americas Whole Loan; provided, however, that the holders of Note A-3 and the Companion Notes (other than Note A-1) will be entitled, under certain circumstances, to be consulted with respect to certain major decisions.

The 32 Avenue of the Americas Whole Loan has a 10-year term and is interest-only for the full term of the loan. The previously existing debt was securitized in the BSCMS 2007-PW16 and BSCMS 2007-PW17 transactions.

The Borrower. The borrowing entity for the 32 Avenue of the Americas loan is 32 Sixth Avenue Company LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor is Rudin Management Co. Inc. (“Rudin”). Rudin owns and manages more than 33 assets in Manhattan with an aggregate of approximately 13.9 million square feet comprised of approximately 10.2 million square feet of office space and approximately 3.7 million square feet of residential space. Other office properties owned by Rudin include 3 Times Square, 345 Park Avenue, 355 Lexington Avenue, 415 Madison Avenue, 40 East 52nd Street, 560 Lexington Avenue, 845 Third Avenue, 1675 Broadway and 641 Lexington Avenue in midtown Manhattan and 80 Pine Street, 55 Broad Street, One Whitehall Street, One Battery Park Plaza and 110 Wall Street in downtown Manhattan. The borrower is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the loan documents and the environmental indemnity, and so long as the property continues to be wholly owned and controlled by Samuel Rudin, his family members or any entity or trust owned by them, no separate nonrecourse carve-out guarantor for the 32 Avenue of the Americas Whole Loan is required under the loan documents.

The Property. The 32 Avenue of the Americas property is a 28-story building with 1,163,051 square feet of Class A office and data center/telecommunications space located on a 1.06-acre parcel in the Tribeca neighborhood of Manhattan, New York. Approximately 50.8% and 49.0% of the occupied net rentable area is comprised of office and data center/telecommunications space, respectively. The remaining 0.2% is comprised of street-level retail space. The property was constructed in 1932 and was formerly known as the AT&T Long Lines Building. In 1956, the first transatlantic telephone call via cable was switched through the property, which connected Europe to the North American long distance network. In 1991, the Landmarks Preservation Commission designated the property as a historic landmark. Following Rudin’s acquisition of the property from AT&T in 1999, the property underwent an approximately $100.0 million ($86 per square foot) renovation completed in 2002, which included the installation of new mechanical and communications infrastructure and two 150-foot tall communications masts, which provide broadband wireless connectivity across Manhattan, as well as a redesigned interior by architecture firm FXFOWLE. According to the appraisal, the property is now one of the premier carrier hotels in the United States. Carrier hotels, which have evolved in response to the increased volume of digital information in today’s economy, provide secure, physical space for telecommunications companies to house their hardware and equipment and connect with one another’s servers. Other Manhattan-based carrier hotels include 60 Hudson Street and 111 8th Avenue, the latter of which was purchased by Google in 2010 and serves as Google’s New York headquarters.

The property is located at the convergence of multiple local, national and international fiber optic cables along one of Manhattan’s major fiber optic corridors. Additionally, the property has 15-foot ceilings, heavy floor loads, expansive electrical capacity and direct connectivity to the nearby fiber optic network, which allow it to serve the technology and telecommunications needs of its tenants. The property is also equipped with three utility feeds, as well as backup generators, to provide redundant capacity. The property also includes a 27,328 square foot “Meet-Me-Room” (the “HUB”), which allows tenants to physically connect to one another directly within the property and exchange data with minimal fees and latency and greater efficiency. In addition to providing colocation, the HUB provides connectivity to key hubs in other cities via fiber optic cables. In 2013, Rudin entered into an exclusive partnership with TelX – New York 6th Ave. LLC (“TelX”), an affiliate of The TelX Group, Inc., to manage and operate the HUB. TelX reports that its operations at the property provide access to over 400 telecommunications companies. The 20-year lease agreement requires TelX to pay base contractual rent with 2% annual rent steps and 15% of annual HUB net cash flow. Excluding this HUB rent, the base rent for TelX is approximately $58.36 per square foot for its directly leased space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

32 Avenue of the Americas

Since 2007, physical occupancy at the property has averaged approximately 97.3% and has not fallen below 93.1%. As of August 12, 2015, the property was 99.6% occupied by 32 tenants. The largest tenant at the property, AMFM Operating, Inc. (“AMFM”), leases 14.6% of the net rentable area through September 2022 with one five-year extension option remaining and no termination options and has occupied the space since January 2007. Additionally, AMFM subleases 0.1% of the net rentable area from BCE Nexxia Corporation through April 2016. AMFM owns and operates radio stations throughout the United States and sells national spot advertising for clients in the radio and television industries. Since March of 2004, AMFM has operated as a subsidiary of iHeartMedia, Inc. (“iHeart”). iHeart is a leading media company that delivers music, news, talk, sports and other content across multiple platforms. iHeart is the largest owner of radio stations in the United States with over 850 full-power AM and FM radio stations. The second largest tenant, Dentsu Holdings USA, Inc. (“Dentsu”), which is headquartered at the property, directly leases 14.5% of the net rentable area across multiple leases with various expiration dates (with the largest space expiring in September 2021) with no renewal or termination options and has occupied the space since January 2011. Additionally, Dentsu subleases 3.8% of the net rentable area from CenturyLink Communications, LLC (“CenturyLink”). Dentsu has signed a sublease for an additional 5.5% of the net rentable area from Cambridge University Press (“Cambridge”), which commenced on January 1, 2016. Dentsu is a subsidiary of Dentsu Inc., an international advertising and public relations company based in Japan. Dentsu Inc. is the largest Japanese advertising company based on net sales. The third largest tenant, CenturyLink, leases 14.2% of the net rentable area through August 2020 with one five-year extension option and no termination options and has occupied the space since March 2000. CenturyLink is a subsidiary of CenturyLink Corporate (NYSE: CTL), a communications, hosting, cloud and IT services company with over 55 data centers across North America, Europe and Asia. The company is the third largest telecommunications company in terms of lines served behind AT&T and Verizon. The fourth largest tenant, TelX, leases 6.8% of the net rentable area through July 2033 with one five-year extension option and no termination options and has occupied the space since August 2013. Additionally, TelX subleases 5.2% of the net rentable area from Tata Communications through April 2016. TelX has executed a lease for this space, which will commence in May 2016.

Approximately $1.6 million of the free rent reserve established by the borrower at origination is for free rent under the TelX lease from May 2016 through October 2016. TelX operates interconnection and colocation data centers in the United States, allowing customers to physically connect to one another and exchange data with minimal fees and latency and greater efficiency. Additionally, TelX provides space, power, cooling and security services for client server, storage and networking equipment. TelX was acquired by Digital Realty Trust Inc. (“Digital Realty”) (NYSE: DLR) on October 12, 2015. Digital Realty is a leading data center operator and developer. The fifth largest tenant, Cambridge, leases 5.5% of the net rentable area through January 2022 and has occupied the space since January 2006. Cambridge produces academic and professional teaching and education products including academic journals, textbooks and educational software. This space is currently subleased by Dentsu at a rent of $53.00 per square foot. Additionally, the borrower will receive 50.0% of the sublease profit realized at this space, which is estimated to be between $226,000 and $235,000 after the free rent period. This additional income was not underwritten.

Access to the 32 Avenue of the Americas property is provided by an in-building subway entrance to the A, C and E lines, which provide access to Manhattan’s West Side, Queens, Brooklyn and the Bronx. The property is also within several blocks of the 1, 6, N, R, J and Z subway lines. Additionally, the property is located one block from the entrance of the Holland Tunnel, which provides access to New Jersey and New York’s outer boroughs with close proximity to the West Side Highway.

According to the appraisal, the property is located in the City Hall office submarket. As of the second quarter of 2015, the submarket consisted of eight Class A office buildings totaling approximately 6.6 million square feet with an overall vacancy rate of 1.8%. The larger Downtown New York market consisted of 49 Class A office buildings totaling approximately 52.8 million square feet with an overall vacancy rate of 12.7%. Average rents were $55.20 per square foot and $58.25 per square foot for the City Hall office submarket and Downtown market, respectively. The appraisal identified six directly comparable office properties built between 1907 and 1989 ranging in size from 302,000 to 1,600,000 square feet. The comparable office properties reported occupancies ranging from 83.8% to 100.0% with a weighted average of approximately 95.1%. Asking rents for the comparable office properties range from $37.00 to $79.00 per square foot. The appraisal concluded a market rent of $50.00 per square foot for the lower floor office spaces (floors 16 and below) and $56.00 per square foot for the upper floor office space (floors 17 and above). The average in-place rent for the office and data center/telecommunications tenants at the property is $47.09 per square foot, which is below the appraisal’s concluded rent.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
98.8%	98.8%	99.2%	99.6%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of August 12, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

32 Avenue of the Americas

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
AMFM Operating, Inc.(3)(4)	NA / NA / NA	169,304	14.6%	$40.07	11.3%	9/30/2022
Dentsu Holdings USA, Inc. (4)(5)(6)	NA / NA / NA	168,891	14.5%	$39.23	11.0%	Various(6)
CenturyLink Communications, LLC(4)(5)	Ba2 / BB / BB+	165,034	14.2%	$53.97	14.8%	8/31/2020
TelX(7)(8)(9)	Baa2 / BBB / BBB	79,243	6.8%	$134.80	17.8%	7/31/2033
Cambridge University Press(5)	Aaa / NA / NA	64,256	5.5%	$36.16	3.9%	1/31/2022
Tata Communications(7)	NA / NA / NA	60,759	5.2%	$70.76	7.2%	7/31/2033
MCI Communications Services, Inc.	Baa1 / BBB+ / A-	58,775	5.1%	$55.25	5.4%	9/30/2025
CoreSite	NA / NA / NA	49,303	4.2%	$64.32	5.3%	4/30/2023
XO Communications Services, Inc.	NA / NA / NA	48,993	4.2%	$36.00	2.9%	3/31/2027
Bartle Bogle Hegarty LLC	NA / NA / NA	43,030	3.7%	$34.05	2.4%	11/30/2021
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	AMFM occupies 8,356 square feet of additional space (0.1% of the property’s net rentable area) under a sublease from BCE Nexxia Corporation. The expiration date with respect to this space is April 28, 2016.

(4)	With respect to the directly leased spaces, (i) AMFM pays an annual rent of $6,783,869 and has one five-year renewal and no termination options remaining, (ii) Dentsu pays an annual rent of $6,347,514 and has no renewal or termination options remaining and (iii) CenturyLink pays an annual rent of $8,250,912 and has one five-year renewal and no termination options remaining.

(5)	Dentsu occupies 44,514 square feet of additional space (3.8% of the property’s net rentable area) under a sublease from CenturyLink. Additionally, Dentsu occupies an additional 64,256 square feet (5.5% of the property’s net rentable area) under a sublease from Cambridge at a rent of $53.00 per square foot. This represents all of Cambridge’s space at the property.

(6)	Dentsu directly leases multiple spaces under several leases with different expiration dates. The expiration date with respect to the 99,184 square foot space (8.5% of the property’s net rentable area) is September 30, 2021, the expiration date with respect to the 36,845 square foot space (3.2% of the property’s net rentable area) is August 31, 2025 and the expiration date with respect to the 32,862 square foot space (2.8% of the property’s net rentable area) is December 31, 2023.

(7)	TelX occupies three additional spaces totaling 60,759 square feet (5.2% of the property’s net rentable area) under a sublease from Tata Communications through April 2016. TelX has executed a lease for this space, which will commence in May 2016.

(8)	TelX Base Rent PSF includes base rent per square foot of $256.88 for the 27,328 square foot HUB (2.3% of the property’s net rentable area). Excluding this space, the Base Rent PSF is equal to $70.66 for the remaining 112,674 square feet, which includes subleased space.

(9)	TelX was acquired by Digital Realty Trust Inc. (NYSE: DLR) on October 12, 2015.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	4,424	0.4%	NAP	NAP	4,424	0.4%	NAP	NAP
2016 & MTM	5	20,024	1.7%	$627,976	1.0%	24,448	2.1%	$627,976	1.0%
2017	3	16,695	1.4%	553,931	0.9	41,143	3.5%	$1,181,907	2.0%
2018	1	42,182	3.6%	1,813,159	3.0	83,325	7.2%	$2,995,066	5.0%
2019	1	13,589	1.2%	449,431	0.7	96,914	8.3%	$3,444,497	5.7%
2020	3	168,534	14.5%	9,038,355	15.1	265,448	22.8%	$12,482,852	20.8%
2021	3	151,254	13.0%	4,997,510	8.3	416,702	35.8%	$17,480,362	29.1%
2022	7	313,618	27.0%	12,308,048	20.5	730,320	62.8%	$29,788,410	49.6%
2023	3	114,719	9.9%	6,299,919	10.5	845,039	72.7%	$36,088,329	60.1%
2024	0	0	0.0%	0	0.0	845,039	72.7%	$36,088,329	60.1%
2025	4	129,017	11.1%	7,169,925	11.9	974,056	83.8%	$43,258,254	72.1%
2026	0	0	0.0%	0	0.0	974,056	83.8%	$43,258,254	72.1%
2027 & Beyond	2	188,995	16.2%	16,745,523	27.9	1,163,051	100.0%	$60,003,777	100.0%
Total	32	1,163,051	100.0%	$60,003,778	100.0%

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

32 Avenue of the Americas

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$49,968,339	$52,735,008	$53,123,968	$55,508,378	$60,003,778	$51.59	89.1%
Vacant Income	0	0	0	0	246,752	0.21	0.4
Gross Potential Rent	$49,968,339	$52,735,008	$53,123,968	$55,508,378	$60,250,530	$51.80	89.5%
Total Reimbursements(4)	6,484,754	7,218,925	7,601,119	7,239,232	7,076,221	6.08	10.5
Net Rental Income	$56,453,093	$59,953,933	$60,725,087	$62,747,610	$67,326,751	$57.89	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(3,366,338)	(2.89)	(5.0)
Other Income(5)	1,944,356	4,021,358	623,286	16,532	153,426	0.13	0.2
Effective Gross Income	$58,397,449	$63,975,291	$61,348,373	$62,764,142	$64,113,840	$55.13	95.2%

Total Expenses(4)	$20,208,538	$21,551,233	$21,720,013	$22,052,760	$22,373,187	$19.24	34.9%

Net Operating Income	$38,188,911	$42,424,058	$39,628,360	$40,711,382	$41,740,653	$35.89	65.1%

Total TI/LC, Capex/RR	0	0	0	0	2,506,704	2.16	3.9

Net Cash Flow	$38,188,911	$42,424,058	$39,628,360	$40,711,382	$39,233,948	$33.73	61.2%

(1)	TTM Column represents the trailing 12-month period ending September 30, 2015.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	The increase in Rents in Place from TTM to Underwritten is due to (i) rent averaging for six investment grade tenants accounting for approximately $3.1 million, including TelX, which accounts for approximately $2.3 million and (ii) other contractual rent increases of $1.3 million through August 2016.

(4)	The decrease in Total Reimbursements and Total Expenses from 2014 to TTM is due to the exclusion of HUB reimbursements of $972,570.

(5)	Other Income is comprised of sundry revenue, antenna revenue and, in the case of 2012, a one-time lease termination fee for RAI Italian Radio (“RAI”) of approximately $1.0 million and, in the case of 2013, a one-time lease termination fee of part of its space for MCI of approximately $3.5 million. RAI’s vacated space is currently occupied by Dentsu.

Property Management. The 32 Avenue of the Americas property is managed by Rudin. The current management agreement commenced on July 17, 2001 and will automatically renew for successive one-year periods unless otherwise terminated by either party. The management agreement provides for a contractual management fee of $575,185 per annum, which may be adjusted from time to time as negotiated by the parties. The management fee has generally increased annually by approximately 5.0% since 2005. The management fee for 2014 was approximately $940,157. The management fees related to the 32 Avenue of the Americas property are subordinate to the liens and interests of the 32 Avenue of the Americas loan.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $3.9 million for outstanding tenant improvements and leasing commissions related to 11 tenants and approximately $1.8 million for free rent reserves related to TelX (approximately $1.6 million) and Impact Digital (approximately $218,453).

Tax Escrows - The requirement for the borrower to make deposits to the tax escrow is waived so long as no Reserve Trigger Event has occurred and is continuing and the borrower pays taxes prior to their due date.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the property is insured under a blanket insurance policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrower to make deposits to the replacement reserve is waived so long as no Reserve Trigger Event has occurred and is continuing.

TI/LC Reserves - The requirement for the borrower to make deposits into the tenant improvement and leasing commission escrow is waived so long as no Reserve Trigger Event has occurred and is continuing.

A “Reserve Trigger Event” means (i) the occurrence of an event of default or (ii) the debt service coverage ratio as calculated in the loan documents based on the trailing three-month period is less than 1.15x for two consecutive quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

32 Avenue of the Americas

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters were required to be sent to all tenants upon the origination of the loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) any bankruptcy action of the borrower or property manager or (ii) a Reserve Trigger Event.

Permitted Mezzanine Debt. The loan agreement permits future mezzanine financing secured by the ownership interests in the borrower upon satisfaction of certain terms and conditions which include, without limitation: (i) no event of default has occurred and is continuing at any time on or before when the notice is delivered to the lender through and including the date the mezzanine loan is advanced, (ii) the combined loan-to-value ratio does not exceed 53.7%, (iii) the debt service coverage ratio, as calculated in the loan documents and including the mezzanine loan, is not less than 1.90x and (iv) an acceptable intercreditor agreement has been executed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

7700 Parmer

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

7700 Parmer

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

7700 Parmer

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$70,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$70,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	6.8%	Net Rentable Area (SF):	911,579
Loan Purpose:	Acquisition	Location:	Austin, TX
Borrower:	BRI 1869 Parmer, LLC	Year Built / Renovated:	1998-2000 / N/A
Sponsor:	Accesso Partners, LLC	Occupancy(2):	94.0%
Interest Rate:	4.59300%	Occupancy Date:	12/1/2015
Note Date:	11/30/2015	Number of Tenants:	9
Maturity Date:	12/1/2025	2012 NOI(3):	N/A
Interest-only Period:	120 months	2013 NOI(4):	$10,721,040
Original Term:	120 months	2014 NOI(4):	$14,261,495
Original Amortization:	None	TTM NOI (as of 6/2015) (4)(5)(6):	$7,567,540
Amortization Type:	Interest Only	UW Economic Occupancy(2):	92.0%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues(2):	$27,421,192
Lockbox:	Hard	UW Expenses:	$10,574,988
Additional Debt:	Yes	UW NOI (5):	$16,846,204
Additional Debt Balance:	$107,000,000	UW NCF:	$15,142,710
Additional Debt Type:	Pari Passu	Appraised Value / Per SF(7):	$272,250,000 / $299
		Appraisal Date:	11/30/2015

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$194
Taxes:	$460,700	$460,699	N/A	Maturity Date Loan / SF:	$194
Insurance:	$0	$14,761	N/A	Cut-off Date LTV(7):	65.0%
Replacement Reserves:	$15,193	$15,193	$546,947	Maturity Date LTV(7):	65.0%
TI/LC:	$151,930	$151,930	$5,469,474	UW NCF DSCR(9):	1.84x
Other:	$23,584,004	Springing	N/A	UW NOI Debt Yield(9):	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$177,000,000	57.9%	Purchase Price	$272,250,000	89.0%
Loan Sponsor Equity	105,243,932	34.4	Upfront Reserves	24,211,827	7.9
Seller Credit(10)	23,584,004	7.7	Closing Costs	9,366,109	3.1
Total Sources	$305,827,936	100.0%	Total Uses	$305,827,936	100.0%

(1)	The 7700 Parmer loan is part of a loan evidenced by three pari passu notes with an aggregate original principal balance of $177.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $177.0 million 7700 Parmer Whole Loan.
(2)	Occupancy, UW Economic Occupancy and UW Revenues include three tenants that have executed leases but not yet taken occupancy and/or begun paying rent, representing 200,100 square feet and $4,591,323 of underwritten rent. An approximately $19.8 million reserve associated with tenant improvements and leasing commissions and an approximately $3.8 million gap rent reserve were escrowed by the borrower at origination. Occupancy excluding the three tenants is 72.0%. For additional details on these tenants, please refer to the “Tenant Summary” below.
(3)	2012 NOI is unavailable as the property was recently acquired and the previous property owner did not provide 2012 financials.
(4)	The increase from 2013 NOI to 2014 NOI is primarily driven by lease up at the property in anticipation of a former tenant, Motorola/Freescale Semiconductor, vacating in December 2014. Such vacancy led to the decrease from 2014 NOI to TTM NOI.
(5)	The increase from TTM NOI to UW NOI is due to higher underwritten rent for executed leases described above in footnote 2, contractual rent increases and lease up at the property after Motorola/Freescale Semiconductor vacated in December 2014, as well as other adjustments described in “Operating History and Underwritten Net Cash Flow” below.
(6)	TTM NOI represents the trailing six-month period as of June 30, 2015, annualized, due to the prior vacancy described in footnote 5 above.
(7)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical as-is” value of approximately $272.3 million, which assumes that all contractual tenant improvements, leasing commissions, gap rent and free rent abatements have been paid. At origination, all outstanding tenant improvements, leasing commissions, gap rent and free rent were reserved by the borrower. The “as-is” value as of October 27, 2015 is $249.0 million, which results in a Cut-off Date LTV and Maturity Date LTV of 71.1% and 71.1%, respectively.
(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(9)	Excluding all contractual rent increases, UW NCF DSCR and UW NOI Debt Yield are 1.69x and 8.8%, respectively.
(10)	The loan sponsor received a credit from the seller for all outstanding tenant improvements, leasing commissions, gap rent and free rent which were reserved at origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

7700 Parmer

The Loan. The 7700 Parmer loan is secured by a first mortgage lien on a Class A office park comprising 911,579 square feet across a five-building office campus in Austin, Texas. The whole loan has an outstanding principal balance as of the Cut-off Date of $177.0 million (the “7700 Parmer Whole Loan”) and is comprised of three pari passu notes, Note A-1, Note A-2 and Note A-3. Note A-2, with an outstanding principal balance as of the Cut-off Date of $70.0 million, is being contributed to the JPMBB 2016-C1 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $75.0 million and was contributed to the JPMCC 2015-JP1 trust. Note A-3 has an outstanding principal balance as of the Cut-off Date of $32.0 million and is expected to be contributed to a future securitization trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMCC 2015-JP1 trust. The trustee of the JPMCC 2015-JP1 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the 7700 Parmer Whole Loan; provided, however, that the holders of Note A-2 and Note A-3 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The 7700 Parmer Whole Loan has a 10-year term and will be interest-only for the entire term of the loan.

The Borrower. The borrowing entity for the 7700 Parmer Whole Loan is BRI 1869 Parmer, LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor is Accesso Partners, LLC (“Accesso”). The nonrecourse carve-out guarantors are Accesso Investment Properties V (US), LLLP, and Accesso Investment Properties V, LLLP, both of which are Florida limited liability limited partnerships and affiliates of the loan sponsor. Accesso is a real estate investment and property development group based in Hallandale Beach, Florida, with additional offices in Houston, Texas, Dallas, Texas, Atlanta, Georgia and Minneapolis, Minnesota. Accesso was established in 2003 and has sponsored six closed-end real estate funds and managed accounts with an aggregate capital raise of approximately $606.6 million. Through these funds Accesso has acquired over $2.2 billion worth of commercial and residential real estate. Accesso’s current commercial real estate portfolio includes 37 assets totaling more than 11.5 million square feet of office, retail, and industrial properties located throughout Texas, Pennsylvania, Florida, North Carolina and the Midwest.

The Property. 7700 Parmer is a five-building Class A office campus that sits on a 128.8-acre parcel of land in Austin, Texas. The property was built in phases between 1998 and 2000. The property totals 911,579 square feet of net rentable area and consists of four office buildings (“Buildings A, B, C and D”) and one daycare building. The property was originally developed as a build-to-suit property for Motorola/Freescale Semiconductor, but was completely repositioned as a multi-tenant campus starting in 2010. Freescale Semiconductor, which was spun off by Motorola in 2004, began subleasing portions of the property starting in 2010 and entered into a lease restructuring agreement with the landlord in October 2012 to convert its subleases to direct leases in Buildings C & D prior to fully vacating Buildings A & B in December 2014. According to the loan sponsor, as part of the multi-tenanting process and re-purposing of the property, prior ownership invested approximately $10.0 million across the campus. The property includes on-site amenities such as a 540-seat cafeteria operated by Bon Appétit, a full service fitness center with locker rooms and shower facilities, a 150-seat auditorium, an on-site day care, a jogging trail, volleyball courts, basketball courts and soccer and baseball fields. According to the appraisal, the property also contains 4,558 surface parking spaces (approximately 5.0 spaces per 1,000 square feet).

As of December 1, 2015, the property was 94.0% leased by seven tenants with an aggregate of nine leases. All office tenants are publicly traded and 63.6% of the net rentable area is occupied by investment grade tenants. The largest tenant at the property, eBay (NASDAQ:EBAY), currently leases 23.6% of the net rentable area through multiple leases expiring in September 2017 and September 2018 and has one five-year and one six-year renewal option remaining across its leases. eBay originally became a tenant in 2010 and has expanded its space multiple times. eBay is a worldwide online merchandise selling forum with over 155 million users generating over $17.9 billion in revenue in 2014. The eBay suite of companies also includes its online payment systems, PayPal and Bill Me Later, StubHub, Half.com, as well as a minority stake in Craigslist. The company is rated Baa1/BBB+/BBB by Moody’s, S&P, and Fitch, respectively. The second largest tenant, Oracle (NASDAQ: ORCL), leases 19.7% of the net rentable area through multiple leases expiring in September 2020 and May 2024 and has been in occupancy at the property since 2013. Oracle has a seven- and a 10-year renewal option remaining across its leases. The company is rated A1/AA-/A+ by Moody’s, S&P and Fitch, respectively. Oracle recently executed a 121,257 square foot expansion of its original space and, according to the loan sponsor, is spending approximately $1.3 million ($23 per square foot) to build out the new space. Oracle is a leader in enterprise software best known for its focus on databases, offering aid in areas such as managing business data, application development, customer relationship management and supply chain management. Oracle generated over $38.2 billion in revenue for year-end 2015. The third largest tenant, Electronic Arts Inc. (NASDAQ: EA) (“EA”), leases 19.2% of the net rentable area through August 2026, has been a tenant since 2011 and has expanded its space multiple times. EA’s most recent expansion, which is expected to commence in September 2016, is for an additional 74,681 square feet. EA has one 10-year renewal option remaining. EA is a leading global interactive entertainment software publisher with popular titles such as Battlefield, FIFA, Madden NFL and The Sims. EA develops its games for consoles from Sony, Nintendo and Microsoft, as well as for PCs, and reported over $4.5 billion in revenue for year-end 2015. EA is expected to take occupancy and begin paying rent with respect to 74,681 of square feet on September 1, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

7700 Parmer

7700 Parmer is located on West Parmer Lane and is adjacent to US Highway 183 and Mopac Expressway, providing access to Austin-Bergstrom International Airport, which is approximately 24.0 miles south of the property. According to the appraisal, the property is located in the Far Northwest Austin submarket which has matured into Austin’s primary high-tech location, home to many of Austin’s largest employers including IBM, National Instruments, eBay, HomeAway, Oracle, and The University of Texas at Austin. According to the appraisal, the property is located approximately one mile from the Apple office complex currently under construction which will consist of up to 1.0 million square feet of space and represents a demand generator for the immediate areas. The Far Northwest Austin submarket contained approximately 4.1 million square feet of existing office supply with an overall vacancy rate of 9.4% as of the second quarter of 2015. The asking rents for general office properties and Class A office space were $30.36 and $31.50 per square foot on gross leases, respectively, as of the second quarter of 2015. The appraisal identified seven office properties that are directly competitive with 7700 Parmer. The properties range in size from 128,700 to 688,288 square feet, and occupancy from 81.0% to 100.0%. The weighted average occupancy of the group is 89.7% and the average quoted rental rate is $22.36 per square foot on triple net leases.

Historical and Current Occupancy(1)(2)
2012	2013	2014(2)	Current(3)
85.6%	89.0%	55.7%	94.0%

(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Historical Occupancy reflects space leased by a former tenant, Motorola/Freescale Semiconductor, which leased 100% of the property starting in 1998. Freescale Semiconductor was spun off by Motorola in 2004. Freescale Semiconductor began subleasing portions of the property starting in 2010 and entered into a lease restructuring agreement with the landlord in October 2012 to convert its subleases to direct leases in Buildings C & D prior to fully vacating Buildings A & B in December 2014.
(3)	Current Occupancy is as of December 1, 2015 and includes three tenants representing 200,100 square feet that have executed leases but not yet taken occupancy (as described below). Excluding these three tenants, occupancy is 72.0%.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
eBay(3)	Baa1 / BBB+ / BBB	214,691	23.6%	$17.36	20.9%	Various
Oracle(4)	A1 / AA- / A+	179,903	19.7%	$23.75	23.9%	Various
Electronic Arts Inc.(5)	NA / NA / NA	175,468	19.2%	$22.45	22.1%	8/1/2026
Google(6)	Aa2 / AA / NA	123,802	13.6%	$21.12	14.6%	8/1/2022
Polycom, Inc.	NA / NA / NA	88,787	9.7%	$18.00	8.9%	8/1/2021
The Dun & Bradstreet Corporation(7)	NA / BBB- / BBB	61,471	6.7%	$25.07	8.6%	3/1/2024
Stepping Stone School	NA / NA / NA	12,326	1.4%	$14.09	1.0%	9/1/2016

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	eBay directly leases multiple spaces with two different expiration dates. The expiration date with respect to 149,226 square feet (16.4% of the property’s net rentable area) is September 1, 2017 and the expiration date with respect to 65,465 square feet (7.2% of the property’s net rentable area) is September 1, 2018. For the 65,465 square foot space, underwritten rent includes averaging of rent over the term of the lease for an increase of $74,260 compared to contractual in-place rent of $16.68 per square foot across all of eBay’s space.
(4)	Oracle directly leases multiple spaces under two different expiration dates. The expiration date with respect to 123,569 square feet (13.6% of the property’s net rentable area) is September 1, 2020 and the expiration date with respect to 56,334 square feet (6.2% of the property’s net rentable area) is May 1, 2024. Underwritten rent includes averaging of rent over the term of the lease for an increase of $358,175 compared to contractual in-place rent of $21.76 per square foot.
(5)	Electronic Arts Inc. may terminate its lease on August 31, 2023 with 12 months’ prior written notice and payment of approximately $9.0 million or $51.53 per square foot in termination fees. Electronic Arts Inc. is expected to take occupancy and commence paying rent with respect to 74,681 square feet on September 1, 2016. A $1,919,935 gap rent reserve was escrowed at origination for the EA space. In total, the borrower escrowed an approximately $3.8 million gap rent reserve at origination for all tenants that have executed leases but not yet taken occupancy and/or begun paying rent.
(6)	Underwritten rent for Google includes averaging of rent over the term of the lease for an increase of $262,460 compared to contractual in-place rent of $19.00 per square foot. Google took occupancy of 63,948 square feet of space on February 1, 2016 and is expected to begin paying rent for such space on May 1, 2016. A $643,609 gap rent reserve was escrowed at origination for the Google space. In total, the borrower escrowed an approximately $3.8 million gap rent reserve at origination for all tenants that have executed leases but not yet taken occupancy and/or begun paying rent.
(7)	Underwritten rent for The Dun & Bradstreet Corporation includes averaging of rent over the term of the lease for an increase of $142,536 compared to contractual in-place rent of $22.75 per square foot. The Dun & Bradstreet Corporation does not take occupancy until April 1, 2016 and is expected to begin paying rent on August 1, 2016. A $1,211,967 gap rent reserve was escrowed at origination for The Dun & Bradstreet Corporation space. In total, the borrower escrowed an approximately $3.8 million gap rent reserve at origination for all tenants that have executed leases but not yet taken occupancy and/or begun paying rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

7700 Parmer

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	55,131	6.0%	NAP	NAP	55,131	6.0%	NAP	NAP
2016 & MTM	1	12,326	1.4	$173,673	1.0%	67,457	7.4%	$173,673	1.0%
2017	1	149,226	16.4	2,435,369	13.6	216,683	23.8%	$2,609,042	14.6%
2018	1	65,465	7.2	1,291,712	7.2	282,148	31.0%	$3,900,754	21.8%
2019	0	0	0.0	0	0.0	282,148	31.0%	$3,900,754	21.8%
2020	1	123,569	13.6	2,835,953	15.9	405,717	44.5%	$6,736,707	37.7%
2021	1	88,787	9.7	1,598,166	8.9	494,504	54.2%	$8,334,873	46.7%
2022	1	123,802	13.6	2,614,698	14.6	618,306	67.8%	$10,949,571	61.3%
2023	0	0	0.0	0	0.0	618,306	67.8%	$10,949,571	61.3%
2024	2	117,805	12.9	2,977,518	16.7	736,111	80.8%	$13,927,089	77.9%
2025	0	0	0.0	0	0.0	736,111	80.8%	$13,927,089	77.9%
2026	1	175,468	19.2	3,939,704	22.1	911,579	100.0%	$17,866,793	100.0%
2027 & Beyond	0	0	0.0	0	0.0	911,579	100.0%	$17,866,793	100.0%
Total	9	911,579	100.0%	$17,866,793	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$11,834,110	$14,494,463	$10,206,152	$17,866,793	$19.60	60.1%
Vacant Income	0	0	0	1,240,448	1.36	4.2%
Gross Potential Rent	$11,834,110	$14,494,463	$10,206,152	$19,107,241	$20.96	64.3%
Total Reimbursements	7,166,026	8,352,219	6,563,904	10,612,351	11.64	35.7%
Net Rental Income	$19,000,136	$22,846,682	$16,770,056	$29,719,591	$32.60	100.0%
(Vacancy/Credit Loss)	0	0	0	(2,392,153)	(2.62)	(8.0)
Other Income(5)	129	1,500	0	93,754	0.10	0.3%
Effective Gross Income	$19,000,264	$22,848,182	$16,770,056	$27,421,192	$30.08	92.3%

Total Expenses	$8,279,224	$8,586,688	$9,202,516	$10,574,988	$11.60	38.6%

Net Operating Income	$10,721,040	$14,261,495	$7,567,540	$16,846,204	$18.48	61.4%

Total TI/LC, Capex/RR	0	0	0	1,703,494	1.87	6.2%
Net Cash Flow	$10,721,040	$14,261,495	$7,567,540	$15,142,710	$16.61	55.2%
(1)	TTM column represents the trailing six-month period as of June 30, 2015, annualized, due to the prior vacancy described in footnote 4 below.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place consist of in-place rents as of December 1, 2015 and include (i) tenants that have executed leases but not yet taken occupancy and/or begun paying rent representing 200,100 square feet and approximately $4.6 million of underwritten rent, (ii) higher underwritten rents due to averaging of rent over the term of the lease for four investment grade tenants accounting for $837,431, (iii) other underwritten contractual rent increases of $351,360 through December 2016 and (iv) three leases executed between June 2015 and December 2015 accounting for 181,111 square feet and approximately $4.3 million of underwritten rent. Excluding all contractual rent increases, UW NCF DSCR and UW NOI Debt Yield are 1.69x and 8.8%, respectively.
(4)	The increase from 2013 Rents in Place to 2014 Rents in Place is primarily driven by lease up at the property that occurred in anticipation of a former tenant, Motorola/Freescale Semiconductor, vacating in December 2014. Such vacancy led to the decrease from 2014 Rents in Place to TTM Rents in Place.
(5)	Other Income consists of income from telecommunication services.

Property Management. The property is managed by Accesso Services, LLC, a Florida limited liability company and an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

7700 Parmer

Escrows and Reserves. At origination, the borrower deposited into escrow $19,803,193 for outstanding tenant improvements and leasing commissions associated with leases in effect at closing (and with respect to certain leases, for tenants that have not yet taken occupancy), $3,010,903 for gap rent and $769,908 for free rent abatements associated with four tenants in effect at closing, $460,700 for real estate taxes, $151,930 for future tenant improvements and leasing commissions and $15,193 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $460,699.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premium, which currently equates to $14,761.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $15,193 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $546,947 (approximately $0.60 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $151,930 (approximately $2.00 per square foot annually) for future tenant improvements and leasing commissions. The reserve is subject to a cap of $5,469,474 (approximately $6.00 per square foot) excluding any termination fees received.

eBay Reserves - On a monthly basis, the borrower is required to deposit (i) all amounts remaining in the cash management account after payments of monthly debt service, required reserves and, to the extent there is a Cash Sweep Event (as defined below), operating expenses, and (ii) any termination fee payable to the borrower in connection with eBay’s election to exercise an early termination of its lease. The foregoing amounts will be deposited with the lender to satisfy any tenant improvement and leasing commission obligations in connection with the tenant’s renewal, partial replacement or replacement.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept each business day to a cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent that (i) there is an event of default under the loan documents, (ii) the debt service coverage ratio (as calculated in the loan documents) based on the immediately preceding trailing six-month period falls below 1.45x, (iii) eBay becomes the subject of a bankruptcy, insolvency or similar action or fails to renew its lease on or before 12 months prior to expiration of its first lease expiration (September 1, 2017) or (iv) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action (individually and collectively, the “Cash Sweep Event”), then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

Permitted Mezzanine Debt. In connection with a permitted sale of the property and assumption of the loan in accordance with the loan documents, the loan agreement permits future mezzanine financing secured by the ownership interests in the borrower upon satisfaction of certain terms and conditions which include, without limitation: (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio, as calculated in the loan documents and including the mezzanine loan does not exceed 65.0%, (iii) the debt service coverage ratio (as calculated in the loan documents and including the mezzanine loan) is not less than 1.80x and (iv) an intercreditor agreement acceptable to the lender has been executed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Naples Grande Beach Resort

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Naples Grande Beach Resort

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Naples Grande Beach Resort

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Naples Grande Beach Resort

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$70,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$70,000,000	Property Type - Subtype(3):	Hotel - Full Service
% of Pool by IPB:	6.8%	Net Rentable Area (Rooms):	474
Loan Purpose:	Refinance	Location:	Naples, FL
Borrowers:	NWNG LLC and NWNG Golf LLC	Year Built / Renovated(4):	1986 / 2015
Sponsors(2):	Various	Occupancy / ADR / RevPAR:	69.9% / $249.20 / $174.19
Interest Rate:	4.95000%	Occupancy / ADR / RevPAR Date:	11/30/2015
Note Date:	12/18/2015	Number of Tenants:	N/A
Maturity Date:	1/1/2026	2012 NOI(5):	$9,519,938
Interest-only Period:	24 months	2013 NOI(5)(6):	$11,567,710
Original Term:	120 months	2014 NOI(6)(7):	$10,716,059
Original Amortization:	360 months	TTM NOI (as of 11/2015)(7):	$17,031,488
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	69.9% / $249.20 / $174.19
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$59,695,441
Lockbox:	Hard	UW Expenses:	$42,496,139
Additional Debt:	Yes	UW NOI:	$17,199,302
Additional Debt Balance:	$95,000,000	UW NCF:	$17,199,302
Additional Debt Type:	Pari Passu	Appraised Value / Per Room(8):	$263,750,000 / $556,435
		Appraisal Date:	11/13/2015

Escrows and Reserves(9)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$348,101
Taxes:	$182,282	$94,939	N/A	Maturity Date Loan / Room:	$300,794
Insurance:	$12,758	$4,253	N/A	Cut-off Date LTV(8):	62.6%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV(8):	54.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.63x
Other:	$0	Springing	$3,000,000	UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$165,000,000	100.0%	Payoff Existing Debt	$118,194,680	71.6%
			Return of Equity	44,655,752	27.1%
			Closing Costs	1,954,528	1.2%
			Upfront Reserves	195,040	0.1%
Total Sources	$165,000,000	100.0%	Total Uses	$165,000,000	100.0%

(1)	The Naples Grande Beach Resort loan is part of a loan evidenced by three pari passu notes with an aggregate balance of $165.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $165.0 million Naples Grande Whole Loan.
(2)	For a full description of the Loan Sponsors, please refer to “The Loan Sponsors” below.
(3)	The collateral for the Naples Grande Whole Loan also includes an 18-hole golf course.
(4)	The Golf Property (as defined below) was built in 2000 and renovated in 2015.
(5)	The increase in 2013 NOI from 2012 NOI was primarily driven by increases in room, food and beverage revenues totaling approximately $3.6 million.
(6)	The decrease in 2014 NOI from 2013 NOI was primarily driven by room renovations.
(7)	The increase in TTM NOI from 2014 NOI was primarily driven by an increase in total revenue of approximately $6.7 million resulting from room renovations and the removal of the Hilton affiliation.
(8)	The Appraised Value represents the aggregate appraised value of the Resort (as defined below) and the Golf Property. As of November 13, 2015, the Resort had an appraised value of $240.25 million, excluding both an appraised value of $1.75 million for the Tennis Court Parcel (as defined below) and the Golf Property, which had an appraised value of $23.5 million. Excluding the Golf Property and the Tennis Court Parcel, the Appraised Value per room equates to $506,857, which results in a Cut-off Date LTV and Maturity Date LTV of 68.7% and 59.3%, respectively. On February 11, 2016, the borrowers released the Tennis Court Parcel in accordance with the terms of the loan documents.
(9)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Naples Grande Beach Resort

The Loan. The Naples Grande Beach Resort loan is secured by a first mortgage lien on the fee interest in a 474-room full service hotel and 18-hole golf course located in Naples, Florida. The whole loan has an outstanding principal balance as of the Cut-off Date of $165.0 million (the “Naples Grande Whole Loan”) and is comprised of three pari passu notes, Note A-1, Note A-2 and Note A-3. Note A-1, with an outstanding principal balance as of the Cut-off Date of $70.0 million, is being contributed to the JPMBB 2016-C1 Trust. Note A-2 and Note A-3 (together, the “Companion Notes”) have an aggregate outstanding principal balance as of the Cut-off Date of $95.0 million and are expected to be contributed to one or more future securitization trusts. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMBB 2016-C1 Trust. The trustee of the JPMBB 2016-C1 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Naples Grande Whole Loan; provided, however, that the holders of the Companion Notes will be entitled, under certain circumstances, to be consulted with respect to major decisions.

The Naples Grande Whole Loan has a 10-year term and, subsequent to a two-year interest-only period, will amortize on a 30-year schedule. Proceeds from the Naples Grande Whole Loan were used to pay off previously existing bank debt with an original principal balance of $125.0 million held by Wells Fargo. Prior to this, the property served as collateral for the Boca Resorts Hotel Pool loan, which was securitized in the WBCMT 2006-WL7A transaction, when the property operated as the Naples Grande Resort & Club, an independent hotel.

The Borrowers. The borrowing entities for the loan are NWNG LLC and NWNG Golf LLC, each a Delaware limited liability company and special purpose entity.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Northwood Real Estate Partners LP, Northwood Real Estate Co-Investors LP, Northwood Real Estate Partners TE (Hotel AIV) LP and Northwood Real Estate Co-Investors TE (Hotel AIV) LP, each an affiliate of Northwood Investors LLC (“Northwood”). Northwood is a privately-held real estate investment advisor that was founded in 2006 by John Kukral, the former President and CEO of Blackstone Real Estate Advisors. Northwood invests in a wide range of real estate-related investments, including single property acquisitions, property development and redevelopment, multi-property portfolio acquisitions and public and private securities investments. As of August 31, 2015, Northwood had approximately $5.5 billion of assets under management including equity in hospitality-related properties such as The London West Hollywood in Los Angeles, California; The Cheeca Lodge & Spa in Islamorada, Florida; Tranquility Bay Beach Resort in Marathon, Florida; and The Four Seasons Prague in Prague, Czech Republic.

The Property. Naples Grande Beach Resort (the “Resort”) is an 18-story, 474-room, full service luxury resort hotel located in Naples, Florida. The Resort is located on a 24.0-acre site with approximately three miles of direct beach frontage on the Gulf of Mexico. The Resort has a long history of operating as a successful, independent hotel. The Resort was originally developed in 1986 as the Registry Resort & Club (the “Registry”) and operated as an independent hotel for a total of 23 years. In 2004, Blackstone acquired the Resort as part of its Boca Resorts portfolio acquisition and in 2005, rebranded it as The Naples Grande Resort. In 2009, the Resort was added to the Waldorf Astoria Collection of hotels and began operating as a flagged hotel for the first time as part of Hilton Worldwide. The Resort was re-named again in 2012 as The Waldorf Astoria Naples (the “Waldorf”). According to the loan sponsors, Blackstone invested approximately $58.0 million ($122,363 per room) in capital improvements from 2005 through 2011. In October 2013, the loan sponsors acquired the Resort for approximately $195.5 million. Since acquiring the Resort and the Golf Property, Northwood has invested approximately $21.0 million ($44,304 per room), which includes approximately $7.5 million ($15,808 per room) for room renovations that occurred between August 2014 and January 2015, $1.7 million in common areas, including the renovation of the Resort’s main restaurant, $6.8 million in the golf clubhouse construction and the remaining in deferred maintenance and soft costs.

In connection with the room renovation, Northwood removed the Hilton affiliation and returned the Resort to an independent hotel. As a Hilton-flagged hotel property, the Waldorf was in the Hilton rewards program (“HHonors”) network of hotels. HHonors guests are able to earn rewards points for staying at Hilton-affiliated hotels and shopping at many national retailers. These rewards points can be redeemed for free or discounted room rates, room upgrades and free or discounted benefits, including dining, spa, golf and other activities at Hilton-affiliated hotels, including, at the time, the Waldorf. Due to the high quality property and desirable location of the hotel, the Waldorf became an attractive location for members to redeem rewards points. According to Northwood, the HHonors guests constituted a significant portion of the total guests staying at the Resort and had historical average daily rates approximately 40% below non-rewards guests and spent less on non-room items (e.g., food and beverage, spa, rentals, etc.). A key part of the loan sponsors’ strategy in removing the Hilton flag was to displace HHonors guests, which Northwood believed were limiting the hotel’s cash flow performance. The chart below compares the Resort’s pre-renovation versus post-renovation performance. As the chart indicates, the Resort’s year-over-year RevPAR increased significantly and outpaced those of the competitive set.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Naples Grande Beach Resort

Post Renovation Unflagged vs. Pre Renovation Flagged
	February	March	April	May	June	July	August	Total / Wtd. Avg
2015 RevPAR(1)	$322.24	$326.23	$246.07	$138.75	$113.55	$124.94	$83.12	$191.87
2014 RevPAR(1)	$290.15	$289.08	$196.20	$121.71	$123.70	$111.66	$89.14	$173.02
Subject YoY Change	11.1%	12.9%	25.4%	14.0%	(8.2%)	11.9%	(6.8%)	10.9%
Comp Set YoY Change(2)	8.3%	8.3%	3.0%	(2.4%)	1.5%	0.0%	(17.4%)	2.4%
Incremental Revenue	$425,898	$545,882	$709,151	$250,386	($144,333)	$195,136	($88,458)	$1,893,663

(1)	Based on operating statements provided by the loan sponsors.

(2)	Data provided by Smith Travel Research. The competitive set contains the following properties: Marriott Marco Island Beach Resort Golf Club & Spa, Hilton Marco Island Beach Resort & Spa, La Playa Beach & Golf Resort, Ritz-Carlton Naples, Marriott Sanibel Harbour Resort & Spa, Edgewater Beach Hotel, Hyatt Regency Coconut Point Resort & Spa, Hilton Naples and Ritz-Carlton Golf Resort Naples.

The Resort’s amenities include three heated resort-style outdoor pools; approximately 78,000 square feet of meeting space; gift and sundry shops in the lobby; a business center; 15 Har-Tru tennis courts and tennis pro-shop (Eight of the tennis courts were released on February 11, 2016. Please refer to “Partial Releases” for additional information.); an 8,000 square foot fitness facility on the Tower’s third floor, which features a variety of weight and cardiovascular equipment, as well as a sauna and steam room; watersports for rent including jet skis, kayaks, sailing and windsurfing; and a three-building, 16,000 square foot, 12-room spa complex, which features 12 treatment rooms, a spa villa with a soaking tub, a whirlpool bath, a sundeck and patio, a hair and nail salon, a spa shop and a tranquility pool. Outdoor features also include waterfalls and fountains, whirlpool baths, sauna and steam rooms, rain showers and a meditation space. The Resort also includes two underground parking levels and surface parking totaling 700 spaces, resulting in a parking ratio of approximately 1.48 spaces per room. Additionally, the property features access to a private 18-hole, par 72 championship golf course (the “Naples Grande Golf Club” or the “Golf Property”) located approximately six miles southeast of the Resort, which also serves as collateral for the Naples Grande Whole Loan. See “The Golf Property” below for additional details.

Of the 474 guestrooms, there are 278 double-queen rooms, 78 king suites, 56 standard king rooms and 12 ADA-equipped rooms located in the main building of the Resort (the “Tower”) and 50 standalone suites (the “Bungalow Suites”) located adjacent to the Tower. All of the 346 standard guestrooms located in the Tower measure approximately 465 square feet and feature views of the Gulf of Mexico from a private balcony. Additional amenities include a flat screen television, walk-in shower and soaking tub. The king suites feature approximately 1,100 square feet of space, which includes a large private balcony, separate living area, dining room and one and a half baths, a whirlpool tub and two large flat screen televisions. One of the king suites, the “Grande Suite”, is located on the penthouse floor and features approximately 1,200 square feet of space, which includes marble flooring throughout, a bedroom, living area, dining room and kitchenette. The bathroom features a full vanity, dual sinks, Jacuzzi tub and separate shower. The Bungalow Suites are divided into two distinct clusters. Each cluster consists of seven buildings surrounding a garden courtyard with a pool in the center. Each Bungalow Suite is approximately 700 square feet in size and includes a large living room with queen-size sleeper sofa, a master bedroom with king-size bed, a spa-style bathroom with granite countertops and stone finishes and two fully-furnished outdoor terraces. All of the Bungalow Suites were renovated by Blackstone between 2006 and 2007 for an aggregate cost of approximately $5.3 million ($106,000 per room), according to Northwood.

The Resort offers seven food and beverage venues. The Catch of the Pelican is an approximately 3,500 square foot dinner-only restaurant and is the Resort’s signature dining venue. The menu offers premium steaks and fresh local seafood with indoor and outdoor dining spaces. In late July 2013, Northwood began an approximately $250,000 renovation of the space, which had been offline at the time of the Resort’s acquisition, and reopened it in January 2015. The renovation and reopening has led to a significant increase in food and beverage (“F&B”) revenue, with the restaurant contributing approximately $1.2 million in revenue for the trailing 12-month period ending November 30, 2015. Another increase in F&B revenue resulted from the Sunset Veranda, an approximately 5,500 square foot space located adjacent to The Catch of the Pelican. This venue was formerly considered “dead space” and was repositioned by the loan sponsors to include a fire pit, outdoor seating, beverage and cocktail service and seasonal entertainment. Aura Restaurant is an approximately 3,700 square foot restaurant located in the lobby, which offers an international breakfast and lunch menu. The Lobby Lounge offers cocktails, small dishes for lunch and dinner, seasonal live entertainment and a cigar menu. The Spressie Coffee Bar is located in the lobby and offers coffee, light lunch fare and pastries. The Gulf Coast Oasis Pool Bar & Grill is an approximately 756 square foot Baja-inspired restaurant located adjacent to the hotel pool offering sandwiches, salads and signature drinks. Rhode’s End is an approximately 944 square foot Mediterranean-inspired restaurant located directly on the beachfront. This venue offers lunch and dinner service as well as a full cocktail menu. Access to the beach is provided via an elevated boardwalk above a protected mangrove forest that separates the Resort from the beach. The boardwalk is leased to the Resort by Collier County, Florida. The lease commenced in October 2007 and has a 10-year term with two five-year extension options. Under the terms of the lease, the Resort is obligated to provide the public, in addition to hotel guests, with complimentary golf cart tram service, which provides for quick passage over the boardwalk to the beach.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Naples Grande Beach Resort

The Resort is located within the 2,100-acre Pelican Bay Community. Pelican Bay is home to approximately 85 residential properties, including a combination of midrise condominiums, town-homes and single-family homes, several parks, tennis courts, a 27-hole golf course, approximately three miles of beachfront and the Waterside Shops, an open-air mall located less than one half mile east of the Resort. The 280,000 square foot, upscale, open-air mall is anchored by Saks Fifth Avenue and Nordstrom. The mall also features other upscale retailers such as Burberry, Gucci, Hermes, Louis Vuitton, Apple, GAP and Tiffany & Co. Other nearby attractions include the Park Shore Plaza Shopping Center, the Naples Shopping Center, the Fifth Avenue and Third Street South boutiques, galleries and restaurants and the Village on Venetian Bay.

The appraisal did not identify any directly competitive properties that are either proposed or under construction.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Naples Grande Beach Resort(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	68.5%	$239.89	$164.42	65.5%	$211.61	$138.53	95.6%	88.2%	84.3%
2013(4)	73.5%	$256.31	$188.37	68.6%	$224.00	$153.56	93.3%	87.4%	81.5%
2014(4)	74.6%	$279.14	$208.24	67.1%	$227.80	$152.79	89.9%	81.6%	73.4%
TTM(5)	72.2%	$298.28	$215.43	69.9%	$249.20	$174.19	96.8%	83.5%	80.9%

(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: Marriott Marco Island Beach Resort Golf Club & Spa, Hilton Marco Island Beach Resort & Spa, La Playa Beach & Golf Resort, Ritz-Carlton Naples, Marriott Sanibel Harbour Resort & Spa, Edgewater Beach Hotel, Hyatt Regency Coconut Point Resort & Spa, Hilton Naples and Ritz-Carlton Golf Resort Naples.
(2)	Based on operating statements provided by the loan sponsors.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower-provided operating statements for the property.
(4)	The decrease in penetration factors in 2014 from 2013 is primarily due to room renovations.
(5)	TTM represents the trailing 12-month period ending on November 30, 2015.

Competitive Hotels(1)
			2014 Estimated Market Mix			2014 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Transient	Meeting and Group	Occupancy	ADR	RevPAR
Naples Grande Beach Resort	474	1986	33,554	55%	45%	67.1%	$216.00	$144.88
Edgewater Beach Hotel	125	1985	2,521	95%	5%	78.0%	$360.00	$280.80
Marriott Sanibel Harbour Resort & Spa	347	1985	38,000	75%	25%	71.0%	$200.00	$142.00
Naples Beach Hotel & Golf Club	319	1946	23,000	60%	40%	67.0%	$195.00	$130.65
Ritz-Carlton Naples	450	1985	35,000	40%	60%	73.0%	$491.00	$355.98
La Playa Beach Resort	189	1979	11,000	50%	50%	77.0%	$337.00	$260.84
Ritz-Carlton Golf Lodge	295	2002	20,000	50%	50%	61.0%	$297.00	$181.17
Hyatt Regency Coconut Point Resort	454	2001	29,000	60%	40%	68.0%	$187.00	$127.91
Marriott Marco Island Resort	726	1971	55,000	45%	55%	81.0%	$261.00	$211.84
Total(2)	2,905

(1)	Based on the appraisal.
(2)	Excludes the Naples Grande Beach Resort property.

The Golf Property. The Naples Grande Golf Club is an 18-hole private golf course located in Naples, Florida, approximately six miles southeast of the Resort on an approximately 182.9-acre parcel. The property, designed by Rees Jones, was constructed in 2000 and renovated in 2015. The course has been named one of North America’s “Top 100 Resort Courses” by Golfweek Magazine and one of the “Top 50 Courses in Florida” with a 4.5 out of 5 star rating by Golf Magazine.

The property consists of seven buildings, including a 16,000 square foot clubhouse with a bar and dining room and pro shop, several practice putting greens, chipping green, grass driving range, a 16,000 square foot maintenance building, a 6,600 square foot cart building and on-course restrooms. Additionally, members have access to hotel amenities including the pools and fitness facility.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Naples Grande Beach Resort

In 2011, the previous owner spent approximately $500,000 on a greens renovation project. In October of 2015, the course reopened after being closed from July to October for an approximately $179,000 renovation and regrassing of the fairways. Starting in March 2015, Northwood began construction of a new clubhouse and cart barn. The loan documents require the borrowers to complete the new clubhouse construction by May 31, 2016, which may be extended for another 12 months in accordance with the loan documents. The construction of the new clubhouse and cart barn are both anticipated to be completed in early March 2016, according to the loan sponsors. The new clubhouse will contain the typical country club features, including a pro shop, formal and casual dining rooms, bar and a full service restaurant with walk-in cooler and freezer. It will have large men’s and women’s locker rooms with showers. As of October 2015, the loan sponsors have invested approximately $4.8 million in the redevelopment and anticipate investing an additional $2.1 million through its completion. Golf-related revenue represents approximately 10.1% and 10.1% of TTM and underwritten revenue, respectively.

As of October 2015, the Naples Grande Golf Club had 525 members consisting of 215 golf members and 310 social members. Membership has ranged between 428 and 537 since 2010. The membership is uncapped. 2016 annual dues are $3,500 for a social membership and $8,500 for a golf membership, which entitles members to free green fees and reduced guest green fees. The initiation fee for both membership types for 2016 is $35,000. Under the prior ownership, the club sold memberships with refundable initiation fees. According to Northwood, there are 269 memberships that were sold under this refundable program. These refundable memberships are owed a refund as they are added to the resignation list. Although the deposits must be returned to the resigning members, they are only returned upon receipt of a new deposit from a new member and on a 1:5 ratio (i.e., one membership is refunded from the resignation list for each five new joining members). Since 2008, the average annual number of refunded initiation fees is seven with an average refund of $26,818. In 2012, the club stopped offering refundable initiation fees.

According to the appraisal, as of 2015, the estimated population within a three-mile and five-mile radius was 53,551 and 143,216 people, respectively, with an estimated average household income of $86,985 and $89,230, respectively.

Competitive Golf Clubs Profile(1)
							Guest Green Fees
Property	Holes	Year Opened	Annual Dues	Initiation Fee	Golf Members	Membership Cap	In Season	Off Season	2015 Rounds (Per 18 Holes)
Naples Grande Golf Club	18	2000	$8,500	$35,000	219	None	$180	$90	29,801(2)
Ritz Carlton Members Golf Club	18	2005	$10,800	$35,000	276	300	$220	$135	19,557
Longboat Key Golf Club	45	1960	$13,900	$50,000	1,600	None	$135	$89	22,500
Marriott Marco Island, The Rookery	18	2003	$8,450	$55,000	450	450	$219	$95	30,000
Ritz Carlton-Tiburon Golf Club	36	1998	$10,800	$70,000	350	450	$225	$85	31,000
Hyatt Regency-Raptor Bay Golf Club	18	2001	$7,200	None	45	None	$175	$79	33,500
Total(3)	135

(1)	Based on the appraisal.
(2)	The Naples Grande Golf Club was closed for approximately four months in the summer of 2015 for fairways renovation. In 2013 and 2014, the total rounds for the Golf Property were 36,069 and 35,383, respectively.
(3)	Excludes the Naples Grande Golf Club.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Naples Grande Beach Resort

Operating History and Underwritten Net Cash Flow
2012		2013	2014	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	65.5%	68.6%	67.1%	69.9%	69.9%
ADR	$211.61	$224.00	$227.80	$249.20	$249.20
RevPAR(4)	$138.53	$153.56	$152.79	$174.19	$174.19

Room Revenue(5)	$24,033,072	$26,566,680	$26,434,129	$30,136,150	$30,136,150	$63,578	50.5%
Food and Beverage Revenue(6)	14,835,025	15,859,607	16,123,410	18,986,415	19,170,303	40,444	32.1%
Golf Revenue	4,909,164	5,574,674	6,147,502	6,000,379	6,000,379	12,659	10.1%
Spa Revenue	2,058,334	1,870,786	1,654,416	1,563,760	1,563,760	3,299	2.6%
Other Departmental Revenue(7)	2,170,090	2,376,107	2,071,108	2,824,849	2,824,849	5,960	4.7%
Total Revenue	$48,005,685	$52,247,854	$52,430,565	$59,511,553	$59,695,441	$125,940	100.0%

Room Expense	$5,414,431	$5,734,138	$6,576,224	$7,041,947	$7,041,947	$14,856	23.4%
Food and Beverage Expense	8,700,458	9,253,995	9,294,074	10,726,644	10,830,534	22,849	56.5%
Golf Expense(8)	3,763,760	2,441,340	4,395,489	3,948,868	3,948,868	8,331	65.8%
Spa Expense	1,329,835	1,191,143	1,142,733	1,080,216	1,080,216	2,279	69.1%
Other Departmental Expenses(9)	1,443,564	1,874,673	1,715,904	1,921,519	1,921,519	4,054	68.0%
Departmental Expenses	$20,652,048	$20,495,289	$23,124,424	$24,719,194	$24,823,084	$52,369	41.6%

Departmental Profit	$27,353,637	$31,752,565	$29,306,141	$34,792,359	$34,872,357	$73,570	58.4%

Operating Expenses	$10,993,357	$11,890,674	$11,617,185	$10,813,726	$10,805,107	$22,796	18.1%
Gross Operating Profit	$16,360,280	$19,861,891	$17,688,956	$23,978,633	$24,067,250	$50,775	40.3%

Management Fees	$1,090,308	$1,512,793	$2,234,229	$1,771,676	$1,790,863	$3,778	3.0%
Property Taxes	950,547	980,553	1,044,728	1,102,078	1,090,859	2,301	1.8%
Property Insurance(10)	2,708,833	2,707,537	1,478,219	1,456,658	1,461,375	3,083	2.4%
Other Expenses(9)	170,427	1,018,584	111,168	156,298	137,033	289	0.2%
FF&E	1,920,227	2,074,714	2,104,553	2,460,435	2,387,818	5,038	4.0%
Total Other Expenses(9)	$6,840,342	$8,294,181	$6,972,897	$6,947,145	$6,867,948	$14,489	11.5%

Net Operating Income	$9,519,938	$11,567,710	$10,716,059	$17,031,488	$17,199,302	$36,285	28.8%
Net Cash Flow(4)	$9,519,938	$11,567,710	$10,716,059	$17,031,488	$17,199,302	$36,285	28.8%

(1)	TTM column represents the trailing 12-month period ending on November 30, 2015.
(2)	Per Room values are based on 474 guest rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.
(4)	Historical RevPar for 2007, 2008, 2009, 2010 and 2011 was $154.91, $150.89, $117.99, $126.02 and $131.56, respectively, and Net Cash Flow was approximately $11.0 million, $12.1 million, $5.7 million, $7.1 million and $8.6 million, respectively. The Resort operated independently as The Naples Grande Resort in 2005 through 2008. The Resort operated as a flagged Waldorf Astoria hotel in 2009 through 2013.
(5)	Room Revenue includes resort fees.
(6)	The increase in Food and Beverage Revenue in TTM from 2014 is primarily due to the reopening of The Catch of the Pelican restaurant, which contributed approximately $1.2 million in revenue, and the Sunset Veranda.
(7)	Other Departmental Revenue consists of parking, rentals, tennis, gift shop, health club, telephone income and other miscellaneous income.
(8)	Golf Expense includes the Golf Property management fee.
(9)	The decrease in Other Departmental Expenses and increase in Other Expenses in 2013 from 2012 are due primarily to a one-time expense recategorization by Northwood of certain golf-related income due to incomplete historical financials received upon acquisition.
(10)	The decrease in Property Insurance in 2014 from 2013 is due to the borrowers obtaining a new insurance policy after acquisition.

Property Management. The Resort is managed by Northwood Hospitality LLC (“Northwood Hospitality”), which is an affiliate of the loan sponsors. Northwood Hospitality manages the hotel portfolio acquired by Northwood. In addition to the Resort, there are currently five other properties under the management of Northwood Hospitality, including the New York Palace Hotel in New York, New York; Cheeca Lodge & Spa in Islamorada, Florida; Parrot Key Hotel and Resort in Key West, Florida; Tranquility Bay Beach House Resort in Marathon, Florida; and the London West Hollywood in Los Angeles, California.

The current hotel management agreement became effective on September 9, 2014 and was amended and extended on December 18, 2015 with an updated expiration date of December 18, 2025 and provides for an annual contractual management fee of 3.0% of gross income from operations. The management fees are subordinate to the liens and security interests of the mortgage loan.

The Golf Property is managed by Naples Grande Club Management, LLC (“Golf Club Management”), a Texas limited liability company, which is an affiliate of Century Golf Partners Management (“Century Golf”). Century Golf owns the rights to and operates many courses under the Arnold Palmer Golf Management brand.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Naples Grande Beach Resort

Additionally, Century Golf directly owns private clubs and golf courses acquired in partnership with Walton Street Capital and manages properties for third-party owners in 14 states, including PGA National Resort & Spa in Palm Gardens, Florida and Disney World Golf Courses in Lake Buena Vista, Florida.

The current golf club management agreement became effective on September 9, 2014, has an expiration date of September 9, 2019 and provides for a monthly contractual management fee equal to the lesser of (i) 3.0% of gross revenues and (ii) $10,500. Additionally, the agreement provides for an incentive management fee equal to 15.0% of the Gross Operating Profit Improvement Incentive (as defined below). The management fees are subordinate to the liens and security interests of the mortgage loan.

The “Gross Operating Profit Improvement Incentive” means the amount by which the gross operating profit for the golf club exceeds $1.80 million for fiscal year 2015 and $2.04 million for fiscal year 2016 (each a “Threshold Amount”). Thereafter, the agreement provides that the Threshold Amount will increase by 3.0% annually.

Escrows and Reserves. At origination, the borrowers deposited into escrow $182,282 for real estate taxes and $12,758 for insurance premiums.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $94,939.

Insurance Escrows - The requirement for the borrowers to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrowers provide satisfactory evidence that (i) the property is insured as part of a blanket policy in accordance with the loan documents and (ii) the borrowers have paid all required insurance premiums when due in accordance with the loan documents. Notwithstanding the foregoing, flood coverage is not included in the borrowers’ current blanket policy, so the borrowers have been reserving 1/12 of the annual estimated insurance premium for flood coverage on a monthly basis, which currently equates to $4,253.

FF&E Reserves – On a monthly basis, the borrowers are required to deposit an amount equal to 4.0% of gross revenue from Resort operations for the calendar month two months prior to such payment date. The reserve is not subject to a cap.

Seasonality Reserve – On each payment date in December, January, February, March, April and May, commencing on the payment date in February 2016, to the extent the debt yield on such payment date (as calculated under the loan documents on a trailing 12-month basis) is below 12.0%, the borrowers are required to escrow an amount equal to all Excess Cash Flow (as defined below). The reserve is subject to a cap of $3.0 million.

“Excess Cash Flow” means the amount remaining after payment of hotel taxes, agent fees, debt service, required reserves and, during a Cash Sweep Event (as defined below), operating expenses.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrowers and property manager were required to deliver written instructions to credit card companies to deposit all revenues into a lockbox account controlled by the lender. In addition, the borrowers and property manager are required to deposit all revenue received (including any income from Golf Property operations) into the lockbox account within two business days of receipt.  All funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent there is a Cash Sweep Event continuing, all Excess Cash Flow on deposit in the cash management account will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means (i) the occurrence of an event of default, (ii) the bankruptcy or insolvency action of a borrower or property manager or (iii) the debt service coverage ratio (as calculated in the loan documents) based on the trailing 12-month period is less than 1.25x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Naples Grande Beach Resort

Partial Releases. The borrowers are permitted to release the Bungalow Suites from the lien of the mortgage at any time after the expiration of the lockout period and prior to the commencement of the open period if, among other conditions, (i) no event of default has occurred and is continuing, (ii) the borrowers pay the release price of $17,365,000 plus the yield maintenance premium, (iii) after giving effect to the release, the loan-to-value ratio of the remaining portion of the property is no greater than the loan-to-value ratio for the property as of the origination date, (iv) after giving effect to the release, the debt service coverage ratio of the remaining portion of the property is greater than the greater of (a) the debt service coverage ratio of the property prior to the release based on the trailing 12 months and (b) the debt service coverage ratio of the property as of the origination date (as adjusted for previously applied release premiums), and (v) the borrowers comply with the terms and conditions of the condominium documents. In addition, the loan documents permitted the borrowers to release the Tennis Court Parcel (as defined below) from the lien of the mortgage at any time during the term of the mortgage loan without the payment of any release price or yield maintenance premium; provided that, among other conditions, no event of default has occurred and is continuing. For each release, if the loan-to-value ratio following the release exceeds 125%, the borrowers are required to pay down the mortgage loan as required by the loan agreement or deliver an opinion of counsel that the trust will not fail to maintain its status as a REMIC trust following the applicable release. The appraisal determined a land value for the Tennis Court Parcel of $1.75 million. On February 11, 2016, the borrowers released the Tennis Court Parcel in accordance with the loan documents.

The “Tennis Court Parcel” means the parcel located along the north side of Seagate Drive, 500 feet west of West Boulevard, which contains eight tennis courts.

Condominium. The Resort is subject to a condominium regime, which consists of the 424 rooms located in the Tower and the 50 Bungalow Suites. The borrowers currently own all of the units and control the related condominium association board of directors. Each owner of a unit is entitled to one vote for its unit(s) in elections for the board of directors and accordingly, the borrowers will retain the ability to control the board in the event that the Bungalow Suites are released. In addition, the loan documents require the borrowers to comply with the condominium declaration and related documents in the event of a release of the Bungalow Suites.

Permitted Mezzanine Debt. The owners of the borrowers are permitted to obtain a mezzanine loan secured by the ownership interests in the borrowers upon satisfaction of certain terms and conditions which include, without limitation, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed the loan-to-value ratio as of the origination date, (iii) the combined debt service coverage ratio (as calculated in the loan documents) is not less than the debt service coverage ratio as of the origination date, (iv) the maturity date of the mezzanine loan is not earlier than the maturity date of the mortgage loan and (v) the lenders enter into an intercreditor agreement acceptable to the mortgage lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

U-Haul Portfolio – AREC 11

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

U-Haul Portfolio – AREC 11

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

U-Haul Portfolio – AREC 11

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$55,000,000	Title:	Fee
Cut-off Date Principal Balance:	$54,890,113	Property Type - Subtype:	Self Storage - Self Storage
% of Pool by IPB:	5.4%	Net Rentable Area (Units)(2):	7,328
Loan Purpose:	Recapitalization	Location:	Various, Various
Borrowers:	UHIL 11, LLC and AREC 11, LLC	Year Built / Renovated:	Various / Various
Sponsor:	AMERCO	Occupancy(2):	82.5%
Interest Rate:	4.23300%	Occupancy Date:	11/30/2015
Note Date:	1/14/2016	Number of Tenants:	N/A
Anticipated Repayment Date(1):	2/6/2026	2012 NOI:	$5,261,743
Interest-only Period:	None	2013 NOI:	$5,500,598
Original Term:	120 months	2014 NOI:	$5,826,860
Original Amortization:	300 months	TTM NOI (as of 11/2015):	$6,116,531
Amortization Type:	ARD-Balloon	UW Economic Occupancy:	80.4%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$9,168,594
Lockbox:	CMA	UW Expenses:	$3,058,741
Additional Debt:	N/A	UW NOI:	$6,109,853
Additional Debt Balance:	N/A	UW NCF:	$5,967,454
Additional Debt Type:	N/A	Appraised Value / Per Unit(3):	$92,545,000 / $12,629
		Appraisal Date(3):	November 2015

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$7,490
Taxes:	$379,993	Springing	N/A	Maturity Date Loan / Unit(1):	$5,452
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	59.3%
Replacement Reserves:	$71,200	Springing	$71,200	Maturity Date LTV(1)(3):	43.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.67x
Other:	$640,665	$0	N/A	UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,000,000	100.0%	Return of Equity(5)	$52,340,183	95.2%
			Closing Costs	1,567,960	2.9%
			Reserves	1,091,858	2.0%
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%

(1)	The loan is structured with an anticipated repayment date (“ARD”) of February 6, 2026. In the event that the loan is not paid off on or before the ARD, the borrowers are required to make monthly payments to the lender of principal and interest in the amount of the monthly debt service payment and interest will accrue at an interest rate (the “Adjusted Interest Rate”) that will be equal to the greater of (i) 7.23300% or (ii) the 10-year swap yield as of the ARD plus 5.22000%, but in no event will the Adjusted Interest Rate exceed 9.23300%. In addition, from and after the ARD, all excess cash flow from the properties will be applied, first to the reduction of the principal balance of the note until the entire outstanding principal balance of the note is paid in full, and then to the payment of accrued interest on the note until all accrued interest on the note is paid in full. The final maturity date of the loan is February 6, 2036. The Maturity Date Loan / Unit and Maturity Date LTV are calculated as of the ARD.
(2)	Net Rentable Area (Units) and Occupancy include 318 units that recently came online or are under construction across the portfolio. As of November 30, 2015, the U-Haul Moving & Storage – Evansville, IN property had approximately 224 units under construction. As of January 8, 2016, all the units are complete and are available for use. The U-Haul Moving & Storage – Syracuse, NY property currently has 76 units under construction. It is expected that these units will become available in the first quarter of 2016. The U-Haul Moving & Storage – Amarillo, TX, U-Haul Moving & Storage – Gulfport, MS, U-Haul Moving & Storage – Milwaukee, WI and U-Haul Moving & Storage – Hamden, CT have a total of 18 additional units under construction. These units are included in the Net Rentable Area (Units) count, but are considered vacant for the Occupancy calculation as of November 30, 2015.
(3)	CBRE, Inc. appraised the Portfolio as of November 27, 2015 on a Portfolio basis and on various dates in November 2015 on a property-by-property basis. The Portfolio value was appraised at $102,000,000, which is reflective of the value of the Portfolio as a whole if sold in its entirety to a single buyer. The aggregate value of the individual Properties totaled $92,545,000. The Cut-off Date LTV and Maturity Date LTV are based on the aggregate value of the individual properties. The Cut-off Date LTV and Maturity Date LTV based on the Portfolio value are approximately 53.8% and 39.2%, respectively.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	The U-Haul Portfolio – AREC 11 was previously securitized in the MSC 2005-HQ6 transaction. The loan was paid off in cash by the borrower sponsor prior to the maturity date on July 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

U-Haul Portfolio – AREC 11

The Loan. The U-Haul Portfolio – AREC 11 loan has an outstanding principal balance of $55.0 million and is secured by a first mortgage lien on the fee interests in a 591,666 square foot, 7,328-unit self-storage portfolio consisting of 27 properties located across 23 states (the “Portfolio”). The U-Haul Portfolio – AREC 11 loan is structured with an ARD of February 6, 2026 and a final maturity date of February 6, 2036 and amortizes on a 25-year schedule. The loan was previously securitized in the MSC 2005-HQ6 transaction.

The Borrowers. The borrowing entities for the U-Haul Portfolio – AREC 11 loan are UHIL 11, LLC and AREC 11, LLC, each a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is AMERCO (NASDAQ: UHAL), which serves as the holding company for U-Haul International, Inc. (“U-Haul”). U-Haul is one of the largest North American operators of self-storage facilities and has been serving do-it-yourself movers since its founding in 1945. U-Haul operates 1,280 self-storage locations with more than 491,000 self-storage units, comprising approximately 44.2 million square feet of storage space with locations in 49 U.S. states and 10 Canadian provinces. U-Haul locations provide customers with a variety of moving and storage supplies including self-storage, packing supplies and truck and trailer rentals. AMERCO filed for chapter 11 bankruptcy in 2003 and emerged from bankruptcy in 2004. See “Description of the Mortgage Pool - Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus for additional details.

The Portfolio. The Portfolio is comprised of 27 cross-collateralized self-storage facilities located across 23 states with an aggregate of 7,328 units totaling approximately 591,666 square feet. There are approximately 2,068 climate-controlled units, 5,096 non climate-controlled units and 164 RV/Boat units. The properties were constructed between 1930 and 2015, with some properties renovated between 1969 and 2015. As of November 30, 2015, the Portfolio was 82.5% occupied. Excluding the 318 units that have recently come online or that will come online in the first quarter of 2016, the current occupancy would be 86.3%.

The top three states by allocated loan amount as of the Cut-off Date include California (two properties, approximately 18.0% of the Portfolio), New York (two properties, approximately 7.8% of the Portfolio) and Texas (two properties, approximately 7.3% of the Portfolio). California is the only state accounting for more than 10.0% of the Cut-off Date allocated loan amount and number of units. No other state accounts for more than approximately 7.3% of the Cut-off Date allocated loan amount or 9.5% of the number of units.

Historical and Current Occupancy(1)

2012	2013	2014(2)	Current(2)(3)
84.0%	85.8%	88.2%	82.5%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	The decline in Current Occupancy from 2014 is primarily as a result of 318 units that have recently come online or that will come online in the first quarter of 2016, which have been considered vacant. Excluding the 318 units that have recently come online or that will come online in the first quarter of 2016, the current occupancy would be 86.3%.
(3)	Current Occupancy is as of November 30, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

U-Haul Portfolio – AREC 11

Portfolio Summary
					Unit Type
#	Property(1)	Year Built	Cut-off Date Balance	% of Cut-off Date Balance	Regular	Climate Controlled	RV/ Boat	Total(2)	TTM Nov. 2015 Occupancy(2)	Underwritten NCF	% of Underwritten NCF	Appraised Value(3)	% of Appraised Value(3)
1	Moreno Valley, CA	2000	$5,089,810	9.3%	602	69	13	684	95.9%	$560,727	9.4%	$8,250,000	8.9%
2	Gardena, CA	1957	4,790,410	8.7	191	75	0	266	94.7%	521,371	8.7%	9,600,000	10.4%
3	Hamden, CT	1940	3,717,558	6.8	327	118	0	445	82.2%	401,132	6.7%	5,200,000	5.6%
4	Syracuse, NY	1930, 1940	3,233,527	5.9	382	89	0	471	65.4%	301,875	5.1%	4,780,000	5.2%
5	Phoenix, AZ	1973	2,794,406	5.1	1	295	24	320	94.7%	304,765	5.1%	4,600,000	5.0%
6	Raleigh, NC	1973	2,574,845	4.7	210	26	0	236	91.1%	287,840	4.8%	4,300,000	4.6%
7	Jacksonville, FL	1994	2,495,005	4.5	230	75	0	305	94.1%	286,656	4.8%	3,650,000	3.9%
8	Nashville, TN	1977	2,420,155	4.4	240	18	0	258	89.1%	265,347	4.4%	3,650,000	3.9%
9	Leominster, MA	1950	2,145,704	3.9	293	0	0	293	92.8%	232,451	3.9%	3,200,000	3.5%
10	Pasadena, TX	1979	2,095,804	3.8	277	71	0	348	97.4%	230,082	3.9%	3,170,000	3.4%
11	Evansville, IN	1980, 2015	2,045,904	3.7	407	267	0	674	38.6%	193,981	3.3%	5,780,000	6.2%
12	Erie, PA	1978	1,971,054	3.6	104	177	0	281	92.9%	241,641	4.0%	3,300,000	3.6%
13	Amarillo, TX	1978	1,926,144	3.5	178	80	93	351	78.6%	211,812	3.5%	3,400,000	3.7%
14	Garden City, ID	1980	1,921,154	3.5	151	0	34	185	89.7%	204,103	3.4%	3,720,000	4.0%
15	Milwaukee, WI	1963, 1990	1,821,354	3.3	121	45	0	166	91.0%	198,298	3.3%	2,680,000	2.9%
16	Norfolk, VA	1975	1,521,953	2.8	118	0	0	118	84.7%	165,012	2.8%	2,850,000	3.1%
17	Oklahoma City, OK	1978	1,452,093	2.6	85	100	0	185	84.9%	156,880	2.6%	2,190,000	2.4%
18	Norristown, PA	1960	1,412,173	2.6	130	137	0	267	71.5%	153,821	2.6%	2,725,000	2.9%
19	Albuquerque, NM	1975	1,407,183	2.6	123	111	0	234	79.1%	151,607	2.5%	2,100,000	2.3%
20	Wyoming, MI	1969, 1976, 1980	1,277,443	2.3	107	0	0	107	98.1%	140,134	2.3%	2,100,000	2.3%
21	Gulfport, MS	1964	1,247,503	2.3	64	151	0	215	86.5%	138,540	2.3%	2,150,000	2.3%
22	West Babylon, NY	1953	1,037,922	1.9	30	61	0	91	97.8%	112,822	1.9%	1,650,000	1.8%
23	Spartanburg, SC	1966	983,032	1.8	178	0	0	178	73.0%	109,349	1.8%	1,450,000	1.6%
24	Hermantown, MN	1979	963,072	1.8	70	67	0	137	91.2%	104,785	1.8%	1,600,000	1.7%
25	Bedford, OH	1954	948,102	1.7	181	29	0	210	92.9%	113,795	1.9%	1,400,000	1.5%
26	Bloomington, IL	1948	798,402	1.5	117	7	0	124	80.6%	90,595	1.5%	1,550,000	1.7%
27	Dothan, AL	1945	798,402	1.5	179	0	0	179	79.9%	88,032	1.5%	1,500,000	1.6%
Total / Weighted Average:			$54,890,113	100.0%	5,096	2,068	164	7,328	82.5%	$5,967,453	100.0%	$92,545,000	100.0%

(1)	All property names start with “U-Haul Moving & Storage,” but have been removed here for presentation purposes.
(2)	Excluding the 318 new additions to the portfolio, the current occupancy would be 86.3%. As of November 30, 2015, the U-Haul Moving & Storage – Evansville, IN property had approximately 224 units under construction. As of January 8, 2016, all the units are complete and are available for use. These units are included in the Total Unit Type count, but are considered vacant for the Occupancy calculation as of November 30, 2015. Excluding the 224 units under construction, the occupancy would be 57.8%. The U-Haul Moving & Storage – Syracuse, NY property currently has 76 units under construction. It is expected that these units will become available in the first quarter of 2016. These units are included in the Total Unit Type count, but are considered vacant for the Occupancy calculation as of November 30, 2015. Excluding the 76 units under construction, the occupancy would be 78.0%. The U-Haul Moving & Storage – Amarillo, TX, U-Haul Moving & Storage – Gulfport, MS, U-Haul Moving & Storage – Milwaukee, WI and U-Haul Moving & Storage – Hamden, CT have a total of 18 additional units under construction, which have been considered vacant for the occupancy calculation as of November 30, 2015.
(3)	CBRE, Inc. appraised the Portfolio as of November 27, 2015 on a Portfolio basis and on various dates in November 2015 on a property-by-property basis. The Portfolio value was appraised at $102,000,000, which is reflective of the value of the Portfolio as a whole if sold in its entirety to a single buyer. The aggregate value of the individual Properties totaled $92,545,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

U-Haul Portfolio – AREC 11

Geographic Summary
State	Cut-off Date ALA	% of ALA	Property Count	Units	RV / Boat Spaces	Square Feet	Occupancy(1)	% Climate- Controlled	Underwritten NCF	% of Underwritten NCF
California	$9,880,220	18.0%	2	950	13	63,240	95.6%	2.0%	$1,082,098	18.1%
New York	4,271,449	7.8	2	562	0	34,532	70.6%	2.0%	414,697	6.9
Texas	4,021,948	7.3	2	699	93	63,507	88.0%	2.1%	441,894	7.4
Connecticut	3,717,558	6.8	1	445	0	33,207	82.2%	1.6%	401,132	6.7
Pennsylvania	3,383,227	6.2	2	548	0	41,289	82.5%	4.3%	395,462	6.6
Arizona	2,794,406	5.1	1	320	24	24,950	94.7%	4.0%	304,765	5.1
North Carolina	2,574,845	4.7	1	236	0	19,450	91.1%	0.4%	287,840	4.8
Florida	2,495,005	4.5	1	305	0	25,794	94.1%	1.0%	286,656	4.8
Tennessee	2,420,155	4.4	1	258	0	19,375	89.1%	0.2%	265,347	4.4
Massachusetts	2,145,704	3.9	1	293	0	22,152	92.8%	0.0%	232,451	3.9
Other	17,185,595	31.3	13	2,712	34	244,170	73.9%	10.6%	1,855,111	31.1
Total / Wtd. Avg.	$54,890,113	100.0%	27	7,328	164	591,666	82.5%	28.2%	$5,967,453	100.0%

(1)	Occupancy is as of November 30, 2015. Occupancy calculations include 318 units that have recently come online or that will come online in the first quarter of 2016, which have been considered vacant.

Moreno Valley, CA. The U-Haul Moving & Storage – Moreno Valley, CA property consists of four one-story buildings featuring drive-up access in addition to secured access indoor storage. The property is a 40,067 square foot, 684-unit self-storage facility located in Moreno Valley, California, located in the northwestern section of Riverside County. The property is accessible by the 60 Freeway via ramps at Heacock Street. Heacock Street is a major commercial artery providing access through Moreno Valley. Situated on a 4.20-acre site, the property was originally constructed in 2000. Since January 2009, occupancy at the property has ranged from 76.7% to 99.1%. The area surrounding the property represents a mix of industrial and commercial uses including retail and residential developments. According to the appraisal, the trade area consisting of a one-, three-, and five-mile radius contained 24,893, 139,373 and 232,402 people, respectively, with a median household income of $36,818, $46,984 and $53,277, respectively, as of 2015.

Gardena, CA. The U-Haul Moving & Storage – Gardena, CA property consists of two one-story buildings comprised of 23,173 square feet and 266 units. The property is a self-storage facility located in Gardena, California, situated east of the 110 Freeway, connecting the property to the Los Angeles Harbor area and downtown Los Angeles. Situated on a 4.20-acre site, the property was originally constructed in 1957 and subsequently renovated in 2006. Since January 2009, occupancy at the property has ranged from 85.3% to 99.2%. The area surrounding the property consists primarily of multifamily housing with some industrial businesses and commercial properties. According to the appraisal, the trade area consisting of a one-, three-, and five-mile radius contained 40,482, 309,074 and 769,785 people, respectively, with a median household income of $43,762, $45,546 and $47,338, respectively, as of 2015.

Hamden, CT. The U-Haul Moving & Storage – Hamden, CT property is a single-story, 33,207 square foot, 445-unit self-storage facility located in Hamden, Connecticut, approximately ten miles north of the New Haven central business district. Situated on a 1.84-acre site, the property was originally constructed in 1940 as an industrial facility, but was subsequently converted to a self-storage facility. Since January 2009, occupancy at the property has ranged from 60.9% to 89.0%. The area surrounding the property consists primarily of commercial and industrial properties, with some multifamily housing. According to the appraisal, the trade area consisting of a one-, three-, and five-mile radius contained 15,420, 91,740 and 218,397 people, respectively, with a median household income of $62,191, $54,995 and $49,331, respectively, as of 2015.

Syracuse, NY. The U-Haul Moving & Storage – Syracuse, NY property is a 28,763 square foot, 471-unit self-storage facility consisting of one eight-story building and another single-story building, situated within downtown Syracuse, New York and north of Syracuse University. Situated on a 0.73-acre site, the property was originally constructed in 1930 and 1940 and 76 new self-storage units were recently added to the sixth floor of the eight-story building. Since January 2009, occupancy at the property has ranged from 65.4% to 99.2%. The building’s height makes it highly visible from Interstate 81 and Interstate 390. The area surrounding the property consists primarily of mixed use projects, Syracuse University and some multifamily housing. According to the appraisal, the trade area consisting of a one-, three-, and five-mile radius contained 26,046, 144,773 and 223,167 people, respectively, with a median household income of $19,510, $33,864 and $41,411, respectively, as of 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

U-Haul Portfolio – AREC 11

Phoenix, AZ. The U-Haul Moving & Storage – Phoenix, AZ property is a 24,950 square foot, 320-unit self-storage facility consisting of six, one-story buildings located in Phoenix, Arizona, approximately three miles east of the Phoenix central business district. Situated on a 3.07-acre site, the property was originally constructed in 1973. Since January 2009, occupancy at the property has ranged from 64.4% to 97.2%. The tenant mix at the property is approximately comprised of residential (70.0%), commercial (20.0%), student (5.0%) and military (5.0%). The area surrounding the property represents multifamily, commercial and some industrial uses. According to the appraisal, the trade area consisting of a one-, three, and five-mile radius contained 24,520, 137,791 and 289,478 people, respectively, with a median household income of $22,769, $30,821 and $34,412, respectively, as of 2015.

Raleigh, NC. The U-Haul Moving & Storage – Raleigh, NC property is a 19,450 square foot, 236-unit self-storage facility consisting of four, single-story buildings located in Raleigh, North Carolina, approximately four miles northeast of the Raleigh central business district. Situated on a 6.56-acre site, the property was originally constructed in 1973 and subsequently expanded in 1993. Since January 2009, occupancy at the property has ranged from 76.3% to 97.0%. The tenant mix at the property is approximately comprised of residential (70.0%), commercial (20.0%), student (5.0%) and military (5.0%). The area surrounding the property consists primarily of commercial uses and multifamily housing. According to the appraisal, the trade area consisting of a one-, three-, and five-mile radius contained 7,978, 86,360 and 209,772 people, respectively, with a median household income of $51,144, $46,724 and $49,750, respectively, as of 2015.

Jacksonville, FL. The U-Haul Moving & Storage – Jacksonville, FL property is a 25,794 square foot, 305-unit self-storage facility consisting of four single-story buildings and one, two-story building located in Jacksonville, Florida, approximately six miles north of the Jacksonville central business district. Situated on a 2.17-acre site, the property was originally constructed in 1994. Since January 2009, occupancy at the property has ranged from 70.6% to 96.7%. The tenant mix at the property is approximately comprised of residential (70.0%), commercial (20.0%), student (5.0%) and military (5.0%). The property is south of US Highway 1 and east of Interstate 95. The area surrounding the property is predominantly single-unit residential and multifamily housing, with some commercial and industrial uses. According to the appraisal, the trade area consisting of a one-, three-, and five-mile radius contained 6,804, 70,494 and 148,758 people, respectively, with a median household income of $32,453, $25,244 and $27,831, respectively, as of 2015.

Nashville, TN. The U-Haul Moving & Storage – Nashville, TN property is a single-story, 19,375 square foot, 258-unit self-storage facility located in Nashville, Tennessee. Situated on a 1.78-acre site, the property was originally constructed in 1977. Since January 2009, occupancy at the property has ranged from 77.4% to 99.6%. The area surrounding the property consists primarily of multifamily housing and some agricultural, commercial and industrial uses. According to the appraisal, the trade area consisting of a one-, three-, and five-mile radius contained 8,336, 39,156 and 119,615 people, respectively, with a median household income of $39,390, $50,132 and $51,614, respectively, as of 2015.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$5,649,721	$6,002,202	$6,426,767	$6,845,731	$7,166,972	$978	83.4%
Vacant Income	0	0	0	0	1,421,532	194	16.6%
Gross Potential Rent	$5,649,721	$6,002,202	$6,426,767	$6,845,731	$8,588,504	$1,172	100.0%
Reimbursements	0	0	0	0	0	0	0.0--
Net Rental Income	$5,649,721	$6,002,202	$6,426,767	$6,845,731	$8,588,504	$1,172	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,682,143)	(230)	(19.6)--
Other Income(4)	2,237,375	2,298,753	2,300,991	2,261,165	2,262,233	309	26.3
Effective Gross Income	$7,887,096	$8,300,955	$8,727,758	$9,106,896	$9,168,594	$1,251	106.8%

Total Expenses	$2,625,354	$2,800,357	$2,900,898	$2,990,365	$3,058,741	$417	33.4%

Net Operating Income	$5,261,743	$5,500,598	$5,826,860	$6,116,531	$6,109,853	$834	66.6%

Total TI/LC, Capex/RR	59,167	59,167	59,167	59,167	142,399	19	1.6%
Net Cash Flow	$5,202,576	$5,441,431	$5,767,693	$6,057,365	$5,967,454	$814	65.1%

(1)	The TTM column represents the trailing 12-months ending on November 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Rents in Place consist of storage income.
(4)	Other Income includes net sales, U-Box net income, U-Move net commission, intercompany lease income and third party lease income, forfeited deposits, late charges, lock fees, shipping fees, insurance fees, truck rental fees and other miscellaneous charges.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

U-Haul Portfolio – AREC 11

Property Management. The Portfolio will be managed by various affiliates of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $640,665 for required repairs, $379,993 for real estate taxes and $71,200 for replacement reserves.

Tax Escrows - The requirement for the borrowers to make monthly deposits into the tax escrow is waived so long as no event of default exists and the borrowers deposit and maintain an amount sufficient to pay taxes for six months.

Insurance Escrows - The requirement for the borrowers to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrowers provide satisfactory evidence that the properties are insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves – The requirement for the borrowers to make monthly deposits of $11,867 (approximately $19.43 per unit annually) into the replacement reserve escrow is waived so long as the amounts in the reserve are equal to or exceed $71,200 (approximately $9.72 per unit).

Lockbox / Cash Management. The U-Haul Portfolio – AREC 11 loan is structured with a CMA lockbox. The borrowers are required to cause the property managers to deposit all revenues into the lockbox account controlled by the lender. Funds deposited into the deposit account will be disbursed to the borrower’s operating account until the occurrence of a Cash Sweep Event (as defined below). During a Cash Sweep Event, the funds in the deposit account will be swept to a segregated cash management account under the control of the lender. After the occurrence and during the continuance of a Cash Sweep Event, the funds in the deposit account will be disbursed in accordance with the loan documents.

A “Cash Sweep Event” means the occurrence of (i) an event of default; (ii) a DSCR Trigger Event (as defined below); (iii) a Tax/Insurance Trigger Event (as defined below); (iv) any involuntary bankruptcy action of the borrower or bankruptcy action of the property manager or (v) an Extension Term Trigger Event (as defined below).

A “DSCR Trigger Event” means the trailing twelve-month debt service coverage ratio calculated in accordance with the loan documents is less than 1.15x for two consecutive calendar quarters and will end if the trailing-twelve month debt service coverage ratio calculated in accordance with the loan documents is at least 1.25x for four consecutive calendar quarters.

A “Tax/Insurance Trigger Event” means (i) the borrowers fail to provide timely evidence of the payment of taxes or (ii) the borrowers fail to provide timely evidence that the properties are insured according to provisions of the loan documents.

An “Extension Term Trigger Event” means the payment date that is three payment dates prior to the ARD, if the loan has not been repaid in full.

After Acquired Adjacent Property. The borrowers will have the right to acquire the fee simple estate in vacant land that is adjacent and contiguous to an existing mortgaged property, provided that, among other conditions, the borrowers provide the lender with: (i) an environmental report showing no hazardous materials or risk of contamination at the adjacent property, (ii) a new title insurance policy and current survey covering the adjacent property, (iii) evidence that the adjacent property is insured in accordance with the loan documents and (iv) evidence that the property is acquired for cash (i.e., without the incurrence of any debt). Any such after acquired adjacent property will be encumbered by the lien of the mortgage on the related mortgaged property.

After Acquired Leasehold Property. The borrowers will have the right to acquire a leasehold estate in property that is not contiguous to an existing mortgaged property that is operated as a storage facility, provided that, among other conditions: (i) the borrowers deliver an environmental report showing no hazardous materials or risk of contamination from any off-site hazardous materials, a current survey and evidence that the property is insured in accordance with the loan documents, (ii) a fee simple title in the acquired property is owned by an affiliate of the guarantor, (iii) the borrowers shall have executed and delivered to the lender a lease in the form attached to the loan agreement, which will not be recorded and (iv) the leased property is operated only as a remote storage facility, U-Box storage facility or vehicle storage facility with no office, showroom, retail or administrative uses. Any such after acquired leasehold property will be encumbered by the lien of the mortgage on the related mortgaged property.

Partial Releases. None.

Environmental Issue. The environmental assessment(s) delivered at origination of the loan identified some properties where Phase II evaluations were required for further investigation of environmental activities. In lieu of performing Phase II evaluations, the borrowers have obtained an additional $5.0 million environmental insurance policy and executed an environmental indemnity. The borrowers have added the lender as an additional named insured to the environmental policy. See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Marriott – Troy, MI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Marriott – Troy, MI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Marriott – Troy, MI

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$48,500,000	Title:	Fee
Cut-off Date Principal Balance:	$48,438,324	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	4.7%	Net Rentable Area (Rooms):	350
Loan Purpose:	Acquisition	Location:	Troy, MI
Borrower:	SCA-100 LLC	Year Built / Renovated:	1990 / 2014
Sponsors:	James R. Porritt, III and	Occupancy / ADR / RevPAR:	71.7% / $147.41 / $105.73
	Samir Al-Hadidi	Occupancy / ADR / RevPAR Date:	12/31/2015
Interest Rate:	5.36500%	Number of Tenants:	N/A
Note Date:	1/28/2016	2012 NOI:	$4,415,148
Maturity Date:	2/6/2021	2013 NOI:	$5,000,619
Interest-only Period:	None	2014 NOI:	$5,124,660
Original Term:	60 months	2015 NOI(1):	$5,577,491
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	71.7% / $147.41 / $105.73
Amortization Type:	Balloon	UW Revenues:	$20,259,177
Call Protection:	L(25),Def(31),O(4)	UW Expenses:	$14,683,789
Lockbox:	Springing	UW NOI:	$5,575,388
Additional Debt:	N/A	UW NCF:	$5,575,388
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$71,300,000 / $203,714
Additional Debt Type:	N/A	Appraisal Date:	10/20/2015

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$138,395
Taxes:	$103,218	$36,161	N/A	Maturity Date Loan / Room:	$128,501
Insurance:	$15,914	$15,914	N/A	Cut-off Date LTV:	67.9%
FF&E Reserves:	$0	5% of Gross Revenues	N/A	Maturity Date LTV:	63.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.71x
Other:	$1,410,302	$500,000	$1,500,000	UW NOI Debt Yield:	11.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$48,500,000	66.3%	Purchase Price	$68,000,000	93.0%
Sponsor Equity(3)	24,629,011	33.7	Closing Costs	3,599,578	4.9
			Upfront Reserves	1,529,433	2.1
Total Sources	$73,129,011	100.0%	Total Uses	$73,129,011	100.0%
(1)	The 2015 NOI represents cash flows after the incentive management fee buyout by the seller.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	An affiliate of the seller, Wheelock Real Estate Fund, LP, contributed $7.4 million to the acquisition in order to retain a preferred equity interest. SCA Hospitality, LLC, which is controlled by the loan sponsors, contributed the remaining equity of approximately $17.2 million.

The Loan. The Marriott - Troy, MI loan has an outstanding principal balance as of the Cut-off Date of approximately $48.4 million and is secured by a first mortgage lien on the fee simple interest in a 350-room, full service hotel located in Troy, Michigan. The loan has a five-year term and amortizes on a 30-year schedule. The previously existing debt was securitized in 2005 as part of the BSCMS 2005-PWR8 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Marriott – Troy, MI

The Borrower. The borrowing entity for the loan is SCA-100 LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is a joint venture between an affiliate of Wheelock Street Real Estate Fund, L.P. (“Wheelock”) and SCA Hospitality, LLC (“SCA”). Wheelock sold the property to the borrower and will retain a $7.4 million preferred equity interest in the property. SCA which is controlled by the loan sponsors, contributed the remaining equity of approximately $17.2 million to acquire the property.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are James R. Porritt, III and Samir Al-Hadidi. The loan sponsors own SCA and are affiliated with Select Commercial Assets Hospitality. Select Commercial Assets Hospitality is a privately held, independent real estate firm focused on acquiring and managing real estate in the Midwest United States. After being formed in 2014, the company has built a portfolio of over approximately 82 properties, of which four are hospitality properties.

The Property. The Marriott – Troy, MI property is a 16-story, 350-room full service hotel located in Troy, Michigan. The property has 350 rooms, including 176 king rooms, 169 double rooms and five suites. Guest room amenities include complimentary wireless internet, a work desk and a 42-inch HD flat screen television. Amenities at the property include 17,181 square feet of meeting space, which includes three ballrooms, two food and beverage outlets, an indoor swimming pool and whirlpool, a fitness center, lobby workstations, a guest laundry room and a parking deck. The property offers 802 parking spaces, resulting in a parking ratio of approximately 2.3 spaces per room. There are 414 parking spaces located within the parking deck and 388 in the hotel’s parking lots.

According to the loan sponsors, from 2009 to 2011, approximately $2.95 million was spent on capital expenditures. Since 2012, the seller has invested approximately $4.33 million ($12,384 per room) in capital expenditures to the property. In 2012, approximately $410,000 in expenditures was predominantly spent updating the meeting spaces and recreation areas in the hotel. In 2013, approximately $625,000 was spent replacing telephone switches, installing new health club equipment and replacing the boiler. In 2014, approximately $3.3 million was spent updating the guest bedrooms, modernizing the elevators and refinishing the exterior façade. Since 2012, the property has had occupancy penetration rates over 100%, ADR penetration rates over 120% and RevPAR penetration rates over 130%.

The hotel is located approximately 20 miles from the Detroit central business district and is located equidistant from the suburbs of Auburn Hills to the north, Bloomfield and Farmington Hills to the west. Within a five-mile radius, the 2015 estimated average household income is $92,301. The property is located near Interstate 75, a major north/south highway providing access to Flint, Michigan and Toledo, Ohio, and also benefits from highway frontage. Directly adjacent to the property is the Children’s Hospital of Michigan, which is currently undergoing construction and is expected to open in early 2016. Other business entities located near the property include PNC Bank, Kelly Services, Bank of America and Micro Focus. The largest generators of commercial room night demand are Pricewaterhouse Coopers LLP, Kelly Services, General Motors Co., Francisco Partners Management, Accenture Limited, General Dynamics Corporation, Bank of America Corporation, Fiat, KPMG LLP and Ally Financial Inc. Leisure demand generators for the hotel include youth sports centers (there are four youth hockey arenas located near the property which are heavily utilized from September to April) and per the property manager, there were 29 weddings, five fundraiser/galas and 15 holiday parties that took place at the property in 2015. The property is also in close proximity to the Somerset Collection Mall, a 1.44 million square foot regional mall anchored by Nordstrom, Neiman Marcus, Saks Fifth Avenue and Macy’s. Per the Marriott Troy Brand Standard Assessment released on January 13, 2016, the property received a 96.3% brand satisfaction and 91.3% operations satisfaction out of a total score of 100.0%, both of which fall within the green category, the highest category available.

There is currently a 114-room, limited service Hilton Garden Inn hotel under construction located approximately one-half mile from the property with an estimated delivery date in March 2016. A 122-room Hampton Inn & Suites was recently opened in May 2015, also located one-half mile from the property. The appraisal considers these hotels as secondary competition given their expected lower service levels and price points. The appraisal does not identify any additional properties that are currently under construction which are expected to be competitive with the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Marriott – Troy, MI

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Marriott – Troy, MI(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	66.1%	$100.48	$66.44	70.5%	$128.68	$90.74	106.7%	128.1%	136.6%
2013	68.1%	$108.28	$73.68	73.7%	$135.89	$100.21	108.2%	125.5%	136.0%
2014	68.2%	$114.79	$78.25	73.4%	$141.31	$103.70	107.6%	123.1%	132.5%
2015	66.0%	$120.18	$79.36	71.7%	$147.41	$105.73	108.6%	122.7%	133.2%
(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: Embassy Suites by Hilton Detroit Troy Auburn Hills, Kingsley Inn, Crowne Plaza Auburn Hills and Hilton Auburn Hills Suites.
(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and the operating statements provided by the borrower for the mortgaged property.

Competitive Hotels Profile(1)
				2014 Estimated Market Mix			2014 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Commercial	Leisure	Meeting & Group	Occupancy	ADR	RevPAR
Marriott – Troy, MI	350	1990	17,181	58%	25%	17%	73.4%	$141.31	$103.70
Embassy Suites by Hilton Detroit Troy Auburn Hills	251	1987	4,751	58%	23%	19%	72.5%	$135.00	$97.50
Marriott Pontiac at Centerpoint	290	2000	10,500	65%	20%	15%	67.5%	$145.00	$97.50
Hilton Suites Auburn Hills	224	1991	2,500	65%	20%	15%	62.5%	$122.50	$77.50
Crowne Plaza Auburn Hills	190	1989	N/A	60%	20%	20%	67.5%	$102.50	$67.50
Courtyard by Marriott Detroit Troy	147	1986	N/A	65%	20%	15%	72.5%	$117.50	$82.50
Drury Inn & Suites Troy	217	1984	N/A	60%	20%	20%	72.5%	$92.50	$62.50
Homewood Suites by Hilton Detroit Troy	150	2002	N/A	70%	15%	15%	82.5%	$112.50	$92.50
Total(2)	1,469

(1)	Based on the appraisal, except for the “2014 Estimated Operating Statistics” for Marriott – Troy, MI, which are based on the operating statements provided by the borrower.
(2)	Excludes the Marriott – Troy, MI property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Marriott – Troy, MI

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	2015	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy	70.5%	73.7%	73.4%	71.7%	71.7%
ADR	$128.68	$135.89	$141.31	$147.41	$147.41
RevPAR(3)	$90.74	$100.21	$103.70	$105.73	$105.73

Room Revenue	$11,624,167	$12,801,922	$13,248,083	$13,506,438	$13,506,438	$38,590	66.7%
Food & Beverage Revenue(4)	5,985,660	6,144,374	6,072,412	6,432,502	6,432,502	18,379	31.8
Other Departmental Revenue	364,952	414,269	406,243	320,237	320,237	915	1.6
Total Revenue	$17,974,779	$19,360,565	$19,726,737	$20,259,177	$20,259,177	$57,883	100.0%

Room Expense	$2,882,736	$3,176,710	$3,106,476	$3,000,325	$3,000,325	$8,572	22.2%
Food & Beverage Expense	4,066,455	4,228,612	4,176,555	4,378,462	4,378,462	12,510	68.1
Other Departmental Expenses	204,304	188,694	236,054	216,812	216,812	619	67.7
Departmental Expenses	$7,153,495	$7,594,017	$7,519,086	$7,595,599	$7,595,599	$21,702	37.5%

Departmental Profit	$10,821,284	$11,766,548	$12,207,651	$12,663,578	$12,663,578	$36,182	62.5%

Operating Expenses	$4,415,240	$4,502,797	$4,757,975	$4,784,249	$4,784,249	$13,669	23.6%
Gross Operating Profit	$6,406,045	$7,263,751	$7,449,677	$7,879,330	$7,879,330	$22,512	38.9%

Management Fees	$589,797	$777,168	$817,802	$678,922	$678,729	$1,939	3.4%
Property Taxes	406,113	401,628	418,456	419,958	421,289	1,204	2.1
Property Insurance	96,757	116,764	102,662	190,000	190,965	546	0.9
FF&E	898,229	967,573	986,096	1,012,959	1,012,959	2,894	5.0
Total Other Expenses	$1,990,897	$2,263,133	$2,325,017	$2,301,839	$2,303,942	$6,583	11.4%
Net Operating Income	$4,415,148	$5,000,619	$5,124,660	$5,577,491	$5,575,388	$15,930	27.5%
Net Cash Flow(3)	$4,415,148	$5,000,619	$5,124,660	$5,577,491	$5,575,388	$15,930	27.5%
(1)	Per Room values are based on 350 guest rooms.
(2)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(3)	Historical RevPAR for 2010 and 2011 was $77.00 and $83.90, respectively, and Net Cash Flow was $2,430,763 and $3,376,469, respectively.
(4)	Food & Beverage Revenue in 2015 is comprised of approximately 67.7% ballroom revenue, 26.9% restaurant revenue and 5.5% room service and mini bar revenue.

Property Management. The property is managed by Marriott International, Inc. (“Marriott”), a Delaware corporation. The current management agreement commenced on February 26, 2000 and was amended on August 14, 2013 and has an expiration date on December 31, 2037 with one automatic five-year extension option. The agreement provides for an Incentive Management Fee (“IMF”) equivalent to 20.0% of the property’s operating profit less $5.0 million. Additionally, beginning on January 1, 2020, the borrower has the option to terminate the management agreement and convert to a franchise agreement.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,410,302 for additional capital expenditure reserves, $103,218 for real estate taxes and $15,914 for insurance reserves. Additionally, the seller had a FF&E reserve of $1,686,860 held and controlled by Marriott that was retained after the acquisition.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $36,161.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $15,914.

FF&E Reserves - On a monthly basis, the borrower is required to deposit an amount equal to 5.0% of gross revenues for the hotel related operations at the property for the immediately preceding calendar year as determined by the lender. The requirement for the borrower to make deposits to the FF&E reserve are waived so long as Marriott manages the property and reserves for the FF&E in a manner consistent with the loan documents.

PIP Reserves - In the event the borrower is required to complete a property improvement plan, the borrower is required to deposit 125.0% of any amounts reasonably estimated by the lender to complete the plan. The requirement for the borrower to make deposits to the PIP reserve are waived so long as Marriott manages the property and reserves for the FF&E in a manner consistent with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Marriott – Troy, MI

Additional Capital Expenditure Reserves - Commencing on the payment date in January 2017 and continuing thereafter on every payment date occurring in the month of January of each calendar year, the borrower is required to escrow an amount equal to the lesser of (i) $1,500,000 less the aggregate amount deposited into the FF&E reserve account any amounts reserved by Marriott for FF&E, if applicable, for the immediately preceding twelve months and (ii) $500,000.

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Triggering Event (as defined below), the borrower will deposit all revenues into a lockbox account controlled by the lender. During a Triggering Event, all funds on deposit in the lockbox account are swept on a daily basis into a cash management account controlled by the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents.

A “Triggering Event” means (i) the occurrence of an event of default, (ii) the debt service coverage ratio (as calculated in accordance with the loan documents) based on the trailing 12-month period immediately preceding the date of determination is less than 1.25x and (iii) a Management Triggering Event (as defined below).

A “Management Triggering Event” means (i) Marriott no longer manages the property pursuant to the management agreement, (ii) Marriott sends notice of termination of the management agreement to the borrower or (iii) any bankruptcy action by Marriott.

Partial Release. Provided that no event of default has occurred or is continuing, the borrower is permitted to obtain the release of the specified outparcel of the Marriott – Troy, MI property from the lien of the mortgage if certain conditions are satisfied, including (i) the payment of a release price in order to defease the outstanding principal balance equal to or exceeding the release price, (ii) the borrower provides the lender with 30 days’ prior written notice of such release and (iii) satisfaction of REMIC requirements.

Preferred Equity. Wheelock, who has retained a $7.4 million preferred equity interest in the property, will own 100% of the class A membership in the borrowing entity. SCA will own 100% of the class B membership. Wheelock will receive a 10.0% internal rate of return on the class A membership (comprised of the $7.4 million preferred equity interest) before SCA will receive any distribution. In the event that Wheelock does not receive the aforementioned 10.0% return by the end of the second year of the loan term, Wheelock will then receive 25.0% of the class B membership equity. Thereafter, Wheelock will continue to receive the distributions up to a 10.0% internal rate of return on the class A membership (after which time such class A interest will be retired) and would potentially control the borrowing entity. See “Description of the Mortgage Pool – Additional Indebtedness” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Wolf Creek Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Wolf Creek Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Wolf Creek Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$44,000,000	Title:	Fee
Cut-off Date Principal Balance:	$44,000,000	Property Type - Subtype:	Multifamily – Student
% of Pool by IPB:	4.3%	Net Rentable Area (Beds):	1,392
Loan Purpose:	Acquisition	Location:	Raleigh, NC
Borrower:	VIE Raleigh, LLC	Year Built / Renovated(1):	2001, 2007 / 2016
Sponsors:	Safanad Limited and Harold	Occupancy(2):	93.8%
	Rosenblum	Occupancy Date:	11/24/2015
Interest Rate:	4.86000%	Number of Tenants:	N/A
Note Date:	12/11/2015	2012 NOI:	$3,427,965
Maturity Date:	1/1/2023	2013 NOI:	$3,845,971
Interest-only Period:	36 months	2014 NOI:	$3,822,290
Original Term:	84 months	TTM NOI (as of 10/2015):	$3,768,970
Original Amortization:	360 months	UW Economic Occupancy:	90.0%
Amortization Type:	IO-Balloon	UW Revenues:	$7,261,666
Call Protection:	L(25),Grtr1%orYM(56),O(3)	UW Expenses:	$3,638,457
Lockbox:	Soft	UW NOI:	$3,623,209
Additional Debt:	N/A	UW NCF:	$3,414,409
Additional Debt Balance:	N/A	Appraised Value / Per Bed:	$65,200,000 / $46,839
Additional Debt Type:	N/A	Appraisal Date:	10/5/2015

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$31,609
Taxes:	$244,637	$48,927	N/A	Maturity Date Loan / Bed:	$29,644
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.5%
Replacement Reserves:	$17,400	$17,400	N/A	Maturity Date LTV:	63.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.22x
Other:	$429,959	Springing	N/A	UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$44,000,000	71.1%	Purchase Price	$58,087,998	93.8%
Sponsor Equity	17,904,576	28.9	Closing Costs	3,124,582	5.0
			Upfront Reserves	691,996	1.1
Total Sources	$61,904,576	100.0%	Total Uses	$61,904,576	100.0%
(1)	Wolf Creek I was built in 2001 and Wolf Creek II was built in 2007.

(2)	Occupancy includes a master lease with William Peace University, pursuant to which the university leases 292 beds for student housing. Please refer to “Master Lease” below.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Wolf Creek Apartments loan has an outstanding principal balance as of the Cut-off Date of $44.0 million and is secured by a first mortgage lien on the borrower’s fee interest in a 1,392-bed, student housing complex located in Raleigh, North Carolina. The loan has a seven-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The property was previously operated as two distinct properties under separate ownership. The previously existing debt for Wolf Creek I was securitized in the CGCMT 2006-C4 transaction and the previously existing debt for Wolf Creek II was securitized in the JPMCC 2012-C8 transaction. Wolf Creek I was built in 2001 and contains 216 units with a total of 768 beds; Wolf Creek II was built in 2007 and contains 168 units with another 624 beds.

The Borrower. The borrowing entity for the Wolf Creek Apartments loan is VIE Raleigh, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Wolf Creek Apartments

The Loan Sponsors. The nonrecourse carve-out guarantor is Harold Rosenblum, the president and founder of The Woodlark Companies (“Woodlark”), which is also known as VIE Management. The loan sponsors are Harold Rosenblum and Safanad Limited (“Safanad”). In 2001, Rosenblum founded Woodlark, a privately-owned real estate investment company headquartered in Miami. Woodlark specializes in the acquisition, financing and ownership of institutional income producing multifamily housing. Woodlark has expertise managing multifamily housing, with a particular focus on student housing, and currently has reporting responsibility to more than 300 individual and institutional investors. Woodlark currently owns or controls over 5,000 apartment units comprising over 14,000 beds across 13 states at 21 universities totaling over $500 million in assets. Founded in 2009, Safanad is a global principal investment firm that invests in real estate, education, financial services and healthcare among other sectors. Safanad is headquartered in Dubai and has offices in New York and London. Safanad Inc., the US subsidiary of Safanad, has approximately $496 million of assets under management.

The loan sponsors acquired the property, which had two separate ownership groups, in 2015 for approximately $58.1 million. The property is scheduled to undergo an extensive approximately $4.6 million capital improvement plan to completely upgrade, reposition and rebrand the property as Vie at Raleigh, a single upscale student housing community. Renovations to all apartment units include interior painting, the installation of higher quality flooring and an upgrade to all appliances and furniture. Additionally, there will be a complete reconfiguration of the clubhouse and amenity space, which includes a significant expansion of the fitness center. The loan sponsors will have 18 months from the loan origination date to complete these planned capital expenditures. The renovation commenced in mid-January, beginning with unit renovations. The borrower was not required to reserve any funds with the lender, but the borrower intends to maintain funds sufficient to complete the renovation in its operating account as set forth in the loan documents for the capital improvement plan. The loan documents include a nonrecourse carve-out for any costs associated with uncompleted improvements.

The Property. The Wolf Creek Apartments property is a 1,392-bed student housing complex located in Raleigh, North Carolina. The property was built in two phases and is situated on approximately 41.48 acres. Wolf Creek I was built in 2001 and Wolf Creek II was built in 2007. The two properties were owned by two separate tenant in common entities prior to the loan sponsors’ acquisition. The property consists of 17 three-story buildings and a one-story clubhouse and is comprised of 36 two-bedroom/two-bathroom units, 72 three-bedroom/three-bathroom units and 276 four-bedroom/four-bathroom units. As of November 24, 2015, the property was 93.8% occupied. The units feature a fully furnished living room, bedrooms and dining area, a fully equipped kitchen, a full size washer, private baths and individually locking bedroom doors. Property amenities include a swimming pool, a clubhouse, a computer center, a fitness center, a game room, a tanning salon, a basketball, volleyball and tennis court, outdoor grilling area and a complimentary shuttle bus to the North Carolina State University (“NC State”) and William Peace University campuses. Additionally, the property has 1,136 parking spaces, resulting in a parking ratio of approximately 1.23 spaces per bed.

According to the appraisal, there is growing national demand for student housing. Universities are experiencing budget cuts that inhibit their ability to expand on-campus housing to keep up with rising student enrollment. The property is located within 8.3 miles of six universities, including NC State, Meredith College, Campbell Law School, Shaw University, William Peace University and St. Augustine’s University, which collectively have approximately 42,000 students. The property caters mainly to students at NC State, which is located approximately 2.8 miles east of the property. NC State has approximately 34,000 students, of which approximately 21,800 are full-time undergraduates, enrolled for the 2015-2016 academic year, and its enrollment is expected to grow to 37,000 by 2020. NC State has on campus housing that offers 8,950 beds to students and an additional 412 apartments to students, students with families, faculty and staff, resulting in excess demand of over 12,000 undergraduate students who are seeking off-campus housing. Approximately 78.0% of freshmen live on campus, but this is not required, and there are currently no new on-campus housing developments expected at NC State.

The appraisal identified six comparable student-oriented housing properties proximate to the Wolf Creek Apartments property. The Wolf Creek Apartments property comparables range from 440 to 718 beds with an average of 541 beds and indicate an effective rental range of $505 to $950 per bed, with an average of $643 per bed. The comparable properties reported occupancies ranging from 93.0% to 98.0% with a weighted average occupancy of approximately 95.9%. Not included in the competitive set is the new 822-bed Stanhope student housing complex, which was opened adjacent to NC State in August 2015, and has an average rent of $783 per bed. The appraisal does not identify any competitive developments in the pipeline.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
91.3%	87.7%	88.5%	93.8%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of November 24, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Wolf Creek Apartments

Multifamily Unit Mix(1)
Unit Type	# of Units	# of Beds	% of Total	Occupied Beds	Occupancy(2)	Average Unit Size (SF)(2)	Average Market Rent Per Bed(2)	Average Monthly In-Place Rents(2)
2 BR / 2 BA	36	72	5.2%	71	98.6%	460	$607	$555
3 BR / 3 BA	72	216	15.5	209	96.8%	395	$526	$438
4 BR / 4 BA	276	1,104	79.3	1,025	92.8%	358	$519	$446
Total / Wtd. Avg.	384	1,392	100.0%	1,305	93.8%	369	$525	$450

(1)	Based on the rent roll dated November 24, 2015 provided by the borrower.

(2)	Occupancy, Average Unit Size (SF), Average Market Rent Per Bed and Average Monthly In-Place Rents represent a weighted average of the various unit type layouts.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Bed	%(2)
Rents in Place	$7,719,542	$7,894,721	$7,768,190	$7,466,915	$7,056,420	$5,069	92.8%
Vacant Income	0	0	0	0	543,480	390	7.2
Gross Potential Rent	$7,719,542	$7,894,721	$7,768,190	$7,466,915	$7,599,900	$5,460	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$7,719,542	$7,894,721	$7,768,190	$7,466,915	$7,599,900	$5,460	100.0%
(Vacancy/Credit Loss)	(677,554)	(1,002,772)	(911,975)	(477,469)	(759,990)	(546)	(10.0)
Other Income(3)	273,671	402,943	440,534	421,756	421,756	303	5.5
Effective Gross Income	$7,315,659	$7,294,892	$7,296,749	$7,411,202	$7,261,666	$5,217	95.5%

Total Expenses	$3,887,694	$3,448,921	$3,474,459	$3,642,232	$3,638,457	$2,614	50.1%

Net Operating Income	$3,427,965	$3,845,971	$3,822,290	$3,768,970	$3,623,209	$2,603	49.9%

Replacement Reserves	0	0	0	0	208,800	150	2.9
Net Cash Flow	$3,427,965	$3,845,971	$3,822,290	$3,768,970	$3,414,409	$2,453	47.0%
(1)	TTM column represents the trailing 12-month period ending on October 31, 2015.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Other Income represents damages/cleaning fees, application fees, pet fees, lease cancellation fees, key and lock fees, clubroom rental fees and late fees.

Property Management. The Wolf Creek Apartments property is managed by VIE Raleigh Manager, LLC. The current management agreement became effective on December 11, 2015 and has a five-year term. The management agreement provides for a contractual management fee of 3.0% of gross collected income, which includes rental, amenity and other income, and is payable on a monthly basis. The management fees are subordinate to the liens and interests of the Wolf Creek Apartments loan.

Escrows and Reserves. At origination, the borrower deposited $252,063 for a deferred maintenance reserve, $244,637 for real estate taxes, $102,896 for a prepaid rent reserve, $75,000 for an environmental reserve related to radon mitigation at certain units and $17,400 for a replacement reserve.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $48,927.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $17,400 (approximately $150 per bed annually) for replacement reserves. The reserve is not subject to a cap.

Prepaid Rent Reserves - The borrower is required to deposit all rent paid more than one month in advance to a reserve for prepaid rent within two business days after receipt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Wolf Creek Apartments

Lockbox / Cash Management. The loan is structured with a soft lockbox. The borrower and manager are required to have all collected funds (other than prepaid rents) deposited into a lockbox account within two business days of receipt. All funds in the lockbox account are swept on each business day to a cash management account under the control of the lender and disbursed in accordance with the loan documents. The lender will have a first priority security interest in the cash management account. To the extent that (i) an event of default occurs, (ii) either the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action or (iii) the debt service coverage ratio as calculated in the loan documents, based on the trailing three-month period, falls below 1.15x, all excess cash flow after payment of all debt service, required reserves and operating expenses will be held as additional collateral for the loan.

Master Lease. Wolf Creek II is subject to a master lease with William Peace University (“William Peace”) for the 2015-2016 academic year for a total of 74 units (72 fully furnished four-bedroom/four-bathroom units and two fully furnished two-bedroom/two-bathroom units, totaling 292 beds). The term runs for 12 months ending July 31, 2016 at a monthly rate of $522 per bed. Additionally, the master lease requires the property manager to provide a shuttle bus system to the William Peace campus. At origination, the lender and William Peace entered into a subordination, non-disturbance and attornment agreement (“SNDA”), which subordinates the master lease to the mortgage loan, requires attornment in the event of a foreclosure and provides that William Peace’s possession will not be disturbed in the absence of a default under the lease and certain other circumstances. The borrower and William Peace are currently negotiating a new master lease, which is expected to provide units for off-campus student housing for William Peace for the 2016-2017 and 2017-2018 academic years. While it is expected that the new master lease will be executed in the near term, the lender cannot assure its execution.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

The 9

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

The 9

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

The 9

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$37,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$37,000,000	Property Type – Subtype:	Mixed Use - Hotel/Multifamily/Parking
% of Pool by IPB:	3.6%	Net Rentable Area(3):	Various
Loan Purpose:	Refinance	Location:	Cleveland, OH
Borrowers(2):	Various	Year Built / Renovated:	1971,1972 / 2014
Sponsors:	Alfred I. Geis and Gregory M. Geis	Occupancy(4):	Various
Interest Rate:	4.93100%	Occupancy Date:	9/30/2015
Note Date:	11/23/2015	Number of Tenants:	N/A
Maturity Date:	12/1/2025	2012 NOI(5):	N/A
Interest-only Period:	48 months	2013 NOI(5):	N/A
Original Term:	120 months	2014 NOI(5):	N/A
Original Amortization:	300 months	TTM NOI (as of 9/2015):	$6,296,143
Amortization Type:	IO-Balloon	UW Economic Occupancy(6):	Various
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$26,495,333
Lockbox:	CMA	UW Expenses:	$19,777,133
Additional Debt:	Yes	UW NOI:	$6,718,199
Additional Debt Balance:	$40,000,000 / $16,495,449	UW NCF:	$6,665,840
Additional Debt Type:	Pari Passu / Unsecured	Appraised Value / Per Unit(7):	$115,450,000 / Various
		Appraisal Date:	6/24/2015

Escrows and Reserves(8)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit(9):	Various
Taxes:	$313,484	$51,250	N/A	Maturity Date Loan / Unit(9):	Various
Insurance:	$163,092	$21,500	N/A	Cut-off Date LTV(10):	66.7%
Replacement Reserves:	$0	Various	N/A	Maturity Date LTV(10):	57.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.24x
Other:	$1,383,748	Various	N/A	UW NOI Debt Yield(10):	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$77,000,000	97.2%	Payoff Existing Debt	$74,477,719	94.0%
Sponsor Equity	2,235,520	2.8	Closing Costs	2,897,478	3.7%
Upfront Reserves	1,860,324	2.3%
Total Sources	$79,235,520	100.0%	Total Uses	$79,235,520	100.0%

(1)	The 9 loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $77.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $77.0 million The 9 Whole Loan.
(2)	For a full description of the borrowers, please refer to “The Borrowers” below.
(3)	Net Rentable Area includes 156 hotel rooms, 104 multifamily units and a 263,589 square foot parking garage with 850 parking spaces.
(4)	As of September 30, 2015, Occupancy for The Metropolitan at The 9 Hotel was 66.6% and the Concierge Living at The 9 Apartments was 100.0%.
(5)	Historical NOI is not available as the property was being redeveloped from an office building to its current hotel/multifamily/parking use.
(6)	UW Economic Occupancy for The Metropolitan at The 9 Hotel is 65.8%, Concierge Living at The 9 Apartments is 95.0% and Tower Garage is 95.7%.
(7)	The Appraised Value represents the aggregate appraised value of all three components of The 9 property. The Metropolitan at The 9 Hotel, Concierge Living at The 9 Apartments and Tower Garage had “as-is” appraised values of $58.6 million, $39.6 million and $17.25 million respectively. The Appraised Value / Per Unit for each of the respective components are approximately $375,641 per hotel room, $380,769 per multifamily unit and $65 per square foot for the parking garage.
(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below. The borrowers also delivered a $7.0 million letter of credit as additional collateral for the loan.
(9)	There are no release provisions associated with the three components of The 9 property. Accordingly, there are no allocated loan amounts associated with the hotel/multifamily/parking components of the property. If hypothetical allocated loan amounts were assigned based on each of the three components’ pro rata share of the total appraised value (please refer to footnote 7 above), the hypothetical allocated loan amounts for The Metropolitan at The 9 Hotel, Concierge Living at The 9 Apartments and Tower Garage would be approximately $39.1 million, $26.4 million and $11.5 million, respectively. Based on these hypothetical allocated loan amounts the Cut-off Date Loan / Unit for The Metropolitan at The 9 Hotel, Concierge Living at The 9 Apartments and Tower Garage components would be $250,536 per hotel room, $253,956 per multifamily unit and $44 per square foot for the parking space, respectively, and the Maturity Date Loan / Unit would be approximately $216,205, $219,157 and $38, respectively based on 156 hotel rooms, 104 multifamily rooms and 850 parking spaces.
(10)	Factoring in the letter of credit which is held as additional collateral for the loan, the Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield are 60.6%, 51.5% and 9.6%, respectively. Please refer to “Additional Collateral Letter of Credit” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

The 9

The Loan. The 9 loan is secured by a mortgage lien on the fee and leasehold interests in a mixed-use property in Cleveland, Ohio, which consists of a full service 156-room hotel (“The Metropolitan at The 9 Hotel”), 104 multifamily units (“Concierge Living at The 9 Apartments”) and a 263,589 square foot parking garage with 850 parking spaces (“Tower Garage”). The whole loan has an outstanding principal balance as of the Cut-off Date of $77.0 million (the “The 9 Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, with an outstanding principal balance as of the Cut-off Date of $37.0 million, is being contributed to the JPMBB 2016-C1 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $40.0 million and was contributed to the JPMCC 2015-JP1 trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMCC 2015-JP1 trust. The trustee of the JPMCC 2015-JP1 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to The 9 Whole Loan; provided, however, that the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The 9 Whole Loan has a 10-year term and, subsequent to a four-year interest-only period, will amortize on a 25-year schedule.

The Borrowers. The borrowing entities for the loan are Geis Tower Hotel Master Landlord, LLC, The Metropolitan Hotel, LLC, Geis Tower Residential Master Landlord, LLC, Geis Tower Residential Master Subtenant, LLC and Geis Tower Garage, LLC, each of which is a Delaware limited liability company and special purpose entity.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Alfred I. Geis and Gregory M. Geis. Alfred and Gregory Geis are principals of The Geis Companies, a full-service developer, owner and operator of commercial real estate which was founded in 1967 by Erwin Geis. Since inception, The Geis Companies have designed and developed thousands of acres of commercial office, manufacturing, distribution and warehouse developments. Over the past two decades, The Geis Companies have grown to become one of the largest industrial design-build firms in Ohio, designing and constructing over 2.0 million square feet annually. In addition, the loan sponsors currently manage a portfolio of commercial properties totaling over 7.0 million square feet.

The property, formerly owned by Cuyahoga County, is part of a larger project known as the former Ameritrust Complex which went through several development plans that failed to gain traction over the past decade. In 2012, Cuyahoga County decided to sell the complex and solicited proposals from several landlords and developers. The loan sponsors purchased the entire Ameritrust Complex from Cuyahoga County for approximately $27.0 million in early 2013 (of which approximately $19.25 million is allocated to portions of the overall complex which are included as collateral for The 9 Whole Loan). The acquisition resulted in the transfer of the vacant Ameritrust Tower (which has been converted into The Metropolitan at The 9 Hotel and the Concierge Living at The 9 Apartments components of the loan), the Swetland Building and Rotunda Buildings (which are not included in the collateral of the loan), the “P” and “H” buildings (subsequently razed), and the Tower Garage (which is included in the collateral of the loan).

Following the acquisition, the loan sponsors invested approximately $94.1 million in order to renovate and reposition the property, bringing its total cost basis to approximately $113.4 million. Including a developer fee for the redevelopment, and according to the loan sponsors the total project cost was approximately $125.4 million. Construction on the entire re-development was completed in September 2014. Since completion of the redevelopment, the property has received numerous awards, including: Novogradac – 2015 Historic Tax Credit Project of the Year, Ohio Economic Development Association – 2015 Project of the Year, Cleveland AIA/IIDA – 2014 Design Awards – Interior Design of The Metropolitan at The 9 and Cleveland Restoration Society – Celebration of Preservation Award – Outstanding Preservation Achievement.

The Property. The 9 property is a newly re-developed luxury mixed-use complex located at the corner of East 9th Street and Euclid Avenue in downtown Cleveland, Ohio. The property consists of three distinct components resulting in three diverse cash flow streams, including a full service 156-room hotel (The Metropolitan at The 9 Hotel), 104 multifamily rental units (Concierge Living at The 9 Apartments) and a 263,589 square foot parking garage with 850 parking spaces (Tower Garage). The hotel and apartments are located in a single 29-story building. The hotel generally comprises floors four through 13 and the apartments comprise floors 14 through 29. In addition, the property also includes an approximately 33,000 square foot Heinen’s upscale grocery store and a 210,000 square foot office building which serves as the headquarters for Cuyahoga County’s administrative operations (the grocery store and office components are not included as collateral for the loan), as well as a leasehold interest in the space leases for the Azure Sun Lounge and the Vault (which are included in the collateral for the loan).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

The 9

Collateral Summary
Component	Property Type	Units / Sq. Ft.	Year Built / Renovated	Allocated Whole Loan Amount(1)	Appraised Value	% of Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
The Metropolitan at The 9	Hotel	156 Rooms	1971 / 2014	N/A	$58,600,000	50.8%	$3,451,385	51.8%
Concierge Living at The 9	Multifamily	104 Units	1971 / 2014	N/A	39,600,000	34.3	2,069,478	31.0
Tower Garage	Parking Garage	263,589 SF	1972 / 2014	N/A	17,250,000	14.9	1,144,977	17.2
Total				$77,000,000	$115,450,000	100.0%	$6,665,840	100.0%
(1)	There are no release provisions associated with the three components of The 9 property. Accordingly, there are no allocated loan amounts associated with the hotel/multifamily/parking components of the property.

The Metropolitan at The 9 Hotel. The Metropolitan at The 9 Hotel is a 156-room full service hotel which operates under Marriott’s Autograph Collection flag. The hotel primarily covers floors four through 13 including approximately 7,719 square feet of meeting and banquet space, which is comprised of 12 event rooms and a ballroom which has capacity for 569 guests. The hotel opened in September 2014 and reached a 120% RevPAR penetration within the first three months of operations. Hotel amenities include a full-service fitness center, business center, sundry shop, indoor dog park, movie theater, numerous dining options and valet parking. Of the 156 guestrooms, 63 are suites. The regular king and queen/queen rooms are approximately 400 square feet; king and queen/queen suites are 640 square feet and contain a sofa bed and separate living/sitting area; and single queen suites are 500 square feet. Each of the guestrooms feature a flat screen television with premium channel selection, desk with chairs, dresser, nightstand, mini bar, iPod dock and lounge chairs.

The hotel offers multiple food and beverage venues with no single component representing more than 35% of the total food and beverage revenue. Adega is an approximately 7,600 square foot high-end Mediterranean restaurant located in the lobby and open for breakfast, lunch and dinner. The Ledger Bar is located above the lobby on the second level and is open for lunch and dinner. The Azure Sun Lounge is an approximately 8,532 square foot rooftop bar located approximately 150 feet above street level, which provides views of Lake Erie and downtown Cleveland. The Azure Sun Lounge has the largest outdoor patio in Cleveland and is in operation between May and October. The Vault is an approximately 11,500 square foot social lounge located in the basement. The space is comprised of former bank vaults which have been transformed into private cocktail rooms and a prohibition-era bar. The Vault operates Thursday through Saturday and is available for private events Sunday through Wednesday. Alex Theater is an approximately 2,440 square foot stadium style theater located on the second floor. The theater offers stadium seating and is used for live music and performances, independent films, sports games and special business events. Food and beverage can be ordered to the theater from Adega restaurant. The Azure Sun Lounge and Vault are located in buildings adjacent to the hotel tower which are owned by an affiliate of the borrowers and are leased to affiliates of the loan sponsors with initial lease terms of 10 years with four five-year extension options remaining for each lease. The Azure Sun Lounge and Vault are integrated into the hotel in a way that provides convenient access for guests. The loan is structured with a non-recourse carve out associated with any losses as the result of termination of either of these two leases without the lender’s consent. Additionally, the borrowers were required to put a $10.0 million lease termination insurance policy in place as additional support for these two leases (see “Bar Leases” below for additional information).

The appraisal identified four hotels currently planned or under construction in the area. The hotels include a 600-room Hilton, 122-room Kimpton, 180-room Drury Plaza and 270-room Holiday Inn. Only the Hilton and Kimpton are expected to be directly competitive with The Metropolitan at The 9 Hotel.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			The Metropolitan at The 9 Hotel(2)			Penetration Factor(3)
Year(4)(5)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM(4)	67.3%	$159.18	$107.07	66.6%	$203.64	$135.63	99.0%	127.9%	126.7%
YTD(4)	68.7%	$159.86	$109.88	70.4%	$203.89	$143.59	102.5%	127.5%	130.7%
T-3(4)	74.3%	$160.07	$118.88	75.2%	$207.82	$156.23	101.2%	129.8%	131.4%
(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: Marriott Cleveland Downtown @ Key Center, Renaissance Cleveland Hotel, Westin Cleveland Downtown, Ritz-Carlton Cleveland, Wyndham Cleveland @ Playhouse Square, Hyatt Regency Cleveland @ The Arcade and InterContinental Hotel Cleveland.
(2)	Based on operating statements provided by the borrowers.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower-provided operating statements for the mortgaged property.
(4)	TTM represents the trailing 12-month period ending on September 30, 2015. YTD represents the year-to-date period from January 1, 2015 to September 30, 2015. T-3 represents the trailing three-month period ending on September 30, 2015.
(5)	As of December 31, 2015, the property’s Occupancy, ADR and RevPAR were 68.6%, $203.71 and $139.81, respectively, representing a Penetration Factor of 102.2%, 128.3% and 131.1%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

The 9

Competitive Hotels Profile(1)
				2014 Estimated Market Mix			2014 Estimated Operating Statistics(2)
Property	Rooms	Year Opened	Meeting Space (SF)	Leisure	Commercial	Meeting and Group	Occupancy	ADR	RevPAR
The Metropolitan at The 9 Hotel	156	2014	7,719	30%	60%	10%	49.0%	$194.89	$95.50
InterContinental Hotel Cleveland	295	2003	35,000	40%	20%	40%	64.0%	$165.00	$105.60
Renaissance Cleveland Hotel	491	1918	66,734	25%	20%	55%	61.0%	$146.54	$89.99
Ritz-Carlton Cleveland	205	1990	19,000	75%	10%	15%	90.0%	$172.00	$154.80
Hyatt Regency Cleveland @ The Arcade	293	2001	7,073	20%	45%	35%	68.0%	$132.42	$90.44
Westin Cleveland Downtown	484	1975	23,625	15%	60%	25%	51.0%	$185.00	$94.35
Marriott Cleveland @ Key Center	400	1991	10,890	20%	45%	35%	63.0%	$167.00	$105.21
Wyndham Cleveland @ Playhouse Square	205	1995	13,000	30%	35%	35%	65.0%	$126.20	$82.03
Total(3)	2,373

(1)	Based on the appraisal.
(2)	The Metropolitan at The 9 Hotel opened in September 2014. As such, the metrics listed do not reflect a full year of operations.
(3)	Excludes The Metropolitan at The 9 Hotel property.

Concierge Living at The 9 Apartments. Concierge Living at The 9 Apartments is comprised of 104 Class A multifamily rental units located on floors 14 to 29 of the building. As of September 30, 2015, the apartment units were 100.0% occupied. The apartment units began leasing in May 2014 and leased up to 100.0% occupancy within six months, and the loan sponsors report a current waiting list of over 100 people. The loan sponsors are currently renewing the first year of lease expirations and have been able to successfully raise rents between $80 to $300 per month depending on the unit type. As of September 30, 2015, new rental rates have been signed for 53 of the 104 units and all new or renewal leases have been at or above the budgeted increase. The unit mix consists of 88 standard apartment units ranging in size from 819 to 1,817 square feet and 16 sky suite units with an average size of approximately 2,217 square feet. The average unit size across all 104 units is 1,276 square feet. Apartment amenities include granite counters, zebra wood cabinetry in the kitchen and baths, BOSCH stainless steel appliances, BOSCH washer and dryers, flat screen television, access to hotel fitness center, 24/7 controlled access and 24/7 room service.

According to the appraisal, the property is located within the Downtown/The Flats/Warehouse District apartment submarket. The downtown Cleveland market is benefiting from a broader national trend of millennials and empty nesters that are increasingly choosing to live in urban centers. According to the Downtown Cleveland Alliance, the downtown population in Cleveland has increased from approximately 7,800 residents in 2000 to more than 13,000 today, an approximately 70% increase. As of the second quarter of 2015, the submarket contained an inventory of 4,852 multifamily units, and Class A multifamily units reported a vacancy rate of 3.5% and average asking rents of $1,443 per unit. According to the appraisal, the 2014 estimated population within a one-, three- and five-mile radius of the property was 12,665, 78,564 and 225,670, respectively, and the 2014 estimated average household income within a one-, three- and five-mile radius of the property is $46,195, $35,350 and $37,570, respectively. According to the appraisal, 375 units are currently under construction in the submarket, 925 units are in the planning stage and 1,800 units are proposed. A majority of the new housing in the market is occurring in the re-development of existing office and warehouse properties in the market. According to the third quarter Downtown Cleveland Market Update, downtown properties reported over 1,800 names on waiting lists for apartment units. The appraisal identified seven comparable properties ranging from 56 to 295 units with average unit sizes ranging from 902 to 1,391 square feet with an average of 1,079 square feet, and occupancies ranging from 60% to 100% with an average of 92.7%. The average in-place monthly rent per unit at the Concierge Living at The 9 Apartments is $2,598 compared to the appraisals estimated market rent of $2,656 per month.

Tower Garage. The Tower Garage contains 850 parking spaces in an eight-story parking facility consisting of 263,589 square feet. The Tower Garage is connected to the Cuyahoga County Headquarters through an elevated skywalk. The main users of the parking garage are local daily workers, apartment residents, hotel guests, restaurant customers and special event users. Prior to being acquired by the loan sponsors, the Tower Garage was owned and managed directly by Cuyahoga County. During this time, garage operations were fully restricted to full-time county employees, contractors and their guests. Following the loan sponsors acquisition, the garage was refurbished and Standard Parking Services, a third-party manager, was brought in to overhaul the garage operations. As a result, as of mid-2014, the garage now also offers daily/monthly parking to downtown office commuters, weekend parking for transient travelers and parking deals for sporting events at the adjacent Progressive Field and Quicken Loans Arena (all of which were restricted by Cuyahoga County previously).

The loan sponsors recently added two digital billboards on the corners of the Tower Garage. The billboards serve as advertising space for various components of the greater mixed-use development project as well as third-party companies. When the digital signs were first installed the loan sponsors primarily advertised the various components of The 9 property but have been transitioning to third-party advertisements now that the property is closer to stabilization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

The 9

The property is located within the City of Cleveland’s central business district at the intersection of East 9th Street and Euclid Avenue. The property is located on the border of two of the central business districts most popular neighborhoods locally known as the Playhouse Square District and the Gateway District, which offer numerous live events and entertainment options. The property is located one block from Playhouse Square which, according to the appraisal, is home to the nation’s largest performing arts center outside of New York City, with over one million people visiting the theater and district every year. The Playhouse Square District has several theaters which perform traveling Broadway productions as well as various restaurants. The Gateway District is to the south of the property, which is home to Quicken Loans Arena (home to the NBA’s Cleveland Cavaliers), Progressive Field (home to MLB’s Cleveland Indians) and the East 4th Street Entertainment District, a night life destination offering restaurants, bars, concerts and comedy shows. Other leisure attractions in the area include: First Energy Stadium (home to the NFL’s Cleveland Browns), Cleveland Art Museum, Rock and Roll Hall of Fame, Metropark Zoo & Rainforest and Great Lakes Science Center. In addition, the Horseshoe Casino Cleveland which opened in 2012 has generated significant lodging demand in the downtown market.

Cleveland’s central business district experienced reinvestment beginning in the mid-1990’s and currently has several billion in capital improvement projects planned in the area over the next few years. One of the most recently completed projects which is having an impact on the central business district is the completion of the Global Center for Health Innovation and Convention Center. The entire project costs were reported to be approximately $465 million and it opened in the summer of 2013. The Convention Center combined with the Medical Innovation Center is an attempt to draw business traffic through Cleveland, specifically in the medical sector.

The Metropolitan at The 9 Hotel Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	66.6%	65.8%
ADR	$203.64	$200.36
RevPAR	$135.63	$131.83

Room Revenue(5)	$7,722,625	$7,506,138	$48,116	36.6%
Food and Beverage Revenue	11,235,050	11,525,311	73,880	56.2%
Other Departmental Revenue	1,483,888	1,483,646	9,511	7.2%
Total Revenue	$20,441,563	$20,515,095	$131,507	100.0%

Room Expense(6)	$2,165,957	$1,838,636	$11,786	24.5%
Food and Beverage Expense	7,680,451	7,663,016	49,122	66.5%
Other Departmental Expenses	1,529,717	1,228,636	7,876	82.8%
Departmental Expenses	$11,376,125	$10,730,288	$68,784	52.3%

Departmental Profit	$9,065,438	$9,784,807	$62,723	47.7%

Operating Expenses	$4,448,753	$4,232,750	$27,133	20.6%
Gross Operating Profit	$4,616,685	$5,552,057	$35,590	27.1%

Management Fees	$621,269	$615,453	$3,945	3.0%
Property Taxes	542,312	421,864	2,704	2.1%
Property Insurance	209,018	162,000	1,038	0.8%
Other Expenses(7)	19,151	253,007	1,622	1.2%
FF&E	0	648,347	4,156	3.2%
Total Other Expenses	$1,391,750	$2,100,672	$13,466	10.2%

Net Operating Income	$3,224,935	$3,451,385	$22,124	16.8%
Net Cash Flow	$3,224,935	$3,451,385	$22,124	16.8%
(1)	Full-year historical financials for 2014 are not available as the hotel opened in September 2014.
(2)	TTM column represents the trailing 12-month period ending on September 30, 2015.
(3)	Per Room values based on 156 guest rooms.
(4)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.
(5)	In order to account for the hotel’s ramp up period, Underwritten Room Revenue is based on the property’s stabilized trailing three-month STR RevPAR penetration index of 131.8% against the competitive set’s trailing 12-month RevPAR.
(6)	Due to on-going operational efficiencies that have occurred as the property ramps up operations, the Underwritten Room Expense is based on the trailing six-month room’s expense ratio of 24.5%.
(7)	Other Expenses include rent for Azure Sun Lounge and Vault food and beverage outlets which are leased to affiliates of the loan sponsors with initial lease terms of 10 years with four five-year extension options. The combined annual rent for these two spaces is approximately $200,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Concierge Living at The 9 Apartments Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	Per Unit	%(3)
Rents in Place	$3,208,780	$3,242,040	$31,173	91.3%
Vacant Income	0	0	0	0.0%
Gross Potential Rent	$3,208,780	$3,242,040	$31,173	91.3%
Total Reimbursements(4)	242,018	309,967	2,980	8.7%
Net Rental Income	$3,450,797	$3,552,007	$34,154	100.0%
(Vacancy/Credit Loss)	(324,303)	(177,600)	(1,708)	(5.0)--
Other Income	31,203	31,210	300	0.9%
Effective Gross Income	$3,157,697	$3,405,617	$32,746	95.9%

Total Expenses(5)	$1,093,317	$1,310,139	$12,597	38.5%

Net Operating Income	$2,064,380	$2,095,478	$20,149	61.5%

Replacement Reserves	0	26,000	250	0.8%
Net Cash Flow	$2,064,380	$2,069,478	$19,899	60.8%
(1)	Full-year historical financials for 2014 are not available as the apartments opened in May 2014.
(2)	TTM column represents the trailing 12-month period ending September 30, 2015.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	The increase in Underwritten Total Reimbursements from the TTM period is primarily due to the loan sponsors adding a utility recovery charge to any new or renewal lease. The utility recovery charge covers each tenant’s portion of the steam and chilled water that is used within each individual apartment as well as the maintenance of all necessary components to provide utilities. The charge is a flat monthly rate that ranges from $35 to $75 per unit depending on the size of the unit.
(5)	Underwritten Total Expenses includes $231,606 for real estate taxes. The actual 2015 tax payment is approximately $84,110. The lender underwrote real estate taxes based on the unabated real estate taxes less the net present value of the tax benefits over the loan term. Please see “Tax Abatements and TIF Agreement” below.

Tower Garage Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,187,179	$2,340,420	$8.88	87.0%
Vacant Income	0	0	0.00	0.0%
Gross Potential Rent	$2,187,179	$2,340,420	$8.88	87.0%
Media Board(4)	121,776	349,322	1.33	13.0%
Net Rental Income	$2,308,955	$2,689,742	$10.20	100.0%
(Vacancy/Credit Loss)	0	(115,121)	(0.44)	(4.3)--
Other Income	925	0	0.00	0.0%
Effective Gross Income	$2,309,880	$2,574,621	$9.77	95.7%

Total Expenses	$1,303,051	$1,403,285	$5.32	54.5%

Net Operating Income	$1,006,828	$1,171,336	$4.44	45.5%

Replacement Reserves	0	26,359	0.10	1.0%
Net Cash Flow	$1,006,828	$1,144,977	$4.34	44.5%
(1)	TTM column represents the trailing 12-month period ending September 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on the trailing 12-month period ending September 30, 2015. Revenue was grossed up 5.0% to account for a vacancy factor. The number also includes a positive displaced income adjustment of $38,000 for downed spaces during garage repair work that occurred in September.
(4)	The loan sponsors began leasing media board space to third-parties in May 2015. Based on contracts in place, the loan sponsors are expected to collect approximately $232,881 of income associated with the media boards from May 2015 through the end of 2015. The Underwritten Media Board income annualizes the 2015 contractual amount to account for a full fiscal year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Combined Operating History and Underwritten Net Cash Flow
	TTM	Underwritten
Total Revenue	$25,909,140	$26,495,333
Total Expenses	$19,612,996	$19,777,133
Net Operating Income	$6,296,143	$6,718,199
Replacement Reserves	$0	$52,359
Net Cash Flow	$6,296,143	$6,665,840

Property Management. The hotel component of the property is managed by a joint-venture between Geis Hospitality, LLC (an affiliate of the loan sponsors) and Greenwood Hospitality Group. The multifamily component of the property is managed by Geis Property Management, LLC, an affiliate of the loan sponsors. The parking garage is managed by SP Plus Corporation, as successor-in-interest to Standard Parking Corporation, a leading provider of professional parking facility management services. The current parking management agreement commenced on February 1, 2013 and automatically renews for one year terms unless otherwise terminated by either party. The parking management agreement provides for a contractual management fee of 2.0% of gross parking receipts.

Franchise Agreement. The hotel component is affiliated with Marriott’s upscale Autograph Collection via a long-term franchise agreement through October 2038. Marriott’s Autograph Collection consists of a portfolio of boutique, full-service hotel properties which offer extensive amenities, upscale accommodations and unique environments throughout the United States. As a result of the affiliation, the hotel component benefits from Marriott’s national marketing programs and its globally recognized reservations system.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $625,000 for deferred maintenance primarily associated with the parking garage, $313,484 for real estate taxes, $251,000 into the HTC Compliance Reserve (for put rights given in connection with the historic tax credits described below), $217,000 into the Multifamily Sublease Rent Payment Reserve, $210,417 into the Hotel Sublease Rent Payment Reserve (for free rents in connection with the master lease structure), $163,092 for insurance, $51,082 into the Affiliate Bar Lease Reserve, $19,250 into the Transfer Fee Reserve (for the purpose of paying any costs associated with transferring the letter of credit) and $10,000 into the Fee Conversion Reserve (for the purpose of acquiring the fee interest in the tower under the air rights lease described below under “Air Rights Leases” below).

Additional Collateral Letter of Credit - At closing, the borrowers provided an irrevocable, evergreen $7,000,000 letter of credit in favor of the lender as additional collateral for the loan. The letter of credit will be returned to the borrower upon the satisfaction of all of the following conditions: (i) the debt yield (as calculated in the loan agreement) in the aggregate for any trailing 12-month period as to The Metropolitan at The 9 Hotel and Tower Garage, and any trailing three-month period as to the Concierge Living at The 9 Apartments, immediately preceding the date of determination, is equal to or greater than 10.25%; and (ii) no Cash Sweep Event (as defined below) has occurred and is continuing. Upon the occurrence and during the continuance of an event of default under the loan agreement, the lender will have the right to draw on the letter of credit.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $51,250.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $21,500.

Multifamily Replacement Reserve - On a monthly basis, the borrowers are required to escrow approximately $2,167 (approximately $250 per unit annually) for replacement reserves associated with the multifamily component of the property. The reserve is not subject to a cap.

FF&E Reserves - On a monthly basis, the borrowers are required to deposit, for the month that is two calendar months prior to the applicable payment date, an amount equal to 1/12 of (x) for the first year of the loan term, 3.0% of gross income from operations for the hotel, (y) for years two and three of the loan term, 4.0% of gross income from operations for the hotel and (z) thereafter, 5.0% of gross income from operations for the hotel. In no event will the FF&E monthly deposit be less than $18,887. The reserve is not subject to a cap.

Garage Replacement Reserve - On a monthly basis, the borrowers are required to escrow approximately $2,197 (approximately $0.10 per square foot annually) for replacement reserves associated with the parking garage component of the property. The reserve is not subject to a cap.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Affiliated Bar Lease Reserve - The spaces currently used for the Azure Sun Lounge and the Vault are leased from affiliates of the loan sponsors on 10-year lease terms with four five-year extension options remaining for each lease. On a monthly basis, the borrowers are required to escrow an amount such that the amount deposited in the affiliated bar lease reserve fund is equal to or greater than the aggregate amount of rent due under the leases during the next ensuing three months.

Multifamily Sublease Rent Payment Reserve - In connection with the master lease structure that was required to be put in place in order to receive historical tax credits and tax increment financing, the borrowers are required to make monthly master lease payments. On a monthly basis, the borrowers are required to escrow the then current monthly residential sublease rent payment for the applicable period (approximately $173,542 per month during the first year of the loan term). Funds on deposit in the Multifamily Sublease Rent Payment Reserve are used to make payments due in connection with the residential sublease.

Hotel Sublease Rent Payment Reserve - In connection with the master lease structure that was required to be put in place in order to receive the historical tax credits and tax increment financing, the borrowers are required to make monthly master lease payments. On a monthly basis, the borrowers are required to escrow the then current monthly hotel sublease rent payment for the applicable period (approximately $210,417 per month during the first year of the loan term). Funds on deposit in the Hotel Sublease Rent Payment Reserve are used to make payments due in connection with the hotel sublease.

HTC Compliance Reserve - At origination, the borrowers were required to reserve $251,000 in the event the master lessees exercise their put rights as described in “Master Leases” below. In addition, on a monthly basis for the first 48 months following the origination date, the borrowers are required to make monthly deposits of $18,750 into the HTC Compliance Reserve.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrowers and managers were required to deliver written instructions to credit card companies and the parking garage manager to deposit all revenues (including from the Azure Sun Lounge and Vault leases) into a restricted account controlled by the lender. The funds are then returned to an account controlled by the borrowers until the commencement of a Cash Sweep Event (as defined below). During the continuance of a Cash Sweep Event, all funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account. In the event of a Cash Sweep Event, additional lockboxes will be established to facilitate the payments under the master leases as required by the historic tax credit arrangement.

A “Cash Sweep Event” means (i) the occurrence of an event of default, (ii) the bankruptcy or insolvency action of a borrower or property manager and (iii) the debt service coverage ratio (as calculated in the loan documents) for the applicable period is less than 1.15x. For purposes of calculating the debt service coverage ratio, the applicable period is (i) with respect to the hotel component, be based upon the trailing 12-month period, (ii) with respect to the multifamily component, be based on the trailing three-month period, and (iii) with respect to the parking garage component, be based upon the trailing 12-month period immediately preceding the date of determination.

Partial Release. No component of The 9 property may be released.

Historic Tax Credits. The property is a historic building which was rehabilitated in accordance with the federal tax code and state regulations to make it eligible for federal and state historic tax credits. The federal tax credits are subject to recapture if, prior to December 15, 2019: (i) the ownership of the property changes, (ii) the property ceases to be investment grade property, or (iii) the property is leased or transferred to a tax-exempt entity which causes the property to be used as a “tax-exempt use property” (as defined in the IRS code). The amount of credits subject to recapture decreases on December 15 of each year until the expiration of the recapture period. The federal tax credits were passed through a master lease structure (as described in “Master Leases” below) to two affiliates of US Bancorp Community Development Corporation as investors in the master lessees. The state tax credits were allocated to an investor in the master lessors. At origination, the amount of the federal tax credits for the hotel component was $9,595,873 and the amount of federal tax credits for the multifamily component was $7,867,607. In addition, the amount of the state tax credits for the hotel component was $11,502,972 and the amount of the state tax credits for the multifamily component was $9,445,806. The loan documents contain a loss carve-out against the borrowers and non-recourse guarantors for any losses relating to the recapture of the federal tax credits. The See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” in the Preliminary Prospectus for additional information regarding the federal tax credits related to the property.

Master Leases. There are two master leases covering the property in order to accommodate the tax credits described above: one related to the multifamily component and one related to the hotel component. Each master lessee may terminate the related master lease if there is a breach or failure to perform any obligation after applicable cure periods under the related master lease, the historic tax credit pass-through agreement or any other document relating to the project. The federal tax credit investor (who is an affiliate of U.S. Bancorp Community Development Corporation), which owns 99% of the master lessees, has put rights to an affiliate of the borrowers for their interests in the master lessees, and the put price is equal to the lesser of (i) 5% of the investors total capital contribution or (ii) the appraised value of the interests. The state tax credit investor has the right for a period of 45 days commencing on

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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May 15, 2016 to require an affiliate of the borrowers to purchase its interest in the master lessees for the fair market value of such interests. At origination, the borrowers were required to reserve $251,000, and are required to reserve $18,750 on each of the next 48 monthly payment dates in the event the put right is exercised. If there is a default under the related master lease prior to the expiration date for the recapture period for the tax credits (December 15, 2019), the master lessors are required to forbear from exercising any remedies or terminating the master leases. In addition, the master lessees have subleased the master leases through October 2038 to two other borrowing entities under the loan. At origination, the lender, master lessors, master lessees and master sub-tenants entered into subordination, non-disturbance and attornment agreements (“SNDAs”), which provide that the master lessee’s possession (to the extent there is no default by the master lessee) will not be disturbed upon a foreclosure prior to the expiration of the recapture period expiration date and, to the extent the applicable master lease is not terminated, the master tenants will attorn to the lender and waive the right to terminate the master leases by reason of the foreclosure.

To the extent a foreclosure would trigger the recapture of the federal tax credits prior to the expiration of the recapture period, the lender is required to subordinate its mortgage to the master leases. Additionally, under the SNDAs: (i) the master tenants have the same notice and cure rights for any default under the loan documents as the borrowers; (ii) prior to the expiration of the recapture period and to the extent there is an event of default under the loan, the lender must offer to sell the master tenants the loan for all amounts due and owing under the loan documents prior to foreclosure; (iii) after the expiration of the recapture period, the loan documents govern the application of insurance proceeds and condemnation awards, and the master leases will govern application of such amounts prior to the expiration of the recapture period; (iv) prior to the expiration of the recapture period, the property cannot be sold or transferred by the lender to a governmental, tax-exempt or other entity which would cause recapture of the tax credits (excluding REMIC trusts); and (v) the parties agree that the cash management provisions will be governed by the loan documents, regardless of which party is in possession of The 9 property. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in the Preliminary Prospectus for additional information regarding the master lease structure.

Tax Abatements and TIF Agreement. The property is currently subject to two tax abatement programs. The multifamily component of the property is subject to a 12 year tax abatement which runs through the 2024 tax year, and the hotel component is subject to a nine year tax abatement which runs through the 2021 tax year. In addition, the property benefits from a 30-year tax increment finance (“TIF”) agreement that expires on March 20, 2043. During the term of the TIF agreement, the borrowers are required to make payments in lieu of taxes (“PILOT”) in an amount equal to the amount of taxes that the borrowers would have paid had the improvements not been exempt from taxation under the TIF arrangement. The PILOT payments are not required until the expiration of the tax abatements for both components. The PILOT payments are secured by a TIF mortgage for the benefit of the City of Cleveland. The City of Cleveland is only entitled to exercise remedies with respect to the payments then due and payable through the most recent tax collection date and there is no right to accelerate the payments which become due and owing on subsequent tax collection dates. In addition, the loan documents require that the PILOT payments be made into the tax reserve fund. The lender underwrote real estate taxes based on the unabated real estate taxes less the net present value of the tax benefits over the loan term. The tax abatements and the TIF agreement are transferable upon a sale of the property. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus for additional information regarding the tax abatements and the TIF agreement.

Additional Unsecured Debt. Two of the borrowers have incurred unsecured debt in the aggregate amount of $16,495,449 as of the origination date of the loan. The unsecured debt was provided by affiliates of U.S. Bancorp Community Development Corporation in connection with the rehabilitation and tax credits described above. The unsecured lenders have entered into subordination and standstill agreements with the lender acknowledging that the unsecured debt is subordinate to the loan and that the unsecured lenders may not accelerate payment of the unsecured debt or take any other enforcement action until 91 days following satisfaction in full of the loan. Payments on the unsecured debt may be made to the extent there is no Cash Sweep Period existing under the loan documents and solely out of excess cash flow after monthly payments of principal and interest and required reserves have been paid.

Air Rights Leases. The fee interest in the Metropolitan at The 9 Hotel property and Concierge Living at The 9 Apartments property (as well as the building) is held by the Cleveland-Cuyahoga County Port Authority (the “Port Authority”) and leased to the Geis Tower Hotel Master Landlord, LLC and Geis Tower Residential Master Landlord, LLC, respectively, pursuant to certain air rights leases for certain floors in the building (the “Air Rights Leases”). However, in connection with the loan, the Port Authority entered into fee mortgages granting the lender a security interest in its fee interests in the hotel and multifamily components of the property.

Bar Leases. As additional collateral for the loan, the lender has taken a leasehold mortgage on the Azure Sun Lounge and Vault space leases (the “Bar Leases”) located at buildings adjacent to the hotel and residential tower (collectively, the “Adjacent Building”). The Metropolitan Hotel, LLC is the lessee under each of the Bar Leases, and the lessor and fee owner of the Adjacent Building is an affiliate of the borrower (the “Lessor”). The space leased under the Bar Leases is not separately subdivided, and the Adjacent Building is subject to both a first priority and second priority mortgage. At origination, the lender entered into a subordination, non-disturbance and attornment agreement with the holders of the first and second mortgages on the Adjacent Building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Simply Self Storage Midwest Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Simply Self Storage Midwest Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Simply Self Storage Midwest Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$31,605,000	Title:	Fee
Cut-off Date Principal Balance:	$31,605,000	Property Type - Subtype:	Self Storage - Self Storage
% of Pool by IPB:	3.1%	Net Rentable Area (Units):	3,866
Loan Purpose:	Acquisition	Location:	Various, Various
Borrowers(1):	Various	Year Built / Renovated:	Various / N/A
Sponsor:	BSREP II Simply Storage JV LLC	Occupancy:	84.8%
Interest Rate:	4.82300%	Occupancy Date:	12/17/2015
Note Date:	12/17/2015	Number of Tenants:	N/A
Maturity Date:	1/6/2026	2012 NOI(2):	N/A
Interest-only Period:	12 months	2013 NOI(3):	$1,468,090
Original Term:	120 months	2014 NOI(4):	$2,020,859
Original Amortization:	360 months	TTM NOI (as of 10/2015):	$2,633,116
Amortization Type:	IO-Balloon	UW Economic Occupancy:	80.3%
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$4,035,198
Lockbox:	None	UW Expenses:	$1,418,377
Additional Debt:	N/A	UW NOI:	$2,616,821
Additional Debt Balance:	N/A	UW NCF:	$2,616,821
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$44,510,000 / $11,513
		Appraisal Date(5):	November 2015

Escrows and Reserves(6)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$8,175
Taxes:	$49,929	$28,376	N/A	Maturity Date Loan / Unit:	$6,865
Insurance:	$56,423	$5,129	N/A	Cut-off Date LTV:	71.0%
Replacement Reserves:	$553,551	Springing	N/A	Maturity Date LTV:	59.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.31x
Other:	$172,406	$0	N/A	UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,605,000	70.2%	Purchase Price	$43,625,000	96.9%
Sponsor Equity	13,433,204	29.8	Upfront Reserves	832,309	1.8
Closing Costs	580,895	1.3
Total Sources	$45,038,204	100.0%	Total Uses	$45,038,204	100.0%

(1)	For a full description of the borrowers, please refer to “The Borrowers” below.
(2)	The prior owner of the Portfolio properties acquired the properties at different times from 2012 through 2014. As a result, 2012 NOI is not available.
(3)	The prior owner of the Portfolio properties acquired the properties at different times from 2012 through 2014. As a result, 2013 NOI is calculated based on four of the six properties that make up the Portfolio including Goodman Road, Bart Conner Drive, LA Highway 16 and Veterans Boulevard.
(4)	The prior owner of the Portfolio properties acquired the properties at different times from 2012 through 2014. As a result, 2014 NOI is calculated based on five of the six properties that make up the Portfolio including Goodman Road, Bart Conner Drive, LA Highway 16, Mueschke Road and Veterans Boulevard.
(5)	The Appraisal Dates range from November 12, 2015 through November 23, 2015.
(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Simply Self Storage Midwest Portfolio loan has an outstanding balance of approximately $31.6 million and is secured by a first mortgage lien on a portfolio of six self storage properties totaling 3,866 units located in Mississippi, Oklahoma, Louisiana and Texas (the “Portfolio”). The loan has a 10-year term and, subsequent to a 12-month interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in 2006 as part of the MSC 2006-IQ12 transaction for the Bart Conner Drive and Veterans Boulevard properties.

The Borrowers. The borrowing entities for the Simply Self Storage Midwest Portfolio loan are SS Goodman Road, LLC, SS Cypress, LLC, SS Denham Springs, LLC, SS Bart Connor Drive, LLC, SS Veterans Boulevard, LLC and SS 12th Avenue, LLC, each a Delaware limited liability company and a special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Simply Self Storage Midwest Portfolio

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is BSREP II Simply Storage JV LLC (“BSREP II Simply Storage”). BSREP II Simply Storage is owned by Brookfield Strategic Real Estate Partners II, a $7.0 billion real estate fund owned and managed by Brookfield Asset Management, Inc. (“Brookfield”). Brookfield is a global alternative asset manager with over $200 billion in assets under management and more than 350 million square feet of commercial property globally. The company has over a 100-year history of owning and operating assets with a focus on renewable energy, property, infrastructure and private equity.

The Portfolio. Simply Self Storage Midwest Portfolio is comprised of six properties located throughout Mississippi, Oklahoma, Louisiana and Texas with an aggregate of 3,866 units and 537,916 square feet of net rentable area. Additionally, the portfolio contains 110 rentable parking spaces across four of the six properties. The Simply Self Storage Midwest Portfolio properties were generally built between 1984 and 2008. As of December 17, 2015, the properties were 84.8% occupied.

Portfolio Summary

Property	Location	Net Rentable Area (Units)	Occupancy	% Climate- Controlled	Allocated Cut- off Balance	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Goodman Road	Olive Branch, MS	1,200	86.8%	50.9%	$10,650,000	$15,380,000	$888,381	33.9%
Bart Conner Drive	Norman, OK	657	85.5%	19.6%	5,655,000	7,820,000	505,578	19.3
LA Highway 16	Denham Springs, LA	577	89.6%	73.7%	5,310,000	7,360,000	448,642	17.1
12th Avenue Southeast	Norman, OK	653	79.3%	24.3%	4,560,000	6,090,000	313,040	12.0
Mueschke Road	Cypress, TX	417	89.9%	45.3%	4,240,000	6,140,000	329,069	12.6
Veterans Boulevard	Ardmore, OK	362	73.8%	13.3%	1,190,000	1,720,000	132,110	5.0
Total / Wtd. Avg.		3,866	84.8%	40.4%	$31,605,000	$44,510,000	$2,616,821	100.0%

The Market. Simply Self Storage Midwest Portfolio is comprised of six properties located in Olive Branch, Mississippi, Norman, Oklahoma, Denham Springs, Louisiana, Cypress, Texas and Ardmore, Oklahoma.

Market Summary(1)

	2015 Population

Property	Location	One-Mile Radius	Three-Mile Radius	Five-Mile Radius	Competitive Set Occupancy
Goodman Road	Olive Branch, MS	2,589	17,414	73,734	84.0%
Bart Conner Drive	Norman, OK	6,733	34,698	99,606	91.6%
LA Highway 16	Denham Springs, LA	3,968	21,049	48,755	90.7%
12th Avenue Southeast	Norman, OK	15,768	75,268	105,348	86.1%
Mueschke Road	Cypress, TX	7,254	41,844	83,600	93.2%
Veterans Boulevard	Ardmore, OK	2,394	19,185	26,122	77.2%
(1)	Based on the appraisal.

Historical and Current Occupancy(1)

2012(2)	2013(3)	2014	Current(4)
N/A	76.8%	85.7%	84.8%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	The prior owner of the Portfolio acquired the properties at different times from 2012 through 2014. As a result, 2012 Occupancy is not available.
(3)	2013 Occupancy is calculated based on five of the six properties that make up the Portfolio including Goodman Road, Bart Conner Drive, LA Highway 16, Mueschke Road and Veterans Boulevard.
(4)	Current Occupancy is as of December 17, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Simply Self Storage Midwest Portfolio

Operating History and Underwritten Net Cash Flow
	2013(1)	2014(2)	TTM(3)	Underwritten	Per Unit	%(4)
Rents in Place	$2,205,671	$2,995,623	$3,730,018	$4,004,544	$1,036	86.2%
Vacant Income	0	0	0	640,776	166	13.8
Gross Potential Rent	$2,205,671	$2,995,623	$3,730,018	$4,645,320	$1,202	100.0%
Net Rental Income	$2,205,671	$2,995,623	$3,730,018	$4,645,320	$1,202	100.0%
(Vacancy/Credit Loss)	0	0	0	(915,303)	(237)	(19.7)
Other Income(5)	137,935	215,321	305,182	305,181	79	6.6
Effective Gross Income	$2,343,606	$3,210,944	$4,035,199	$4,035,198	$1,044	86.9%

Total Expenses	$875,516	$1,190,085	$1,402,084	$1,418,377	$367	35.2%

Net Operating Income	$1,468,090	$2,020,859	$2,633,116	$2,616,821	$677	64.8%
Total TI/LC, Capex/RR(6)	0	0	0	0	0	0.0

Net Cash Flow	$1,468,090	$2,020,859	$2,633,116	$2,616,821	$677	64.8%
(1)	The prior owner of the Portfolio properties acquired the properties at different times from 2012 through 2014. As a result, 2013 cash flows are calculated based on four of the six properties that make up the Portfolio including Goodman Road, Bart Conner Drive, LA Highway 16 and Veterans Boulevard.
(2)	The prior owner of the Portfolio properties acquired the properties at different times from 2012 through 2014. As a result, 2014 cash flows are calculated based on five of the six properties that make up the Portfolio including Goodman Road, Bart Conner Drive, LA Highway 16, Mueschke Road and Veterans Boulevard.
(3)	The TTM column represents the trailing 12-month period ending on October 31, 2015.
(4)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	Other Income consists primarily of fee income, tenant insurance and merchandise sales.
(6)	At loan closing, the borrowers escrowed more than ten years’ worth of the recommended ongoing replacement reserves per the property condition reports. If the reserve balance falls below $50,000, the borrowers will be required to escrow $2,245 monthly through and until the maturity date.

Property Manager. The property is managed by OB Management Services, Inc., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited approximately $553,551 for replacement reserves, $172,406 for deferred maintenance, $56,423 for insurance reserves and $49,929 for real estate taxes.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $28,376.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $5,129.

Replacement Reserves - At loan closing, the borrowers escrowed $553,551 for replacement reserves, which equates to more than ten years’ worth of the recommended ongoing replacement reserves per the property condition reports. If the replacement reserve falls below the floor of $50,000 (approximately $12.93 per unit), the borrowers are required to escrow $2,245 on a monthly basis (approximately $6.97 per unit annually) for replacement reserves through and until the maturity date.

Lockbox / Cash Management. None.

Partial Release. Provided no event of default exists under the Simply Self Storage Midwest Portfolio loan, at any time after the expiration of the lockout period, the borrowers may obtain a release of any of the individual properties comprising the Simply Self Storage Midwest Portfolio, provided that, among other conditions, (a) the borrowers defease the loan with U.S. government securities in an amount equal to the greatest of (i) 120% of the allocated loan amount with respect to the individual property or properties being released, (ii) an amount that results, with respect to the individual property or properties remaining after the release, in the loan-to-value ratio being not greater than 72.5%, (iii) an amount that results, with respect to the individual property or properties remaining after the release, in the debt service coverage ratio being not less than 1.45x and (iv) an amount that results, with respect to the individual property or properties remaining after the release, in the debt yield being not less than 8.5%, and (b) the borrowers deliver a rating agency confirmation and a REMIC opinion with respect to such individual property release.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Aventura View

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$28,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	107,304
Loan Purpose:	Acquisition	Location:	Aventura, FL
Borrower:	COFE CIX Aventura, LLC	Year Built / Renovated:	1988 / 2015
Sponsors:	Eugenio Cosculluela, Jr. and	Occupancy(1):	84.8%
	Mario A. Fernandez	Occupancy Date:	11/1/2015
Interest Rate:	4.62000%	Number of Tenants:	46
Note Date:	12/28/2015	2012 NOI:	N/A
Maturity Date:	1/1/2026	2013 NOI:	$1,237,399
Interest-only Period:	60 months	2014 NOI(2) :	$1,094,105
Original Term:	120 months	TTM NOI (as of 11/2015)(2)(3)(4):	$1,640,501
Original Amortization:	360 months	UW Economic Occupancy:	84.9%
Amortization Type:	IO-Balloon	UW Revenues(1):	$3,754,938
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$1,553,871
Lockbox:	CMA	UW NOI(1)(4):	$2,201,067
Additional Debt:	N/A	UW NCF:	$2,024,015
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$39,100,000 / $364
Additional Debt Type:	N/A	Appraisal Date:	11/12/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$261
Taxes:	$89,062	$44,831	N/A	Maturity Date Loan / SF:	$239
Insurance:	$8,027	$8,027	N/A	Cut-off Date LTV(6):	66.5%
Replacement Reserves:	$1,341	$1,341	$48,288	Maturity Date LTV:	65.7%
TI/LC:	$13,413	$13,413	$482,868	UW NCF DSCR:	1.17x
Other(5):	$2,902,339	$0	N/A	UW NOI Debt Yield(6):	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,000,000	67.5%	Purchase Price	$38,000,000	91.5%
Sponsor Equity	13,510,749	32.5	Upfront Reserves	3,014,183	7.3
			Closing Costs	496,566	1.2
Total Sources	$41,510,749	100.0%	Total Uses	$41,510,749	100.0%
(1)	Occupancy, UW Revenues and UW NOI include a tenant, Adam J. Rubenstein, MD, PA, who has executed a lease but is not yet included in occupancy or paying rent. The tenant will commence paying rent upon the landlord completing the build-out of the tenant’s space. In addition, Occupancy, UW Revenues and UW NOI include two additional tenants, the Lichter Law Firm and Nancy Bacher PA, which have executed leases but are not yet paying rent.

(2)	The increase in TTM NOI from 2014 NOI is partially attributable to 22,192 square feet of new leases signed in 2015 and related recoveries.

(3)	TTM NOI represents the trailing 11-month period ending on November 30, 2015, annualized.

(4)	The increase in UW NOI from TTM NOI is attributable to additional new leasing in late 2015 and early 2016 totaling $522,631 in additional rent and related recoveries under the triple net lease structure, as well as rent steps underwritten through December 2016 of $115,931.

(5)	Initial Other Escrows and Reserves consist of a performance reserve in the amount of $2.0 million (which is required to be released to the borrower any time during the first three years of the loan term in the event that the property achieves a 9% or greater debt yield), an outstanding tenant improvement/leasing commission reserve in the amount of approximately $562,590, a free rent reserve in the amount of approximately $206,997 and a deferred maintenance reserve in the amount of approximately $132,752.

(6)	UW NOI Debt Yield and Cut-off Date LTV are calculated based on the principal balance of the mortgage loan as of the Cut-off Date less a $2.0 million performance reserve, which was escrowed with the lender at origination of the mortgage loan. Without taking into account the $2.0 million performance reserve, the UW NOI Debt Yield and Cut-off Date LTV are 7.9% and 71.6%, respectively.

The Loan. The Aventura View loan has an outstanding principal balance as of the Cut-off Date of $28.0 million and is secured by a first mortgage lien on a 107,304 square foot suburban office building located in Aventura, Florida. The loan has a 10-year term, and subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the loan is COFE CIX Aventura, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Aventura View

The loan sponsors and nonrecourse carve-out guarantors are Eugenio Cosculluela, Jr. and Mario A. Fernandez, affiliates of COFE Properties, a full-service real estate investment firm headquartered in Coral Gables, Florida. Led by Mr. Cosculluela and Mr. Fernandez, COFE Properties specializes in the acquisition and repositioning of real estate assets specifically in the South Florida region. The company currently owns eight other assets in the South Florida market. Proceeds from the mortgage loan were used to acquire the property from a joint venture between Steelbridge Concord, LLC and Apollo Global Real Estate for $38.0 million.

The Property. The Aventura View property consists of a 10-story, 107,304 square foot office building. The property is situated on an approximately 4.3-acre site and contains 332 surface parking spaces for a parking ratio of approximately 3.09 per 1,000 square feet. The property was constructed in 1988 and later renovated between 2012 and 2015. From 2012 until the sale to the current loan sponsor, the previous owner spent approximately $1.3 million in capital expenditures for exterior upgrades, 34 additional parking spaces, lobby and common area upgrades and elevator modernization. The property, located adjacent to the Aventura Mall, is situated along Northeast 191st Street and has multiple points of ingress/egress from Biscayne Boulevard (US1) and Country Club Drive. Located in the center of several major arteries, the property is one mile east of I-95, a major thoroughfare that connects Jacksonville to the north and Miami to the south. In addition, the property is four miles from the Florida Turnpike and the Palmetto Expressway, eight miles south of the Ft. Lauderdale/Hollywood International Airport, and eight miles north of the Miami International Airport.

As of November 30, 2015, the Aventura View property was 84.8% occupied by 46 tenants. The largest tenant, Valeria Soltanik, DMD, PA (“Soltanik Dental”), is an established family dental practice with 30 years combined experience. Soltanik Dental’s lease commenced in July 2014 and expires in June 2021 with one five-year renewal option. The tenant occupies 6,493 square feet (6.1% of the net rentable area) at the property. The second largest tenant, Payless Travel, is a Florida-based travel agency founded in 2007. Payless Travel occupies two spaces totaling 5,858 square feet (5.5% of the net rentable area) at the property, and its leases expire in April 2022. Payless Travel’s most recent leases commenced in January 2015 and January 2016, respectively, and each contains one five-year renewal option. The third largest tenant, UKW Franchising Company, brings the face and body waxing services of Uni K Wax Centers to customers through the offering of its business model to new franchise owners and area developers in the US and internationally. UKW Franchising Company’s most recent lease commenced in July 2014, expires in October 2021 and contains one five-year renewal option. The tenant currently occupies 4,887 square feet of space (4.6% of the net rentable area) at the property. Additionally, the property benefits from a granular rent roll (42 total tenants) as no other tenant occupies more than 4.3% of the net rentable area. The Aventura View property is located in the Northeast Dade office submarket of Miami, which according to the appraisal, had total office inventory of approximately 2.3 million square feet, an overall vacancy rate of 12.1% and average asking rents of $27.76 per square foot, all as of the second quarter of 2015. The appraisal identified five comparable office properties directly competitive with the Aventura View property. The comparable properties range in size from 82,329 to 217,056 square feet and were built between 1987 and 2013. The comparable office properties reported occupancies ranging from 87.0% to 100.0% with a weighted average of 95.4%. The comparable office properties had recent leases with asking rents between $15.00 and $34.50 per square foot, with a weighted average of $28.93 per square foot. The in-place office rental rate at the property is $25.74 per square foot, which is below both the Northeast Dade submarket asking rent of $27.76 per square foot and the appraisal’s concluded office market rent of $26.25 per square foot. According to the appraisal, there is minimal evidence of new construction in the office submarket due to the lack of the developable land.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Valeria Soltanik, DMD, PA	NA / NA / NA	6,493	6.1%	$20.00	5.4%	6/30/2021
Payless Travel(2)	NA / NA / NA	5,858	5.5%	$27.00	6.5%	4/30/2022
UKW Franchising Company	NA / NA / NA	4,887	4.6%	$26.79	5.4%	10/30/2021
City National Bank	NA / NA / NA	4,575	4.3%	$49.00	9.3%	9/30/2025
Dental Options PA	NA / NA / NA	4,051	3.8%	$24.00	4.0%	12/31/2021
Stephen Horwitz, MD PA	NA / NA / NA	3,639	3.4%	$23.84	3.6%	3/31/2021
Elite Imaging Aventura	NA / NA / NA	3,450	3.2%	$27.00	3.8%	10/31/2020
Lichter Law Firm	NA / NA / NA	2,800	2.6%	$25.50	3.0%	4/30/2021
ELV Distribution, LLC	NA / NA / NA	2,788	2.6%	$26.52	3.1%	7/31/2019
Arun K. Garg	NA / NA / NA	2,761	2.6%	$19.47	2.2%	1/31/2018
(1)	Based on the underwritten rent roll.
(2)	Payless Travel has the right to terminate its lease as of April 30, 2020 with 270 days’ notice and the payment of a termination fee. The termination fee is approximately equal to the sum of (i) three months base rent (ii) three months of pro rata operating expenses (iii) any unamortized tenant improvements and (iv) any unamortized leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Aventura View

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	16,340	15.2%	NAP	NAP	16,340	15.2%	NAP	NAP
2016 & MTM	3	4,665	4.3%	$107,818	4.5%	21,005	19.6%	$107,818	4.5%
2017	12	15,129	14.1%	377,030	15.6%	36,134	33.7%	$484,848	20.0%
2018	9	13,365	12.5%	333,247	13.8%	49,499	46.1%	$818,095	33.8%
2019	9	15,723	14.7%	428,826	17.7%	65,222	60.8%	$1,246,921	51.5%
2020	4	10,700	10.0%	290,560	12.0%	75,922	70.8%	$1,537,481	63.5%
2021	6	22,737	21.2%	540,003	22.3%	98,659	91.9%	$2,077,484	85.9%
2022	2	4,070	3.8%	117,930	4.9%	102,729	95.7%	$2,195,414	90.7%
2023	0	0	0.0%	0	0.0%	102,729	95.7%	$2,195,414	90.7%
2024	0	0	0.0%	0	0.0%	102,729	95.7%	$2,195,414	90.7%
2025	1	4,575	4.3%	224,157	9.3%	107,304	100.0%	$2,419,571	100.0%
2026	0	0	0.0%	0	0.0%	107,304	100.0%	$2,419,571	100.0%
2027 & Beyond	0	0	0.0%	0	0.0%	107,304	100.0%	$2,419,571	100.0%
Total	46	107,304	100.0%	$2,419,571	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$1,677,714	$1,571,219	$1,864,633	$2,419,571	$22.55	55.3%
Vacant Income	0	0	0	428,925	4.00	9.8
Gross Potential Rent	$1,677,714	$1,571,219	$1,864,633	$2,848,496	$26.55	65.1%
Total Reimbursements	819,187	766,476	996,113	1,523,980	14.20	34.9
Net Rental Income	$2,496,901	$2,337,694	$2,860,746	$4,372,476	$40.75	100.0%
(Vacancy/Credit Loss)	0	0	0	(658,405)	(6.14)	(15.1)
Other Income	56,334	74,739	49,732	40,867	0.38	0.9
Effective Gross Income	$2,553,235	$2,412,433	$2,910,479	$3,754,938	$34.99	85.9%
Total Expenses	$1,315,836	$1,318,328	$1,269,977	$1,553,871	$14.48	41.4%
Net Operating Income(3)	$1,237,399	$1,094,105	$1,640,501	$2,201,067	$20.51	58.6%
Total TI/LC, Capex/RR	0	0	0	177,052	1.65	4.7
Net Cash Flow	$1,237,399	$1,094,105	$1,640,501	$2,024,015	$18.86	53.9%
Occupancy(4)	71.3%	84.3%	84.8%	84.9%
(1)	TTM column represents the trailing 11-month period ending on November 30, 2015, annualized.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase in TTM NOI from 2014 NOI is partially attributable to 22,192 square feet of new leases signed in 2015 and related recoveries. The increase in UW NOI from TTM NOI is attributable to additional new leasing in 2016 totaling $196,871 in additional rent and related recoveries, as well as rent steps underwritten through December 2016 of $78,597.
(4)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of November 1, 2015. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Cypress Pointe Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,681,000	Title:	Fee
Cut-off Date Principal Balance:	$26,681,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.6%	Net Rentable Area (Units):	444
Loan Purpose:	Refinance	Location:	Louisville, KY
Borrower:	Coolidge-CLK Cypress Pointe LLC	Year Built / Renovated:	1985 / 2015
Sponsors(1):	Craig Koenigsberg and	Occupancy:	95.0%
	Howard Parnes	Occupancy Date:	11/16/2015
Interest Rate:	4.62300%	Number of Tenants:	N/A
Note Date:	12/11/2015	2012 NOI:	$2,289,958
Maturity Date:	1/1/2026	2013 NOI:	$2,458,086
Interest-only Period:	60 months	2014 NOI:	$2,526,205
Original Term:	120 months	TTM NOI (as of 10/2015):	$2,671,943
Original Amortization:	360 months	UW Economic Occupancy:	94.8%
Amortization Type:	IO-Balloon	UW Revenues:	$4,203,222
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Expenses:	$1,500,188
Lockbox:	Springing	UW NOI:	$2,703,034
Additional Debt:	N/A	UW NCF:	$2,592,034
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$35,650,000 / $80,293
Additional Debt Type:	N/A	Appraisal Date:	11/18/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$60,092
Taxes:	$39,294	$19,647	N/A	Maturity Date Loan / Unit:	$55,095
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	74.8%
Replacement Reserves:	$119,195	$9,250	N/A	Maturity Date LTV:	68.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.57x
Other(2):	$54,971	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,681,000	100.0%	Payoff Existing Debt	$16,921,831	63.4%
			Return of Equity	9,328,849	35.0
			Closing Costs	216,860	0.8
			Upfront Reserves	213,460	0.8
Total Sources	$26,681,000	100.0%	Total Uses	$26,681,000	100.0%
(1)	The loan sponsors are also the same sponsors of the mortgage loan identified as Casa De Fuentes Apartments on Annex A-1 to the Preliminary Prospectus, representing approximately 1.6% of the aggregate balance of the pool of mortgage loans as of the Cut-off Date.
(2)	Initial Other Escrows and Reserves represents deferred maintenance which includes $9,375 for radon testing and mitigation recommended by the environmental site assessment.

The Loan. The Cypress Pointe Apartments loan has an outstanding principal balance as of the Cut-off Date of approximately $26.7 million and is secured by a first mortgage lien on the borrower’s fee interest in a 444-unit, Class B garden-style multifamily property located in Louisville, Kentucky. The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the loan is Coolidge-CLK Cypress Pointe LLC, a Delaware limited liability company and special purpose entity. The loan sponsors and nonrecourse carve-out guarantors are Craig Koenigsberg and Howard Parnes. Craig Koenigsberg is the co-founder, president and CEO of CLK Properties, a privately owned real estate holding company currently headquartered in Woodbury, New York. Its multifamily portfolio currently consists of 17,405 residential units across 73 properties in 14 states throughout the Southeast, Southwest, and Midwest. The majority of the portfolio is made up of garden apartment communities, which are valued in excess of $1 billion with a revenue stream over $140 million per annum. Howard Parnes has been active in real estate finance, management and ownership for over 49 years and has been involved in the acquisition, ownership and sale of over 5,000 properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Cypress Pointe Apartments

The loan sponsors acquired the property in 2002 for $20.25 million. Select units have been upgraded with new appliances, new countertops in the kitchen and bathrooms, wood plank flooring and lighting/hardware package.

The Property. Cypress Pointe Apartments is a 444-unit, Class B garden-style apartment community which sits on a 21.93-acre parcel of land in Louisville, Kentucky. The property was originally built in 1985 and is comprised of 229 one-bedroom units, 183 two-bedroom units and 32 three-bedroom units across 40, two- and three-story buildings. The property features a number of amenities including a clubhouse, two outdoor pools, one indoor pool, two racquetball courts, a 24-hour fitness center, a sauna, billiards room, one lighted tennis court, play area and basketball court, six onsite laundry facilities, landscaping and large patios/balconies. Unit amenities include a full appliance package including a range/oven, venthood, frost-free refrigerator with icemaker, garbage disposal, and dishwasher as well as wood cabinets with Formica countertops. The property also features 706 parking spaces resulting in a parking ratio of approximately 1.59 spaces per unit. As of November 16, 2015, the property was 95.0% physically occupied.

The Market. The property is located in Louisville, Kentucky and directly adjacent to US Highway 60 and Interstate 264, a connection point that serves as the gateway to the city’s largest concentration of professional and medical employment and most significant collection of high-end shopping and dining in the Louisville metropolitan statistical area. The property is located approximately three miles from Oxmoor Shopping Center and one mile from Mall St. Mathews, which together total more than 2 million square feet of retail space and feature retailers such as Apple, Brooks Brothers, Coach and Macy’s. Additional notable retailers along the US Highway 60 corridor include Best Buy, Nike, Nordstrom Rack, Staples, Trader Joe’s and Whole Foods. The property is also located less than six miles from the largest suburban concentration of medical employment in the Louisville metropolitan statistical area which includes Baptist Hospital East, Norton Suburban Hospital, The Brook Hospital-Dupont and the Jewish Hospital Medical Center East. Per the appraisal, the estimated 2015 population within a five-mile radius of the property was 230,013, which represents a 1.5% increase from 2010. As of 2015, the estimated median household income within a five-mile radius was $56,222. Per the appraisal, the East Central submarket had a vacancy rate of 4.9% and the Louisville market had an overall vacancy rate of 4.7% (as of September 30, 2015). The appraisal noted that the overall market area has maintained declining vacancy rates over the past five years and over the same time frame, effective rental rates have been following a moderately increasing trend. In regards to new development, according to the appraisal, as of October 23, 2015, 72 apartment units had been completed, 93 apartment units currently were under construction and 647 apartment units had been planned or proposed for the submarket.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy(2)	Average Unit Size (SF)	Average Market Rent Per Unit(2)	Average Monthly In- Place Rents(2)
1 BR / 1 BA	227	51.1%	218	96.0%	720	$716	$719
2 BR / 1 BA	80	18.0	77	96.3%	840	$789	$790
2 BR / 2 BA	103	23.2	96	93.2%	1,043	$860	$860
3 BR / 2 BA	20	4.5	19	95.0%	1,235	$1,050	$1,110
3 BR / 2 BA	12	2.7	12	100.0%	1,501	$1,171	$1,174
Model Unit	2	0.5	0	0.0%	882	NAP	NAP
Total / Wtd. Average	444	100.0%	422	95.0%	862	$790	$795
(1)	Based on the rent roll dated November 16, 2015 provided by the borrower.
(2)	Excludes the model units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Cypress Pointe Apartments

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$3,509,405	$3,688,265	$3,808,664	$3,922,254	$4,005,744	$9,022	95.5%
Vacant Income	0	0	0	0	190,572	429	4.5
Gross Potential Rent	$3,509,405	$3,688,265	$3,808,664	$3,922,254	$4,196,316	$9,451	100%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$3,509,405	$3,688,265	$3,808,664	$3,922,254	$4,196,316	$9,451	100%
(Vacancy/Credit Loss)	0	0	0	0	(219,639)	(495)	(5.2)
Other Income(3)	142,107	177,928	194,279	226,545	226,545	510	5.4
Effective Gross Income	$3,651,512	$3,866,193	$4,002,943	$4,148,799	$4,203,222	$9,467	100.2%

Total Expenses	$1,361,554	$1,408,107	$1,476,738	$1,476,856	$1,500,188	$3,379	35.7%

Net Operating Income	$2,289,958	$2,458,086	$2,526,205	$2,671,943	$2,703,034	$6,088	64.3%

Replacement Reserves(4)	111,000	111,000	111,000	111,000	111,000	250	2.6
Net Cash Flow	$2,178,958	$2,347,086	$2,415,205	$2,560,943	$2,592,034	$5,838	61.7%

Occupancy(5)	97.5%	95.7%	96.4%	95.0%	94.8%
(1)	TTM column represents the trailing 12-month period ending on October 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The majority of Other Income consists of administrative fees, late fee income, bad debt recoveries, laundry income, application fee income, parking income, pet rent and termination fees.
(4)	Historical Replacement Reserves have been normalized to reflect $250 per unit.
(5)	Historical Occupancy is as of December 31 of each respective year. TTM Occupancy is as of November 16, 2015. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Hilton Garden Inn Lake Oswego

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,125,000	Title:	Fee
Cut-off Date Principal Balance:	$25,125,000	Property Type - Subtype:	Hotel - Limited Service
% of Pool by IPB:	2.5%	Net Rentable Area (Rooms):	179
Loan Purpose:	Acquisition	Location:	Lake Oswego, OR
Borrower:	Lake Oswego Hotel LLC	Year Built / Renovated:	2000 / 2015
Sponsor:	Shahyar Zayanderoudi	Occupancy / ADR / RevPAR:	80.7% / $134.60 / $108.60
Interest Rate:	5.04600%	Occupancy / ADR / RevPAR Date:	8/31/2015
Note Date:	12/8/2015	Number of Tenants:	N/A
Maturity Date:	1/1/2021	2012 NOI:	$1,644,439
Interest-only Period:	24 months	2013 NOI:	$2,015,395
Original Term:	60 months	2014 NOI:	$2,400,034
Original Amortization:	360 months	TTM NOI (as of 8/2015):	$2,812,086
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	80.7% / $134.60 / $108.60
Call Protection:	L(26),Def(31),O(3)	UW Revenues:	$7,543,755
Lockbox:	Springing	UW Expenses:	$4,878,051
Additional Debt:	N/A	UW NOI:	$2,665,704
Additional Debt Balance:	N/A	UW NCF:	$2,665,704
Additional Debt Type:	N/A	Appraised Value / Per Room(1):	$39,400,000 / $220,112
		Appraisal Date:	10/13/2015

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$140,363
Taxes:	$61,659	$20,553	N/A	Maturity Date Loan / Room:	$134,206
Insurance:	$0	Springing	N/A	Cut-off Date LTV(1):	63.8%
FF&E Reserves:	$25,146	4% of Gross Revenues	N/A	Maturity Date LTV(1):	61.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.64x
Other(2):	$3,703,456	Springing	N/A	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,125,000	65.5%	Purchase Price	$33,525,000	87.4%
Sponsor Equity	13,217,678	34.5	Upfront Reserves	3,790,261	9.9
Closing Costs	1,027,417	2.7
Total Sources	$38,342,678	100.0%	Total Uses	$38,342,678	100.0%
(1)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical as-is value assuming completion of renovation”, which assumes that the current property improvement plan required by the franchise agreement has been completed. At closing, the borrower reserved $3,703,456 for the renovations. The “as-is” value as of October 13, 2015 is $34.2 million, which results in a Cut-off Date LTV and Maturity Date LTV of 73.5% and 70.2%, respectively.
(2)	Initial Other Escrows and Reserves of $3,703,456 represent a reserve for a property improvement plan. Monthly Other Escrows and Reserves represents a reserve for any future property improvement plan, with monthly deposits in an amount reasonably estimated by the lender to complete such plan.

The Loan. The Hilton Garden Inn Lake Oswego loan has an outstanding principal balance as of the Cut-off Date of approximately $25.1 million and is secured by a first mortgage lien on the fee interest in a 179-room limited service hotel located in Lake Oswego, Oregon. The loan has a five-year term and, subsequent to a two-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the loan is Lake Oswego Hotel LLC, a Delaware limited liability company and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Alex Roudi, whose legal name is Shahyar Zayanderoudi. In 2003, Alex Roudi founded Interwest Capital, a privately-held firm specializing in the acquisition, repositioning and asset management of commercial real estate as well as debt collateralized by real estate. To date, Interwest Capital has completed over $1.5 billion in transactions and currently manages a portfolio with approximately $722.1 million in real estate assets.

Under the previous owner, the previously existing debt was securitized in the MLCFC 2007-9 transaction as part of a six-property hotel portfolio with an original principal balance of $130.1 million. All six of the properties were transferred to special servicing in May 2009 due to an imminent default and ultimately foreclosed upon in 2011. The special servicer subsequently sold all of the properties. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Hilton Garden Inn Lake Oswego

loan sponsor acquired the mortgaged property from the special servicer in December 2015 with the proceeds of the Hilton Garden Inn Lake Oswego mortgage loan. Giving effect to all such sales, the MLCFC 2007-9 trust suffered a loss of approximately $59.9 million upon the final liquidation of all of the related properties (including the mortgaged property). However, the sale price paid by the loan sponsor was approximately $33.5 million, which was above the allocated loan amount of $19.32 million for the mortgaged property as part of the portfolio of collateral under the prior defaulted loan.

The Property. Hilton Garden Inn Lake Oswego is a six-story, 179-room, limited service hotel located in Lake Oswego, Oregon. Originally developed in 2000, the property was renovated in 2005, the lobby was redone in 2012 and a major renovation began in 2015. At origination, approximately $3.7 million ($20,690 per room) was reserved to complete this renovation relating to a property improvement plan (“PIP”). The PIP renovations will address key areas of the hotel including upgrades to guest rooms, guest bathrooms, common corridors, the business center and meeting areas, the exterior façade, landscaping and pool area. The PIP is expected to commence in April 2016.

The Hilton Garden Inn Lake Oswego property features two food and beverage options: the Garden Grille and the Pavilion Pantry. The hotel also provides 177 parking spaces and approximately 1,224 square feet of meeting space, with the largest room being 936 square feet. Additional amenities at the property include a business center, a fitness center, an indoor swimming pool, complimentary surface parking, shuttle service, high-speed Internet, laundry and in-room dining.

The property has 179 rooms, including 108 king rooms, 50 queen-queen rooms and 21 rooms that comply with Americans with Disabilities Act requirements. Each room features high-speed internet access, a flat screen TV, coffee maker, microwave, mini-refrigerator and an iron and ironing board.

The Market. The Hilton Garden Inn Lake Oswego property is located in Lake Oswego, a suburb of Portland. The property benefits from its proximity to Interstate 5, which provides visitors access to downtown Portland and the Washington state border. According to the appraisal, the property is situated just off the region’s busiest office market on Kruse Way, which contains approximately 2.3 million square feet of office space. There are two major retail centers within an approximately 3.0-mile radius of the property. These are the Bridgeport Village, a 500,000 square foot shopping complex and Washington Square Mall, one of the top grossing malls per square foot in the country. The property is also a short distance from many national corporations such as Kaiser, Navex, Cisco and Holiday Retirement. Other major demand generators located less than 10.5 miles from the property include the approximately 1.0 million square foot Oregon Convention Center, the Oregon Zoo and the Moda Center, which is home to the National Basketball Association’s Portland Trail Blazers. According to the appraisal, the estimated population in the greater Portland area was approximately 2.3 million as of 2014.

The appraisal did not identify any new construction that will be competitive with the Hilton Garden Inn Lake Oswego property. However, there are numerous proposed hotel developments in the greater Portland area, with the majority being further north in Beaverton, Hillsboro and downtown Portland.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hilton Garden Inn Lake Oswego(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	67.5%	$106.18	$71.71	75.6%	$108.30	$81.86	112.0%	102.0%	114.2%
2013	69.8%	$112.53	$78.54	76.0%	$118.96	$90.42	108.9%	105.7%	115.1%
2014	70.7%	$118.50	$83.82	79.8%	$124.94	$99.73	112.9%	105.4%	119.0%
TTM(4)	70.4%	$123.49	$86.99	80.7%	$134.60	$108.60	114.6%	109.0%	124.8%
(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: Holiday Inn Portland I-5 South Wilsonville, Embassy Suites Portland Washington Square, Crowne Plaza Portland Lake Oswego, Courtyard Portland Tigard and Fairfield Inn & Suites Portland South Lake Oswego.
(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower-provided operating statements for the mortgaged property.
(4)	TTM represents the trailing 12-month period ending on August 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Hilton Garden Inn Lake Oswego

Competitive Hotels Profile(1)
				2014 Estimated Market Mix			2014 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Commercial	Meeting and Group	Leisure	Occupancy	ADR	RevPAR
Hilton Garden Inn Lake Oswego	179	2000	1,224	65%	15%	20%	80%	$124.94	$99.72
Holiday Inn Wilsonville	169	1978	6,720	55%	25%	20%	65%	$100.00	$65.00
Embassy Suites Portland-Washington Square	356	1987	24,000	60%	20%	20%	72%	$132.00	$95.04
Crowne Plaza Portland-Lake Oswego	161	1989	3,120	60%	20%	20%	68%	$107.00	$72.76
Courtyard Tigard	110	1996	880	65%	15%	20%	77%	$129.00	$99.33
Fairfield Lake Oswego	124	1999	1,375	65%	15%	20%	73%	$110.00	$80.30
Total(2)	920
(1)	Based on the appraisal.
(2)	Excludes the Hilton Garden Inn Lake Oswego property.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	75.6%	76.0%	79.8%	80.7%	80.7%
ADR	$108.30	$118.96	$124.94	$134.60	$134.60
RevPAR	$81.86	$90.42	$99.73	$108.60	$108.60

Room Revenue	$5,363,287	$5,907,752	$6,515,504	$7,095,344	$7,095,344	$39,639	94.1%
Food and Beverage Revenue	266,769	236,325	304,601	323,059	323,059	1,805	4.3
Parking/Other Rental Revenue	80,288	108,117	125,234	125,352	125,352	700	1.7
Total Revenue	$5,710,344	$6,252,194	$6,945,339	$7,543,755	$7,543,755	$42,144	100.0%

Room Expense	$1,142,938	$1,305,301	$1,394,828	$1,276,274	$1,454,546	$8,126	20.5%
Food and Beverage Expense	295,969	298,791	333,197	362,835	362,835	2,027	112.3
Other Departmental Expenses	37,395	32,350	42,196	40,302	40,302	225	32.2
Departmental Expenses	$1,476,302	$1,636,442	$1,770,221	$1,679,411	$1,857,683	$10,378	24.6%

Departmental Profit	$4,234,042	$4,615,752	$5,175,118	$5,864,344	$5,686,072	$31,766	75.4%

Operating Expenses	$1,725,851	$1,899,021	$2,008,599	$2,172,765	$2,172,765	$12,138	28.8%
Gross Operating Profit	$2,508,191	$2,716,731	$3,166,519	$3,691,579	$3,513,307	$19,627	46.6%

Management Fees	$171,319	$187,566	$208,360	$267,219	$226,313	$1,264	3.0%
Property Taxes	428,375	233,189	240,635	249,894	239,454	1,338	3.2
Property Insurance	35,644	30,493	39,676	28,645	48,102	269	0.6
Other Expenses	0	0	0	31,985	31,985	179	0.4
FF&E	228,414	250,088	277,814	301,750	301,750	1,686	4.0
Total Other Expenses	$863,752	$701,336	$766,485	$879,493	$847,604	$4,735	11.2%

Net Operating Income	$1,644,439	$2,015,395	$2,400,034	$2,812,086	$2,665,704	$14,892	35.3%
Net Cash Flow	$1,644,439	$2,015,395	$2,400,034	$2,812,086	$2,665,704	$14,892	35.3%
(1)	TTM column represents the trailing 12-month period ending on August 31, 2015.
(2)	Per Room values based on 179 guest rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.

Permitted Mezzanine Debt. The loan agreement permits future mezzanine financing in connection with a transfer of the property and assumption of the Hilton Garden Inn Lake Oswego loan in accordance with the loan documents, which is contingent upon satisfaction of certain terms and conditions including, without limitation, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 66.35%, (iii) the debt service coverage ratio, as calculated in the loan documents and including the mezzanine loan, is not less than 1.40x and (iv) an acceptable intercreditor agreement has been executed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

ExchangeRight Net Leased Portfolio 11

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$25,012,000	Title:	Fee
Cut-off Date Principal Balance:	$25,012,000	Property Type - Subtype:	Retail - Freestanding
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	204,095
Loan Purpose(1):	Acquisition	Location:	Various
Borrower:	ExchangeRight Net Leased	Year Built / Renovated:	Various / Various
	Portfolio 11 DST	Occupancy:	100.0%
Sponsors:	David Fisher, Joshua Ungerecht	Occupancy Date:	3/6/2016
	and Warren Thomas	Number of Tenants:	17
Interest Rate:	4.58600%	2012 NOI(2):	N/A
Note Date:	12/4/2015	2013 NOI(2):	N/A
Maturity Date:	12/6/2025	2014 NOI(2):	N/A
Interest-only Period:	120 months	TTM NOI(2):	N/A
Original Term:	120 months	UW Economic Occupancy:	96.4%
Original Amortization:	None	UW Revenues:	$2,808,075
Amortization Type:	Interest Only	UW Expenses:	$298,806
Call Protection:	L(27),Def(89),O(4)	UW NOI:	$2,509,269
Lockbox:	CMA	UW NCF:	$2,383,092
Additional Debt:	N/A	Appraised Value / Per SF:	$42,215,000 / $207
Additional Debt Balance:	N/A	Appraisal Date(3):	Various
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$123
Taxes:	$23,924	$18,620	N/A	Maturity Date Loan / SF:	$123
Insurance:	$2,417	$2,417	N/A	Cut-off Date LTV:	59.2%
Replacement Reserves:	$263,005	$1,361	N/A	Maturity Date LTV:	59.2%
TI/LC(4):	$0	Springing	N/A	UW NCF DSCR:	2.05x
Other(5)(6):	$0	Springing	$825,000	UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,012,000	58.6%	Purchase Price(1)	$41,688,032	97.6%
Sponsor Equity	17,688,797	41.4	Closing Costs	723,420	1.7
			Upfront Reserves	289,345	0.7
Total Sources	$42,700,797	100.0%	Total Uses	$42,700,797	100.0%
(1)	A portion of the mortgage loan proceeds were used to unencumber six of the 17 properties that served as collateral under the loan sponsors’ line of credit facilities.

(2)	Complete historical operating statements are unavailable for the portfolio as the properties were acquired by the loan sponsors between February 2015 and November 2015, for a combined purchase price of $41,688,032.

(3)	The appraisals are dated as of July 16, 2015 through November 20, 2015.

(4)	In accordance with the loan documents, upon the occurrence and continuation of an event of default, on a monthly basis, the borrower is required to deposit approximately $11,906 ($0.70 per square foot annually) for future tenant improvement and leasing commissions.

(5)	A cash flow sweep will commence upon (a) an event of default, (b) the DSCR, as calculated in the loan documents, falls below 1.35x or (c) with respect to the Hobby Lobby - Lawrenceville, GA property, (i) Hobby Lobby discontinues its business (i.e. “goes dark”), vacates or give notice of its intention to vacate and the borrower does not enter into a lease with a replacement tenant satisfactory to the lender within 30 days, (ii) Hobby Lobby is past due on the rent payable under its lease by more than 90 days or (iii) Hobby Lobby files or is the subject of any bankruptcy or insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court (“Hobby Lobby Sweep Event”).

(6)	Amounts deposited into the excess cash reserve due to a cash flow sweep triggered solely by a Hobby Lobby Sweep Event are subject to a cap of $825,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

ExchangeRight Net Leased Portfolio 11

The Loan. The ExchangeRight Net Leased Portfolio 11 loan has an outstanding principal balance as of the Cut-off Date of approximately $25.0 million and is secured by a first mortgage lien on the borrower’s fee simple interests in a portfolio of 17 freestanding retail properties totaling 204,095 square feet located across nine states. The ExchangeRight Net Leased Portfolio 11 loan has a 10-year term and is interest-only for the term of the loan. The properties were acquired by the loan sponsors between February 2015 and November 2015, and, as of the origination date of the loan, 11 of the 17 properties were unencumbered. The remaining six properties served as collateral under the loan sponsors’ line of credit facilities. The nonrecourse carve-out guarantors are David Fisher, Joshua Ungerecht and Warren Thomas, all of whom are principals of ExchangeRight Real Estate, LLC (“ExchangeRight”). ExchangeRight, based in Pasadena, California, is a real estate firm for accredited 1031 and 1033 investors. ExchangeRight manages over 2.0 million square feet of real estate comprised of over 156 properties across 27 states.

The Portfolio. ExchangeRight Net Leased Portfolio 11 consists of 17 freestanding retail properties occupied by eight unique tenants totaling 204,095 square feet located across nine states. The 17 properties were built between 1968 and 2015, of which 13 were constructed in 2001 or later. As of March 6, 2016, the portfolio was 100.0% occupied. There are five investment grade-rated tenants in the portfolio, which collectively occupy 106,687 square feet (approximately 52.3% of the net rentable area and approximately 63.6% of the total underwritten rent). The investment grade-rated tenants include Advance Auto Parts, CVS Pharmacy, Dollar General, Sherwin-Williams and Walgreens. The weighted average remaining lease term for the portfolio based on the Cut-off Date is approximately 13.0 years, extending approximately 3.3 years beyond the loan term. Approximately 87.2% of the net rentable area and 89.1% of the underwritten base rent expire beyond the loan maturity date. All of the tenants have remaining renewal options. The weighted average fully-extended remaining lease term for the portfolio based on the Cut-off Date is 34.9 years. Additionally, all of the leases are either guaranteed by the related parent company or are directly executed with the related parent company.

Portfolio Summary
Property	Year Built / Year Renovated	Net Rentable Area (SF)	Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Hobby Lobby - Lawrenceville, GA	2014	54,783	$4,675,000	$7,800,000	$393,302	16.5%
Walgreens - Lawrenceville, GA	2001	15,066	3,703,000	6,325,000	350,931	14.7
CVS Pharmacy - Las Vegas, NV	2002	15,618	3,590,000	6,100,000	379,697	15.9
Sherwin-Williams - Winston-Salem, NC	2015	10,186	1,171,000	1,980,000	104,851	4.4
Dollar General - Gretna, LA	2014	9,170	1,152,000	1,970,000	120,056	5.0
Family Dollar - Port St. John, FL	2015	8,320	1,132,000	1,900,000	106,652	4.5
Advance Auto Parts - Superior, WI	2014	6,878	1,125,000	1,920,000	103,919	4.4
Advance Auto Parts - Dalton, GA	2014	6,400	1,095,000	1,830,000	109,295	4.6
Family Dollar - Shreveport (Caddo), LA	2015	9,276	1,061,000	1,770,000	99,887	4.2
NAPA Auto Parts - Bloomington, IL	2004	7,698	945,000	1,600,000	88,973	3.7
NAPA Auto Parts - Morton, IL	1968 / 2013	10,585	914,000	1,550,000	85,035	3.6
Dollar General - Douglasville, GA	2015	9,291	911,000	1,525,000	96,534	4.1
Dollar General - Shreveport (MLK Drive), LA	1990	9,014	778,000	1,300,000	76,496	3.2
Advance Auto Parts - New Bern, NC	1992	7,050	771,000	1,300,000	71,221	3.0
Dollar General - Sumter (Church), SC	2011	9,026	670,000	1,125,000	66,278	2.8
Dollar General - Mobile (Dauphine), AL	2010	8,988	669,000	1,120,000	70,490	3.0
NAPA Auto Parts - Decatur, IL	1977	6,746	650,000	1,100,000	59,475	2.5
Total		204,095	$25,012,000	$42,215,000	$2,383,092	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

ExchangeRight Net Leased Portfolio 11

Hobby Lobby - Lawrenceville, GA. The property is a Class A, 54,783 square foot freestanding retail building located on approximately 4.1 acres. The property was built in 2014. As of March 6, 2016, the property was 100.0% occupied by Hobby Lobby with a lease that extends through July 2029 and has two five-year extension options remaining. The property is located in the suburban city of Lawrenceville, Georgia, approximately 30 miles northeast of downtown Atlanta, Georgia. The 2015 estimated population within a one-, three- and five-mile radius of the property is 8,061, 70,366 and 189,311, respectively. The 2015 estimated average household income within a one-, three- and five-mile radius of the property is $96,811, $82,257 and $72,600, respectively. According to the appraisal, the property is located in the Atlanta market within the Gwinnett County submarket. Asking rents for comparable properties identified by the appraisal range from $7.50 to $10.54 per square foot. The appraisal concluded a market rent of $8.50 per square foot.

Walgreens - Lawrenceville, GA. The property is a Class A, 15,066 square foot freestanding retail building located on approximately 1.8 acres. The property was built in 2001. As of March 6, 2016, the property was 100.0% occupied by Walgreens (Baa2 / BBB rated by Moody’s / S&P) with a lease that extends through March 2026 and has 10 five-year extension options remaining. The property is located in the southern portion of Lawrenceville, Georgia, approximately 25 miles northeast of downtown Atlanta. The 2015 estimated population within a one-, three- and five-mile radius of the property is 6,515, 78,982 and 186,317, respectively. The 2015 estimated average household income within a one-, three- and five-mile radius of the property is $49,147, $63,342 and $73,838, respectively. According to the appraisal, the property is located in the Atlanta market within the Gwinnett County submarket. Asking rents for comparable properties identified by the appraisal range from $20.18 to $30.79 per square foot. The appraisal concluded a market rent of $26.00 per square foot.

CVS Pharmacy - Las Vegas, NV. The property is a Class A, 15,618 square foot freestanding retail building located on approximately 1.5 acres. The property was built in 2002. As of March 6, 2016, the property is 100.0% occupied by CVS Pharmacy (Baa1 / BBB+ rated by Moody’s / S&P) with a lease that extends through December 2026 and has eight five-year extension options remaining. The property is located in Las Vegas, Nevada, slightly northeast of the Las Vegas central business district. The 2015 estimated population within a one-, three- and five-mile radius of the property is 34,914, 212,450 and 471,285, respectively. The 2015 estimated average household income within a one-, three- and five-mile radius of the property is $40,008, $38,386 and $46,126, respectively. According to the appraisal, the property is located in the Las Vegas market. Asking rents for comparable properties identified by the appraisal range from $18.36 to $30.00 per square foot. The appraisal concluded a market rent of $24.00 per square foot.

Sherwin-Williams - Winston-Salem, NC. The property is a 10,186 square foot freestanding retail building located on approximately 0.8 acres. The property was built in 2015. As of March 6, 2016, the property was 100.0% occupied by Sherwin-Williams (A2 / A / A- rated by Moody’s / S&P / Fitch) with a lease that extends through August 2025 and has four five-year extension options remaining. The property is located in suburban Winston-Salem, North Carolina. Primary access to the property is provided by Interstate 40 and U.S. Route 158. The 2015 estimated population within a one-, three- and five-mile radius of the property is 7,539, 67,734 and 163,358, respectively. The 2015 estimated median household income within a one-, three- and five-mile radius of the property is $48,046, $38,092 and $37,680, respectively. According to the appraisal, the property is located within the Southwest Winston-Salem retail submarket. Asking rents for comparable properties identified by the appraisal range from $9.84 to $20.38 per square foot. The appraisal concluded market rents of $12.50 per square foot.

Dollar General - Gretna, LA. The property is a Class A, 9,170 square foot freestanding retail building located on approximately 1.8 acres. The property was built in 2014. As of March 6, 2016, the property was 100.0% occupied by Dollar General (Baa3 / BBB rated by Moody’s / S&P) with a lease that extends through April 2029 and has four five-year extension options remaining. The property is located in the suburban city of Gretna, Louisiana, directly across the Mississippi River from downtown New Orleans. The 2015 estimated population within a one-, three- and five-mile radius of the property is 14,078, 103,536 and 205,740, respectively. The 2015 average household income within a one-, three- and five-mile radius of the property is $70,040, $62,493 and $62,755, respectively. According to the appraisal, the property is located within the Westbank submarket. Asking rents for comparable properties identified by the appraisal range from $10.94 to $16.50 per square foot. The appraisal concluded market rents of $14.00 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

ExchangeRight Net Leased Portfolio 11

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Number of Properties	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Wtd. Avg. Rem. Term(3)	Wtd. Avg. Rem. Term (Extended)(4)
Hobby Lobby	NA / NA / NA	1	54,783	26.8%	$8.53	17.5%	13.4	23.4
Dollar General	Baa3 / BBB / NA	5	45,489	22.3%	$10.42	17.7%	11.5	33.5
NAPA Auto Parts	NA / NA / NA	3	25,029	12.3%	$10.79	10.1%	19.7	39.7
Advance Auto Parts	Baa2 / BBB- / NA	3	20,328	10.0%	$15.46	11.7%	11.0	25.8
Family Dollar	Ba1 / BB / NA	2	17,596	8.6%	$13.46	8.9%	15.1	45.1
CVS Pharmacy	Baa1 / BBB+ / NA	1	15,618	7.7%	$25.06	14.6%	10.8	50.8
Walgreens	Baa2 / BBB / NA	1	15,066	7.4%	$26.22	14.8%	10.1	60.1
Sherwin-Williams	A2 / A / A-	1	10,186	5.0%	$12.27	4.7%	9.5	29.5
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Indicates the weighted average number of years between the Cut-off Date and the tenant’s lease expiration date at each property.

(4)	Indicates the weighted average number of years between the Cut-off Date and the tenant’s lease expiration date at each property, assuming that all remaining extension options are exercised by each tenant.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	1	7,050	3.5	82,600	3.1	7,050	3.5%	$82,600	3.1%
2025	2	19,174	9.4	207,740	7.8	26,224	12.8%	$290,340	10.9%
2026	5	55,602	27.2	1,076,037	40.2	81,826	40.1%	$1,366,377	51.1%
2027 & Beyond	9	122,269	59.9	1,307,639	48.9	204,095	100.0%	$2,674,016	100.0%
Total	17	204,095	100.0%	$2,674,016	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

ExchangeRight Net Leased Portfolio 11

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,674,016	$13.10	91.8%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$2,674,016	$13.10	91.8%
Total Reimbursements(4)	239,521	1.17	8.2
Net Rental Income	$2,913,537	$14.28	100.0%
(Vacancy/Credit Loss)	(105,462)	(0.52)	(3.6)
Other Income	0	0.00	0.0
Effective Gross Income	$2,808,075	$13.76	96.4%

Total Expenses(5)	$298,806	$1.46	10.6%

Net Operating Income	$2,509,269	$12.29	89.4%

Total TI/LC, Capex/RR	126,177	0.62	4.5
Net Cash Flow	$2,383,092	$11.68	84.9%

Occupancy(6)	96.4%
(1)	Complete historical operating statements are unavailable for the portfolio as the properties were acquired by the loan sponsors between February 2015 and November 2015, for a combined purchase price of $41,688,032.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Rents in Place is based on the in-place lease rents at each of the respective properties with the exception of CVS Pharmacy - Las Vegas, NV which includes $25,376 in average contractual rent increases for the investment grade-rated tenant, CVS Pharmacy, through the maturity date of the loan.

(4)	Underwritten Total Reimbursements are based on the tenant leases. Six of the properties show no reimbursements as the tenants pay directly, whereas the remaining 11 properties reimburse either property taxes, insurance or operating expenses or some combination of the three.

(5)	Underwritten Total Expenses is based on appraisal estimates for certain operating and common area maintenance expenses for the 11 properties where the related tenant reimburses expenses paid by the borrower pursuant to its respective lease. Operating and common area expenses for the other six properties are excluded from Underwritten Total Expenses as the related tenant pays expenses directly pursuant to its respective lease.

(6)	Underwritten Occupancy represents economic occupancy.

Partial Release. None

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136 of 140

Structural and Collateral Term Sheet	JPMBB 2016-C1

Hampton Inn & Suites by Hilton - Lynnwood

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,750,000	Title:	Fee
Cut-off Date Principal Balance:	$20,722,226	Property Type - Subtype:	Hotel - Limited Service
% of Pool by IPB:	2.0%	Net Rentable Area (Rooms):	152
Loan Purpose:	Refinance	Location:	Lynnwood, WA
Borrower:	Lynnwood Inns, Inc.	Year Built / Renovated:	1998 / 2015
Sponsors:	Nizar Damji, Mariyam Damji,	Occupancy / ADR / RevPAR:	81.1% / $127.81 / $103.70
	Shaiza Damji, Feyrouz Damji Kurji	Occupancy / ADR / RevPAR Date:	11/30/2015
Interest Rate:	5.01000%	Number of Tenants:	N/A
Note Date:	1/12/2016	2012 NOI(1):	$1,893,655
Maturity Date:	2/6/2026	2013 NOI(1):	$2,214,137
Interest-only Period:	None	2014 NOI(1):	$2,274,691
Original Term:	120 months	TTM NOI (as of 11/2015):	$2,379,064
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	80.0% / $127.81 / $102.25
Amortization Type:	Balloon	UW Revenues:	$5,772,023
Call Protection:	L(25),Def(90),O(5)	UW Expenses:	$3,652,178
Lockbox:	Springing	UW NOI:	$2,119,845
Additional Debt:	No	UW NCF:	$2,119,845
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$30,300,000 / $199,342
Additional Debt Type:	N/A	Appraisal Date:	11/13/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial	Cut-off Date Loan / Room:	$136,330
Taxes:	$60,468	$11,349	N/A	Maturity Date Loan / Room:	$112,267
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	68.4%
FF&E Reserves(3):	$230,881	Springing	N/A	Maturity Date LTV:	56.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.58x
Other(4):	$1,914,308	Springing	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,750,000	100.0%	Payoff Existing Debt	$11,136,518	53.7%
			Return of Equity	7,104,402	34.2
			Upfront Reserves	2,205,657	10.6
			Closing Costs	303,422	1.5
Total Sources	$20,750,000	100.0%	Total Uses	$20,750,000	100.0%

(1)	Historical financials are reported based on a fiscal year ended on April 30 of each respective year.
(2)	The loan documents do not require the borrower to make monthly deposits into the insurance escrow so long as an event of default does not exist and the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the terms of the loan documents.
(3)	Commencing on the payment date in March 2019 and on each payment date thereafter, the borrower is required to deposit monthly into the FF&E reserve an amount equal to one-twelfth of 4% of annual gross revenues.
(4)	Other Initial Escrows and Reserves represent a property improvement plan (“PIP”) reserve. Additionally, the borrower is required to deposit into a future PIP reserve amounts required by any future property improvement plan.

The Loan. The Hampton Inn & Suites by Hilton - Lynnwood loan is secured by a first mortgage lien on the borrowers’ fee simple interest in a 152-room limited service hotel property located in Lynnwood, Washington. The loan has a 10-year term and will amortize on a 30-year schedule. The previously existing debt was securitized in the BSCMS 2006-PW12 transaction. The loan sponsors and nonrecourse carve-out guarantors are Nizar Damji, Mariyam Damji, Shaiza Damji and Feyrouz Damji Kurji. The loan sponsors’ hotel experience includes owning and managing six hotels, including the Hampton Inn & Suites by Hilton - Lynnwood property, which in aggregate equal 763 rooms, all of which are located in Washington.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Hampton Inn & Suites by Hilton - Lynnwood

The Property. The Hampton Inn & Suites by Hilton - Lynnwood is a 152-room limited service hotel located in Lynnwood, Washington. The property was built in 1998 and renovated in 2015. Amenities at the property include an indoor pool, a fitness center, complimentary breakfast area, a gift shop and guest laundry facilities. The property’s surrounding area is considered suburban and is populated with retail development, including a 1.3 million square foot regional mall known as Alderwood Mall (portions of which were securitized in MSCCG 2015-ALDR, CGCMT 2015-P1, GSMS 2015-GC32 and MSC 2015-MS1), which lies north across a free overpass. Adjacent to the Alderwood Mall is the Lynnwood Place development, a 1.3 million square foot mixed-use development, anchored by Costco.

Hampton Inn & Suites by Hilton - Lynnwood is located 15 miles north of the Seattle, Washington MSA, in Snohomish county, and is approximately one mile from Interstate 5 and Interstate 405. Snohomish County’s largest employer is Boeing Company (“Boeing”), which employs about 40,000 employees. Boeing’s commercial airplane wide-body assembly plant is located approximately eight miles north of the property in Everett. Additionally, Boeing is building a 1.2 million square foot plant on its Everett campus, which is expected to be completed in the first quarter of 2016. Other significant employers in Snohomish County include Naval Station Everett (approximately 6,350 employees), the Washington state government (approximately 5,400 employees), and Providence Regional Medical Center (approximately 3,500 employees).

The appraisal identified two planned hotel developments that are expected to be competitive with the Hampton Inn & Suites by Hilton – Lynnwood property. The 150-room Hilton Garden Inn is anticipated to open in early 2017 and will be located within one mile of the property. The 156-room Courtyard by Marriott is anticipated to open in June 2016 and will be located approximately 13 miles from the property.

Historical Occupancy, ADR and RevPAR(1)
	Competitive Set		Hampton Inn & Suites by Hilton - Lynnwood				Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	71.1%	$111.81	$79.49	83.2%	$118.84	$98.87	117.0%	106.3%	124.4%
2014	72.8%	$120.76	$87.96	82.4%	$123.36	$101.69	113.2%	102.1%	115.6%
TTM(2)	68.3%	$128.89	$88.06	80.6%	$128.72	$103.79	118.0%	99.9%	117.9%

(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: La Quinta Inn & Suites Lynnwood, Embassy Suites Seattle North Lynnwood, Residence Inn Seattle North Lynnwood, Best Western Alderwood, Courtyard Seattle North Lynnwood Everett, Holiday Inn Express & Suites Lynnwood and Homewood Suites Seattle Lynnwood.
(2)	TTM column represents the trailing 12-month period ending on October 31, 2015.

Competitive Hotels Profile(1)
	Rooms	Year Built	2015 Estimated Market Mix			10/2015 Estimated Operating Statistics
Property			Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Hampton Inn & Suites by Hilton - Lynnwood	152	1998	55%	15%	30%	81%	$128	$104
Hampton Inn and Suites	170	2014	50%	20%	30%	65%-75%	$140-$155	$95-$110
Homewood Suites	240	1993	60%	25%	15%	70%-80%	$130-$145	$95-$110
Embassy Suites	120	1987	65%	15%	20%	85%-95%	$140-$155	$120-$135
Residence Inn by Marriott	70	2000	60%	5%	35%	75%-85%	$155-$175	$125-$140
Silver Cloud Inn (Mukilteo)	128	1999	65%	5%	30%	65%-75%	$115-$130	$80-$90
Towneplace Suites by Marriott	102	2005	60%	20%	20%	75%-85%	$125-$140	$95-$110
Holiday Inn Downtown Everett	243	1982	40%	40%	20%	55%-65%	$95-$110	$60-$70
Courtyard by Marriott	164	1999	80%	10%	10%	65%-75%	$120-$135	$85-$95
Total(2)	1,237
(1)	Based on the appraisal.
(2)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Hampton Inn & Suites by Hilton - Lynnwood

Operating History and Underwritten Net Cash Flow
	2012(1)	2013(1)	2014(1)	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	77.3%	83.0%	81.9%	81.1%	80.0%
ADR	$111.37	$115.31	$119.78	$127.81	$127.81
RevPAR	$86.07	$95.74	$98.04	$103.70	$102.25

Room Revenue	$4,787,978	$5,311,674	$5,439,475	$5,753,344	$5,672,696	$37,320	98.3%
Other Departmental Revenue	69,627	77,220	89,586	100,739	99,327	653	1.7
Total Revenue	$4,857,605	$5,388,894	$5,529,061	$5,854,083	$5,772,023	$37,974	100.0%

Room Expense	$1,098,781	$1,165,621	$1,257,699	$1,404,853	$1,385,161	$9,113	24.4%
Other Departmental Expenses	117,303	114,176	139,577	120,493	118,804	782	119.6
Departmental Expenses	$1,216,084	$1,279,797	$1,397,276	$1,525,346	$1,503,965	$9,895	26.1%

Departmental Profit	$3,641,521	$4,109,097	$4,131,786	$4,328,737	$4,268,059	$28,079	73.9%

Operating Expenses	$1,175,357	$1,246,792	$1,188,501	$1,242,093	$1,224,681	$8,057	21.2%
Gross Operating Profit	$2,466,164	$2,862,306	$2,943,285	$3,086,644	$3,043,377	$20,022	52.7%

Fixed Expenses	$159,793	$169,810	$176,353	$183,160	$175,581	$1,155	3.0%
Management Fees	145,728	161,667	165,872	175,622	173,161	1,139	3.0
Franchise Fee	266,988	316,692	326,369	348,798	343,909	2,263	6.0
FF&E	0	0	0	0	230,881	1,519	4.0
Total Other Expenses	$572,510	$648,168	$668,593	$707,581	$923,532	$6,076	16.0%

Net Operating Income	$1,893,655	$2,214,137	$2,274,691	$2,379,064	$2,119,845	$13,946	36.7%
Net Cash Flow	$1,893,655	$2,214,137	$2,274,691	$2,379,064	$2,119,845	$13,946	36.7%
(1)	Historical financials are reported on a fiscal year ended on April 30 of each respective year.
(2)	TTM column represents the trailing 12-month period ending on November 30, 2015.
(3)	Per Room values are based on 152 guest rooms.
(4)	% of Total Revenue column for Room Expense and Other Departmental Expenses is based on their corresponding revenue line item.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2016-C1

Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Managing Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Dwayne McNicholas Vice President	dwayne.p.mcnicholas@jpmorgan.com	(212) 834-9328

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3111

Avinash Sharma Executive Director	avinash.sharma@jpmorgan.com	(212) 272-6108

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Luke Adovasio Director	luke.adovasio@barclays.com	(212) 526-5248

Barclays CMBS Trading
Contact	E-mail	Phone Number
David Kung Vice President	david.kung@barclays.com	(212) 528-7970

Brian La Belle Vice President	brian.labelle@barclays.com	(212) 526-1809

Barclays Securitized Products Syndicate
Contact	E-mail	Phone Number
Brian Wiele Managing Director	brian.wiele@barclays.com	(212) 412-5780

Kenneth Rosenberg Director	kenneth.rosenberg@barclays.com	(212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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